As filed with the Securities and Exchange Commission on September 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Backbone Technology, Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7359	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

Tel: +

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global, Inc.

122 East 42nd st., 18th Floor
New York, NY 10168
Tel: +1-212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Laxague, Esq. The Crone Law Group, P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 (775) 234-5221	Joel D. Mayersohn, Esq. Dickinson Wright LLP 350 East Las Olas Boulevard, Suite 1750 Fort Lauderdale, Florida 33301 (954) 991-5426

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated September 13, 2022

GLOBAL BACKBONE TECHNOLOGY, LTD

1,250,000 Ordinary Shares

This is the initial public offering of the ordinary shares of Global Backbone Technology, Ltd, a Cayman Islands exempted company. We are a holding company incorporated in the Cayman Islands with operations conducted by our subsidiaries based in Hong Kong and China. Unless the context otherwise indicates, all references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Global Backbone Technology, Ltd, a Cayman Islands exempted company, and its subsidiaries on a consolidated basis. All references to “Floade” or to “our Hong Kong subsidiary” are to our direct wholly-owned subsidiary, Floade Technology Company Limited, a Hong Kong corporation. All references to “Feizhiyue” or “our PRC subsidiary” are to Zhengzhou Feizhiyue Automobile Sales Co., Ltd, a PRC corporation and the wholly-owned subsidiary of Floade. It is currently estimated that the initial public offering price per ordinary share will be between US$4.00 and US$5.00. Currently, no public market exists for our ordinary shares. We intend to apply to list our ordinary shares to be listed on the Nasdaq Capital Market under the symbol “                 ”. There is no guarantee or assurance that our ordinary shares will be approved for listing on Nasdaq. If our shares are approved for listing on Nasdaq, we will register our ordinary shares under the Securities Exchange Act of 1934, as amended.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase up to an additional 187,500 ordinary shares to cover over-allotments.

Investors in our ordinary shares are not purchasing equity securities of our subsidiary that has substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. We are a Cayman Islands holding company that conducts all of our operations and operates our business in China through our PRC subsidiary. Such structure involves unique risks to investors in our ordinary shares. Although we own and control our PRC operating subsidiary, investors in this offering may never hold equity interests directly in our operating entity.

We face various legal and operational risks and uncertainties related to being based in and having all of our operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see generally, “Risk Factors — Risks Related to Doing Business in China.”

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industry, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Specifically, the Measures for Cybersecurity Review (2021 version) was promulgated by the Cyberspace Administration of China, or the CAC on December 28, 2021, and became effective on February 15, 2022, which requires that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We cannot assure you that we will not be deemed as an “online platform operator” as defined in the Measures for Cybersecurity Review, even though we do not operate an online platform that controls personal user information. We also do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the control or collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange. In addition, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless. If the CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors on a U.S. or any other foreign exchanges. The CAC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares. Please see: (i) “Risk Factor — If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” and (ii) “Risk Factor -- If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Wei, Wei & Co., LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor –” Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.” Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

We do not have any specific cash management policies that dictate how funds are transferred between the Company, its subsidiaries, and investors. The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., Global Backbone Technology, Ltd (“GBT Cayman”), directly controls our domestic operating entity Zhengzhou Feizhiyue Auto Sales Co., Ltd. (“Feizhiyue”) through the Hong Kong company, Floade Technology Company Limited (“Floade”). See “Corporate Information” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter GBT Cayman at the close of this offering, the funds can be directly transferred to Floade, and then transferred to our operating entity in the PRC.

If the Company intends to distribute dividends, the Company will transfer the dividends to Floade in accordance with the laws and regulations of the PRC, and then Floade will transfer the dividends to GBT Cayman, and the dividends will be distributed from GBT Cayman to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. Historically, GBT Cayman, has received equity financing from its shareholders to fund business operations of our PRC subsidiary. In 2020, we raised cash proceeds of $1,615,910 in a private offering to investors in China. These investors paid their subscription prices in RMB directly to our PRC subsidiary. (Please see, Consolidated Statements of Changes in Stockholders’ Equity at page F-4 – “Sale of common shares”; and Notes to Consolidated Financial Statements, Note 17, at page F-22 – “Receivable from subsidiaries.”) In the reporting periods presented in this Prospectus, no cash and other asset transfers have occurred among the Company and its subsidiaries; and no dividends or distributions of a subsidiary has been made to the Company. To date, no dividends or distributions have been made from GBT Cayman or its Hong Kong subsidiary, Floade, to investors. In addition, our PRC operating subsidiary, Feizhiyue, has not made any dividends or distributions to investors. For the foreseeable future, the Company intends to use the earnings for development of its business. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. See “Regulations On Dividend Distribution” for more information.

The specific regulations regarding our ability to transfer funds among GBT Cayman and its subsidiaries, with which we must remain complaint include, SAFE Circulars 16, 19, 37, and 75, as well as the Company Law of the PRC. For further information on the applicable regulations on transfers of funds and dividends by and between our corporate entities and our shareholders, please see: “Prospectus Summary – Issues Related to Our Holding Company Structure;” “Risk Factor – Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law;” “Risk Factor – PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;” ““Risk Factor -- Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business;” “Regulation – Regulations on Foreign Currency Exchange;” “Regulation – Regulations on Dividend Distribution;” and “Regulation – Regulations on Offshore Financing.”

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. Finally, to the extent that our cash or/or other assets are held in our PRC subsidiary or our Hong Kong subsidiary, we face a risk that the PRC government may impose new restrictions or limitations on, or may directly intervene to prevent, the transfer of such funds or assets outside of the PRC or Hong Kong. In that event, our cash and assets, which are held primarily in our PRC operating subsidiary, may become unavailable to fund operations or for other uses outside of the PRC or Hong Kong. Please see “Risk Factor – Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.”

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment in U.S. dollars in New York, New York on or about                   , 2022.

WestPark Capital, Inc.

The date of this prospectus is June __, 2022

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 17. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. Unless otherwise indicated, all share and per share information in this prospectus gives effect to a 1-for-6.3428225 reverse stock split effected in April 2022.

The daughter of Richard Rappaport, the Founder of Westpark Capital, Inc., beneficially owns all 378,380 ordinary shares held Century Processing, Inc. See “Principal Shareholders”.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●

when referencing our business enterprise as whole, or our financial statements, results of operation, or financial condition, “the Company,” “we,” “us,” “our Company” or “our” are to Global Backbone Technology, Ltd, a Cayman Islands exempted company, and its subsidiaries on a consolidated basis.

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and excluding, for the purposes of this prospectus only, Macau and Taiwan.

●	“GBT Cayman” are to Global Backbone Technology, Ltd, a Cayman Islands exempted company, and do not include its subsidiaries.

●	“Floade” or “our Hong Kong subsidiary” are to Floade Technology Company Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

●	“Feizhiyue,” “operating subsidiary” or “our PRC subsidiary” are to our sole operating subsidiary, Zhengzhou Feizhiyue Auto Sales Co., Ltd., a PRC company.

●	“Ordinary shares” or “Shares” are to our ordinary shares, par value $0.00063428225 per share;

●	“RMB,” “Renminbi” “Yuan,” or “¥” are to the legal currency of the People’s Republic of China;

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States.

Overview

Our current main operating line of business is vehicle rental and the providing of attendant vehicle maintenance services conducted through our operating subsidiary, Feizhiyue. The customer primarily leases vehicle from Feizhiyue for use in on-line car hailing. As of December 31, 2021, Feizhiyue manages a fleet of 494 vehicles under lease contracts with vehicle rental periods generally ranging from one to three years. Feizhiyue’s comprehensive vehicle management services are provided under its standard lease agreements and focus on improving the commute experience for car-hailing drivers These services include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs.

Feizhiyue also provides comprehensive vehicle management services to third party car-hailing operators for their car-hailing drivers such as driver training, 24-hour road rescue (including fuel delivery, electricity delivery, trailers) and other services, as well as consultation and analysis of traffic laws and operating policies for car-hailing drivers. Feizhiyue also assists in handling unexpected situations regarding driver qualification as well as traffic accidents during the operation process.

In an effort to strategically expand Feizhiyue’s operations in line with the climate control objectives of the Chinese government, and in cooperation with local government and public resources, Feizhiyue initiated the construction of an electric vehicle charging station network in Henan province. As of December 31, 2020, Feizhiyue had constructed four distinct charging stations offering an aggregate of 175 chargers in Zhengzhou, the provincial capital of Henan. Feizhiyue’s charging services are offered to the general public and currently specifically to drivers on the Didi Chuxing (“Didi”) network. Feizhiyue’s user base primarily consists of drivers of online car- hailing vehicles and taxis, as well as logistic and private vehicle owners. Feizhiyue earns service fees from providing the charging services.

In addition, Feizhiyue developed and launched an intelligent charging service platform which acts in concert with our charging station network. Users access Feizhiyue’s intelligent charging service platform through its official WeChat account, called “Xiaofei Charging.” Users can visit the “Xiaofei Charging” official account on We Chat, an interface to connect to Feizhiyue’s intelligent charging platform, to search available chargers and then go to the charging stations by using the map navigation function. In this prospectus, we refer to Feizhiyue’s intelligent charging service, as accessed through our official WeChat account, as our “platform,” our “application,” or our “mobile application.” The platform also supports users making charging appointment remotely, to avoid the situation that all chargers are being occupied when they arrive, and to pay charging fees in advance. Feizhiyue can also implement vehicle management, monitoring, charging sequence and vehicle coordination through the platform, which is useful in managing and enhancing the usage of each charging station.

For the year ended December 31, 2021 revenues primarily derived from (i) vehicle leasing which constituted 78.1% of revenues, (ii) vehicle management services provided to customers under leasing agreements which constituted 4.0% of revenues, (iii) charging services which constituted 12.4% or revenues, and (iv) miscellaneous sales of cars and car accessories which constituted 5.4% of revenues.

Our Challenges

In 2020, the COVID-19 outbreak caused substantial and materially adverse disruptions in Feizhiyue’s operations, which materially adversely affected our financial condition and results of operations in 2020. In the first 3 to 6 months of 2020, the ride hailing industry in China was virtually shut down as a result of the PRC government’s response to the pandemic. In response to this situation, Feizhiyue forgave the July 2020 lease payments from its customers of approximately $246,000. In 2022, the omicron variant of COVID-19 hit China again. The surge in positive cases has resulted in local authorities implementing numerous unprecedented measures such as regional quarantines, travel restrictions, routine tests, and temporary closure of stores and business facilities in China, including the city of Zhengzhou, where our headquarter is located. The reductions in travel and commercial activities have caused diminishing market demand on car-riding services and charging services, which may negatively impact our business and revenue. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic. Any future disruptions in Feizhiyue’s operations as a result of the pandemic would be expected to have a similar material adverse effect on our financial condition and results of operations.

Investing in our ordinary shares involves a high degree of risk. Investors in our ordinary shares are not purchasing equity securities of our subsidiary that has substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Global Backbone Technology, Ltd is a Cayman Islands holding company that conducts all of its operations and operates its business in China through its PRC subsidiary, Feizhiyue. Such structure involves unique risks to investors in our ordinary shares. You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 17 of, including the risks described under the subsections headed “Risks Related to Our Business,” “Risks Related to Doing Business in China” and “Risks Related to This Offering,” and the other information contained in, this prospectus before you decide whether to purchase our ordinary shares. In particular, as we are a China-based company incorporated in the Cayman Islands, we face various legal and operational risks and uncertainties related to being based in and having all of our operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant oversight and discretion over the conduct of our business and our operations may be affected by evolving regulatory policies as a result. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. These risks could result in a material change in our operations and the value of our ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. You should pay special attention to the subsection headed “Risks Related to Doing Business in China” below.

In addition, our business is subject to a number of additional risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the “Risk Factors” section of this prospectus in deciding whether to invest in our securities. Among these important risks are the following:

We are an emerging growth company with a limited operating history and limited sales to date.

Our business model is largely dependent on the continued success and viability of the ridesharing industry. The ride-hailing service market is still in a relatively early stage of growth with intense competition in metropolitan cities in China and if such market does not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus disease (COVID-19).

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

The impact of economic conditions, including the resulting effect on discretionary consumer spending, may harm our business and operating results.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

Increases in fuel, vehicle, labor, energy, and other costs could adversely affect our operating results.

If Feizhiyue’s efforts to attract prospective customers are not successful, or is it fails to retain customers or continue attracting existing customers to its services, our growth prospects and revenue will be adversely affected.

If Feizhiyue fail to promote and maintain its brand in an effective and cost-efficient way, its business and results of operations may be harmed.

We may not be able to keep up with rapid technological changes.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

Feizhiyue’s business is heavily reliant upon communications networks and centralized information technology systems and the concentration of its systems creates risks for us.

Defects in Feizhiyue’s mobile applications may adversely affect its business.

Computer Malware, Viruses, Hacking, Phishing Attacks and Spamming Could Harm Our Business and Results of Operations.

Feizhiyue depends upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

We may experience significant fluctuations in our operating results. If we are unable to achieve or sustain profitability, our prospects would be adversely affected and investors may lose some or all of the value of their investment.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

Our management team has limited public company experience.

The loss of the services of our key personnel could negatively affect our business, as could our inability to attract and retain qualified management, sales and technical personnel as and when needed.

We may not be able to hire or retain additional management and other personnel and our recruiting and training costs may increase as a result of turnover, both of which may increase our costs and reduce our profits and may adversely impact our ability to implement our business strategy.

Our results of operations may fluctuate significantly from fiscal period to fiscal period and may not fully reflect the underlying performance of Feizhiyue’s business.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

Risks Related to our Car Leasing and Vehicle Management Services Business

Feizhiyue’s relationship with third party ride-hailing platform providers is important to its ability to grow its business, results of operations and financial condition.

The uncertain supply of vehicles could create risks to Feizhiyue’s business.

Feizhiyue faces intense competition that may lead to downward pricing or an inability to increase prices.

We face risks related to uninsured liabilities or future claims that exceed our insurance limits.

Feizhiyue is subject to a wide variety of regulatory burdens related to its operations.

Feizhiyue relies on third-party insurance policies to insure auto-related risks. If insurance coverage is insufficient for the needs of its business or its insurance providers are unable to meet their obligations, it may not be able to mitigate the risks facing its business, which could adversely affect its business, financial condition and results of operations.

The car leasing component of Feizhiyue’s business is cyclical, and a disruption in leasing activity could materially adversely affect our results of operations.

Risks Related to our EV Charging Business

Revenue growth in our EV charging business depends on consumers’ willingness to adopt electric vehicles.

Feizhiyue is in an intensely competitive industry and there can be no assurance that it will be able to compete with its competitors who may have greater resources.

Feizhiyue has experienced significant vendor concentration in recent periods, and its revenue levels could be adversely affected if any significant vendor fails to deliver products to it at anticipated levels.

Risks Related to Doing Business in China

Please see “Risk Factors – Risks Related to Doing Business in China” for additional information.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industry, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. We believe the following risk factors as most significant in this area of concern:

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. New regulations and policies, which may be adopted with little notice, could result in a material change in our operations and/or the value of our ordinary shares. Please see: “Risk Factor – Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.”

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action or control by the PRC government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Although our business is not of the type currently subject to government review in China prior to a foreign securities offering, any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Please see “Risk Factor – If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;” and “Risk Factor – If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our ordinary shares being delisted. Please see “Risk Factor – Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.”

The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Uncertainties with respect to China’s legal system could have a material adverse effect on our business and operations. Please see “Risk Factor -- Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.”

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, allocation of resources, evolving regulatory system and lack of sufficient transparency in the regulatory process. Please see “Risk Factor – Changes in China’s economic, political or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations.”

Uncertainties exist with respect to interpretation and implementation of the FIL, which may adversely impact our corporate governance practices and increase our compliance costs. Please see “Risk Factor – Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, which may impose new burdens on us.”

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or Circular 37, and its appendices. These regulations require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing. Further, failure to comply with the various SAFE registration requirements could result in liability under PRC law for foreign exchange evasion. Please see “Risk Factor – Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law; and Risk Factor – We are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to severe penalties if we are not able to remediate the non-compliance”

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary or we may make additional capital contributions to our subsidiary in China. Any loans by us to our subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the PRC State Administration of Foreign Exchange, or SAFE. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. Please see “Risk Factor – PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business. Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment. In addition, to the extent that our cash or/or other assets are held in our PRC subsidiary or our Hong Kong subsidiary, we face a risk that the PRC government may impose new restrictions or limitations on, or may directly intervene to prevent, the transfer of such funds or assets outside of the PRC or Hong Kong. In that event, our cash and assets, which are held primarily in our PRC operating subsidiary, may become unavailable to fund operations or for other uses outside of the PRC or Hong Kong. Please see “Risk Factor -- Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.”

PRC laws and regulations, such as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, Anti-Monopoly Law of the PRC and the Rules of the PRC Ministry of Commerce, or the MOFCOM, on Implementation of the Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rules, established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. Please see “Risk Factor – PRC laws and regulations have more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.”

In recent years, labor costs in China have continued to increase, driven by increased inflation, as well as enactment of new labor laws. As a result, we expect our labor costs, including wages and employee benefits, to continue to increase in the foreseeable future. Unless we are able to pass on these increased labor and benefit costs to our customers by increasing the prices of our products and services, our financial condition and results of operations may be adversely affected. Please see “Risk Factor – Our business and our profitability may be negatively affected by the rising labor costs and potential obligations to make additional contributions of social insurance premium and housing funds.”

If the PRC tax authorities determine that we or any of our non-PRC subsidiaries is a PRC resident enterprise for PRC enterprise income tax purposes, then we or any such non-PRC subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially affect our financial performance. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Please see “Risk Factor – Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign- invested enterprise generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. We cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC subsidiary. Please see “Risk Factor – There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiary may not qualify to enjoy certain treaty benefits.”

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. Please see “Risk Factor – We face uncertainty with respect to indirect transfer of equity interests in PRC resident enterprises by their non- PRC holding companies.”

The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and China’s foreign exchange policies, among other things. Please see “Risk Factor – Fluctuation in the value of Renminbi may have a material adverse effect on the value of your investment.”

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. Please see “Risk Factor – If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters which could harm our business operations, stock price and reputation.”

Risks Related to Our Ordinary Shares and This Offering

There has been no prior public market for our ordinary shares and an active trading market may never develop or be sustained. Our shares will initially trade under $5.00 per ordinary share and thus will be a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our ordinary shares.

If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.

We will have broad discretion in the use of proceeds of this offering designated for working capital and general corporate purposes.

We expect to incur significant additional costs as a result of being a public company, which may adversely affect our business, financial condition and results of operations.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and conduct our operations primarily in China.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Recent Regulatory Developments

Measures for Cybersecurity Review

On July 10, 2021, the Cyberspace Administration of China published the draft amendment to the Measures for Cybersecurity Review (Revised Draft for Comments), which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The draft measures, among others, stipulate that if an issuer who is a “critical information infrastructure operator” or a “data processing operator” as defined therein and such issuer possesses personal information of more than one million users, and intends to be listed in a foreign country, it must complete the cybersecurity review. Alternatively, relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which requires that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection or control of personal information of more than one million users, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As advised by our PRC legal advisor, Henan Huarong Law Firm, the exact scope of “critical information infrastructure operators” and “data processing operators” under the Measures for Cybersecurity Review and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Currently, the Measures for Cybersecurity Review have not materially affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator or data processing operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and other important data collected and produced within the PRC territory as part of our operations in China (as we currently do in our operations), and we may be subject to lengthy cybersecurity review and other enhanced regulatory requirements when conducting data processing activities. We may face challenges in addressing such enhanced regulatory requirements and make necessary changes to our internal policies and practices in data privacy and cybersecurity matters. See “Risk Factors — Risks Related to Our Business and Industry — We may be liable for improper collection, use or appropriation of personal information provided by our customers” and “Risk Factors — Risks Related to Doing Business in China — Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to our online platform business operation.”

As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the Cyberspace Administration of China based on the Measures for Cybersecurity Review, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to this offering. As of the date of this prospectus, recent regulatory actions by China’s government related to data security or anti-monopoly have not materially impacted our ability to conduct our business, accept foreign investments or list on a U.S. or other foreign exchanges. Based on existing PRC laws and regulations, as advised by Henan Huarong Law Firm, neither we nor our Hong Kong or PRC subsidiary is currently subject to any pre-approval requirement from the CAC to operate our business or conduct this offering.

Potential CSRC Approval Required For This Offering

Based upon the legal opinion of our PRC counsel, Henan Huarong Law Firm, we believe that, as of the date of this prospectus, we, our Hong Kong subsidiary, and our PRC subsidiary, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our Hong Kong or PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. As discussed above, our business does not involve the collection or control of personal information of more than one million users, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” within the meaning of the Measures for Cybersecurity Review (2021 version) which became effective on February 15, 2022. If our conclusions in this regard are mistaken and we inadvertently fail to receive required approvals for this offering, or if applicable laws, rules or regulations or interpretations change, the CRSC and/or the CAC may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. In addition, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

In addition, potential future regulations in the PRC may require all China-based issuers to obtain certain approvals prior to overseas listings. The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfil any record-filing requirements. Should the Draft Rules Regarding Overseas Listing be enacted in substantially the same form as drafted and made effective prior to the completion of this offering, we likely would be required to comply with the filing procedures outlined above in order to complete the offering. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas Listing on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), which are now open for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to Relevant Officials of the CSRC Answered Reporter Questions(“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it still takes time to make the Administration Provisions and Measures into effect. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected. However, according to CSRC Answers, only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company.

However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Issues Related to our Holding Company Structure

We are a holding company with no business operations of our own. We conduct all of our operations through our subsidiary in China, Zhengzhou Feizhiyue Automobile Sales Co., Ltd, and the substantial portion of our assets are located in China. As a result, our ability to pay dividends and to service any debt we may incur overseas largely depends upon dividends paid by our PRC subsidiary. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing its debt may restrict its ability to pay dividends to us.

In addition, our subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or the PRC GAAP. The retained earnings for our PRC subsidiary as determined under the Accounting Standards for Business Enterprise was $805,262 and $535,073 as of December 31, 2021 and 2020, respectively. Pursuant to the laws and regulations applicable to China’s foreign investment enterprises, our subsidiaries that are foreign investment enterprises in the PRC have to make appropriation from their after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of the date of this prospectus, our PRC subsidiary is still required to contribute to general reserve fund and these contributions are not expected to cease in the near term. Appropriation to the other two reserve funds is at our subsidiary’s discretion. Our PRC subsidiary did not make any contributions to the enterprise expansion fund or the staff and bonus welfare fund during each period presented. The restricted amounts of our PRC subsidiary totalled $177,005 and $146,984 as of December 31, 2021 and 2020, respectively. See “Regulation — Regulations on Dividend Distribution” for a detailed discussion of the PRC legal restrictions on dividends and our ability to transfer cash within our group. In addition, holders of ordinary shares may potentially be subject to PRC taxes on dividends paid by us in the event Global Backbone Technology, Ltd is deemed as a PRC resident enterprise for PRC tax purposes. See “Taxation — People’s Republic of China Taxation” for more details.

Our PRC subsidiary has not issued any dividends or distributions to the Cayman Island holding company, Global Backbone Technology, Ltd, or any investors as of the date of this prospectus. Our subsidiary in the PRC generates and retains cash generated from operating activities and re-invest it in our business. Historically, Global Backbone Technology, Ltd, has received equity financing from its shareholders to fund business operations of our PRC subsidiary. In 2020, we raised cash proceeds of $1,615,910 in a private offering to investors in China. These investors paid their subscription prices in RMB directly to our PRC subsidiary. (Please see, Consolidated Statements of Changes in Stockholders’ Equity at page F-4 – “Sale of common shares”; and Notes to Consolidated Financial Statements, Note 17, at page F-22 – “Receivable from subsidiaries.”) To date, (i) no cash flows and transfers of other assets have been made between us and our subsidiaries; (ii) no dividends or distributions have been made to us from our Hong Kong subsidiary; and (iii) no dividends or distributions have been made from us or our Hong Kong subsidiary to U.S. investors. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us through our Hong Kong subsidiary to our PRC subsidiary via capital contribution and shareholder loans, as the case may be. to meet the capital needs of our business operations. For details about the applicable PRC rules that limit transfer of funds from overseas to our PRC subsidiary, see “Use of Proceeds,” “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could adversely affect our liquidity and our ability to fund and expand our business” and “Regulation — Regulations on Offshore Financing.”

We do not have any specific cash management policies that dictate how funds are transferred between the Company, its subsidiaries, and investors. Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiary are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) a foreign loan of less one-year duration procured by our PRC subsidiary is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by our PRC subsidiary is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided by us to our PRC operating subsidiary, must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Feizhiyue receives substantially all of its revenues in Renminbi. Under our current corporate structure, we will primarily rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the shares issued in this offering.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies in the United States;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Global Backbone Technology, Ltd (“GBT Cayman”) was incorporated in the Cayman Islands on May 13, 2020. GBT Cayman is currently not engaging in any active business and merely acting as a holding company.

On May 13, 2019, Global (Asia) Technology Co., Limited (“GAT”) was incorporated in the Cayman Islands. On July 19, 2019, GAT acquired 100% of issued shares of Floade Technology Company Limited (“Floade”). On May 15, 2020, GAT transferred all of the issued shares of Floade to the Company.

Floade was incorporated in Hong Kong on March 23, 2011. On May 23, 2019, the sole shareholder of Zhengzhou Feizhiyue Auto Sales Co., Ltd. (“Feizhiyue”) transferred Feizhiyue to Floade. Floade is a wholly owned subsidiary of GBT Cayman and is currently acting as a holding company.

Feizhiyue was established in Zhengzhou, Henan province, Peoples Republic of China (“PRC”) in May 2016.

As a result of the foregoing reorganization, the following structure is set forth:

WestPark Capital, Inc. provided advisory services to our Company in connection with our proper reorganization in the Cayman Islands. In consideration for such services, our Cayman Islands parent company issued an aggregate of 378,380 of our ordinary shares to Century Processing, Inc., an entity controlled by the daughter of Richard Rappaport, the Founder of Westpark Capital, Inc.

Our principal executive offices are located at Room 0105, Floor 1, Building No.2, #206 Rongbai Road, Zhongyuan District, Zhengzhou City, Henan Province, China. Our telephone number at this address is +86 67977527-818. Our registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay PO Box 1348 Grand Cayman KY1-1108, Cayman Islands.

Our website is http://en.fzyxfcd.com/. The information contained on our website or any third party websites is not a part of this prospectus.

The Offering

Shares being offered:	1,250,000 ordinary shares (or 1,437,500 ordinary shares if the underwriters exercise their over-allotment option in full).

Initial offering price:	We currently estimate that the initial public offering price will be US$4.00 per share.

Number of ordinary shares outstanding before the offering:	4,000,000 ordinary shares

Number of ordinary shares outstanding after the offering:	5,250,000 ordinary shares (or 5,437,500 ordinary shares if the underwriter exercises its over-allotment option in full).

Over-allotment option:	We have granted to the underwriter an option, exercisable within 60 days from the date of this prospectus, to purchase up to an aggregate of 187,500 additional ordinary shares.

Use of proceeds:	We plan to use the estimated net proceeds of this offering primarily for general corporate purposes. See “Use of Proceeds” for more information.

Lock-up:	We, all of our directors and officers and certain shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing:	We will apply to list he Ordinary Shares listed on the Nasdaq Global Market under the symbol “_________.” The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Risk factors:	Investing in our ordinary shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17.

Summary Consolidated Financial and Operating Data

The following summary consolidated financial statements for the years ended December 31, 2021 and 2020 are derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Year Ended
	December 31,
	2021	2020
Selected Consolidated Statements of Income and Comprehensive Income Data:
Revenues	$3,306,279	$3,669,258
Cost of revenues	2,784,958	2,320,932
Selling, R&D, general and administrative	487,371	513,181
Income from operations	33,950	835,145
Total other income, net	357,260	318,237
Income before provision for income taxes	391,210	1,153,382
Provision for income taxes	91,000	288,345
Net income	300,210	865,037
Other comprehensive income	217,230	598,485
Comprehensive income	$517,440	$1,463,522
Net income per common share, basic and diluted:	$0.08	0.32
Weighted average shares outstanding, basic and diluted:	4,000,000	2,727,911

	As of December 31, 2021		As of December 31, 2020
	Actual	As Adjusted(1)	Actual	As Adjusted(1)
Selected Consolidated Balance Sheet Data:
Current assets	$7,991,143	$12,039,424	$5,480,490	$9,365,923
Noncurrent assets	$4,358,655	$3,860,374	$5,976,460	$5,641,027
Total assets	$12,349,798	$15,899,798	$11,456,950	$15,006,950
Current liabilities	$2,571,328	$2,571,328	$2,165,536	$2,165,536
Non-current liabilities	$167,292	$167,292	$197,676	$197,676
Shareholders’ equity	$9,611,178	$13,161,178	$9,093,738	$12,643,738

(1)	As adjusted amounts reflect the sale of 1,250,000 ordinary shares in this offering at the assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the pro forma as adjusted amount of each of cash, working capital, total assets and total stockholders’ equity by approximately $1.1 million, assuming that the number of shares offered by us, as set forth on the cover of this Prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $3.5 million, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

An investment in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ordinary shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Relating to Business and Industry

Risks Related to Overall Business Operations

We are an emerging growth company with a limited operating history and limited sales to date.

We are subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully operate our business. There can be no assurance that we will be able to successfully operate our business, including without limitation our services, technologies and products.

Feizhiyue was incorporated in May 2016 and accordingly, has limited operating history upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. We generated approximately $3.3 million and $3.7 million in revenue for fiscal years 2021 and 2020, respectively.

Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, our ability to develop and market new products, control costs, and general economic conditions. Through our operating subsidiary Feizhiyue, we have engaged in limited operations to date, and although we believe that our plans to grow, expand and scale operations organically will be successful, there is no assurance that this will be the case. There can be no assurance that our sales projections and marketing plans will be achieved as anticipated and planned.

Feizhiyue’s business model is largely dependent on the continued success and viability of the ridesharing industry. The ride-hailing service market is still in a relatively early stage of growth with intense competition in metropolitan cities in China and if such market does not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

According to the Chinese Academy of Industry Economy Research Institute, the ride-hailing service market in China has grown rapidly since 2015. However, it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of people to widely-adopt ride-hailing. If the public does not perceive ridesharing as beneficial, or chooses not to adopt it as a result of concerns regarding safety, affordability or for other reasons, whether as a result of incidents on the ride-hailing service platform or otherwise, then the ride-hailing service market may not further develop, or may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition and results of operations.

Feizhiyue’s business operations have been and may continue to be materially and adversely affected by the coronavirus disease (COVID-19)

An outbreak of respiratory illness caused by COVID-19 emerged in Wuhan city, Hubei province, PRC, in late 2019 and has been expanding within the PRC and globally. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. On January 23, 2020, the PRC government announced the lockdown of Wuhan city in an attempt to quarantine the city. Since then, other measures including travel restrictions have been imposed in other major cities in the PRC and throughout the world in an effort to contain the COVID-19 outbreak. The World Health Organization (the “WHO”) is closely monitoring and evaluating the situation. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January.

Any outbreak of such epidemic illness or other adverse public health developments in the PRC or elsewhere in the world may materially and adversely affect the global economy, our markets and our business. The COVID-19 pandemic created unique global and industry-wide challenges, including challenges to many aspects of our business. The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. In the first 6-9 months of 2020, the ride hailing industry in China was virtually shut down as a result of the PRC government’s response to the pandemic. This reduced the number of ride-hailing drivers which affected the number of vehicles leased by Feizhiyue and demand for its vehicle maintenance service offerings, as well as the ability of drivers who leased vehicles from it to make prompt periodic payments on their lease obligations. Feizhiyue also experienced a reduction in commission revenues. The decreased demand for ride- hailing services extended through the first quarter of 2021. In response to this situation, Feizhiyue forgave July 2020 lease payments from its customers of approximately $246,000. Many of the quarantine measures within China have since been relaxed. However, relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. Any future disruptions in our operations as a result of the pandemic would be expected to have a similar material adverse effect on our financial condition and results of operations. In 2022, the omicron variant of COVID-19 hit China again. The surge in positive cases has resulted in local authorities implementing numerous unprecedented measures such as regional quarantines, travel restrictions, routine tests, and temporary closure of stores and business facilities in China, including the city of Zhengzhou, where our headquarter is located. The reductions in travel and commercial activities have caused diminishing market demand on car-riding services and charging services, which may negatively impact our business and revenue. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

We cannot foresee whether COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the slowdown in regional and national economic growth, weakened liquidity and financial condition of Feizhiyue’s customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where Feizhiyue conducts business, cause its business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. There is uncertainty over the global economic conditions such as the trade war between the United States and China. There is uncertainty in financial markets over the decision by the United Kingdom to exit the European Union. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Finally, the Company’s operating environment remains very challenging. Traditional retail sales of consumer goods in the PRC have been under tremendous pressure, showing a continuous slowdown. Coupled with the trade tensions between China and the United States, it is likely that the general consumer market in China will continue to face uncertainties and remain very competitive. Adverse economic conditions could also reduce the number of customers and interest in Feizhiyue’s products and services. Should any of these situations occur, our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The impact of economic conditions, including the resulting effect on discretionary consumer spending, may harm our business and operating results.

Our performance is subject to economic conditions and their impact on levels of discretionary consumer spending. Some of the factors that have an impact on discretionary consumer spending include general economic conditions, unemployment, consumer debt, reductions in net worth, residential real estate and mortgage markets, taxation, energy prices, interest rates, consumer confidence, and other macroeconomic factors. Consumer preferences tend to shift to lower-cost alternatives during recessionary periods and other periods in which disposable income is adversely affected. Alternatively, if economic conditions improve, it could lead to drivers obtaining additional or alternative opportunities for work, which could negatively impact the number of drivers utilizing Feizhiyue’s services.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, Feizhiyue is required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless Feizhiyue is able to control its labor costs or pass on these increased labor costs to its customers by increasing the fees of its services, our financial condition and results of operations may be adversely affected. Although we expect that increased labor costs will pose a challenge in the future, there has been no recent significant recent change in our employees’ hourly rates.

Increases in fuel, vehicle, labor, energy, and other costs could adversely affect our operating results.

Factors such as inflation, increased fuel prices, and increased cost of vehicles purchased, rental, or maintenance costs may increase the costs incurred by drivers utilizing Feizhiyue’s services. In many cases, these increased costs may cause drivers to spend less time providing ridesharing services or to seek alternative sources of income. A decreased supply of drivers using Feizhiyue’s services could harm our business and operating results. The current annual inflation rate in China is about 2.1%, which is within the central bank’s target inflation range and significantly lower than inflation rates in United States and the rest of world. Accordingly, to date there has been no significant change in our employees’ hourly wages or in our vehicle maintenance costs (e.g. engine oil/filters/washer fluid/braking fluid). The drivers of our vehicles are responsible for fuel, car insurance, vehicle damage, repairs, and parts replacement. We have not yet seen a decrease in the supply of drivers as result of increases in the cost of these items. As of the date of this prospectus, inflation has very limited impact on the company’s business. Should significant inflationary pressures be felt in the future, however, our operations could be adversely affected.

If Feizhiyue’s efforts to attract prospective customers are not successful, or Feizhiyue fails to retain customers or continue attracting existing customers to its services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding Feizhiyue’s total customer base. Feizhiyue’s number of customers may decline materially or fluctuate as a result of a number of factors, including dissatisfaction with the quality of services provided, quality of platform user support, negative publicity related to its brand, perceived political or geopolitical affiliations, or dissatisfaction with its service offerings in general.

Feizhiyue must convince prospective customers of the benefits of its service offerings and its existing users of the continuing value of our services. If Feizhiyue fails to keep pace with competing offerings or technological advancements to the ridesharing industry or fails to offer compelling service offerings and state-of-the-art delivery for its services to meet consumer demands, its ability to grow or sustain the reach of its service offerings, attract and retain customers may be adversely affected.

If Feizhiyue fails to promote and maintain its brand in an effective and cost-efficient manner, its business and results of operations may be harmed.

We believe that developing and maintaining awareness of Feizhiyue’s brand effectively is critical to attracting new and retaining existing customers. Successful promotion of its brands and its ability to attract customers depend largely on the effectiveness of its marketing efforts and the success of the channels Feizhiyue uses to promote its services. Feizhiyue’s efforts to build its brand have caused us to incur expenses, and it is likely that its future marketing efforts will require us to incur additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If Feizhiyue fails to successfully promote and maintain its brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may not be able to keep up with rapid technological changes.

The evolving nature of the ridesharing industry, transportation network companies, telecommunications, apps, and mobile based services, which are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, apps and services obsolete. Our success will depend, in part, on Feizhiyue’s ability to develop, innovate, license or acquire leading technologies useful in its business, enhance its existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of its current and prospective users, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, Feizhiyue’s business. Furthermore, Feizhiyue may not successfully use new technologies effectively or adapt its proprietary technology and app to user requirements or emerging industry standards on a timely basis. Feizhiyue’s ability to remain technologically competitive may require substantial expenditures and lead time. If Feizhiyue is unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

Feizhiyue depends on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. If outages or delays occur frequently or increase in frequency, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for Feizhiyue’s services.

Feizhiyue’s business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us.

Feizhiyue relies heavily on communication networks and information technology systems to accept reservations, process rental and sales transactions, manage our pricing, manage its revenue earning vehicles, manage our financing arrangements, account for its activities and otherwise conduct its business. Feizhiyue’s reliance on these networks and systems exposes it to various risks that could cause a loss of reservations, interfere with its ability to manage its vehicles, slow rental and sales processes, adversely affect its ability to comply with its financing arrangements and otherwise materially adversely affect its ability to manage its business effectively. Feizhiyue’s major information technology systems, reservations and accounting functions are centralized in a few locations worldwide. Any disruption, termination or substandard provision of these services, whether as the result of localized conditions (such as a fire, explosion or hacking), failure of Feizhiyue’s systems to function as designed, or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect Feizhiyue’s business by disrupting normal reservations, customer service, accounting and information technology functions or by eliminating access to financing arrangements. Any disruption or poor performance of Feizhiyue’s systems could lead to lower revenues, increased costs or other material adverse effects on our results of operations, financial condition, liquidity or cash flows.

Defects in Feizhiyue’s mobile applications may adversely affect its business.

Tools, code, subroutines and processes contained within Feizhiyue’s mobile applications may contain defects when updates and new versions are released. Feizhiyue’s introduction of a mobile application with defects or quality problems may result in adverse publicity, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of its services or claims by customers or others against it. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Computer malware, viruses, hacking, phishing attacks and spamming could harm our business and results of operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in Feizhiyue’s services and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on its systems in the future.

Any attempts by hackers to disrupt Feizhiyue’s website service or its internal systems, if successful, could harm its business, be expensive to remedy and damage its reputation or brand. Efforts to prevent hackers from entering its computer systems are expensive to implement and may limit the functionality of its services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of its products and services and technical infrastructure may harm its reputation, brand and its ability to attract customers. Any significant disruption to Feizhiyue’s website or internal computer systems could result in a loss of customers and could adversely affect our business and results of operations.

Feizhiyue has previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If Feizhiyue’s mobile application is unavailable when customers attempt to access it or it does not load as quickly as they expect, customers may seek other services.

Feizhiyue’s platform functions on software that is highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been deployed. Any errors, bugs, or vulnerabilities discovered in its code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time or difficultly maintaining and improving the performance of its platform, particularly during peak usage times, could result in damage to Feizhiyue’s reputation or brand, loss of revenues, or liability for damages, any of which could adversely affect our business and financial results.

Feizhiyue expects to continue to make significant investments to maintain and improve the availability of its platform and to enable rapid releases of new features and products. To the extent that Feizhiyue does not effectively address capacity constraints, upgrade its systems as needed and continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

Feizhiyue depends upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

Feizhiyue relies on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. Our success will depend, in part, on Feizhiyue’s ability to operate without infringing the patent or other proprietary rights of others and its ability to preserve its trade secrets and other proprietary property, including its rights in any technology licenses upon which any of its products or services are based. Feizhiyue’s inability to preserve such rights properly or operate without infringing on others’ rights would have a material adverse effect on our business, results of operations and financial condition. Feizhiyue currently does not own any registered copyrights, patents or have any patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, its proprietary information without authorization. In addition, there can be no assurance that any confidentiality agreements between Feizhiyue and its employees, or any license agreements with its customers, will provide meaningful protection for its proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and service offerings in the ridesharing industry increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require Feizhiyue to enter into royalty or license agreements. If required, Feizhiyue may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Feizhiyue may experience significant fluctuations in its operating results. If Feizhiyue is unable to achieve or sustain profitability, our prospects would be adversely affected and investors may lose some or all of the value of their investment.

Our operating results may vary significantly and are not necessarily an indication of future performance. These fluctuations may be a result of a variety of factors, some of which are beyond our control. Our operating results may fluctuate as a result of factors including Feizhiyue’s ability to attract and retain new customers and users, increased competition in the markets in which Feizhiyue operates, its ability to expand its operations in new and existing markets, its ability to maintain an adequate growth rate and effectively manage that growth, its ability to keep pace with technological changes in the industries in which Feizhiyue operates, changes in governmental or other regulations affecting its business, harm to its brand or reputation, and other risks described elsewhere in this prospectus. As such, we may not accurately forecast our operating results. Feizhiyue bases its expense levels and investment plans on estimates. A significant portion of its expenses and investments are fixed, and Feizhiyue may not be able to adjust its spending quickly enough if its revenue is less than expected. If Feizhiyue is unable to achieve sustained profits, our prospects would be adversely affected and investors may lose some or all of the value of their investment.

Competition for employees is intense, and we may not be able to attract and retain qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, driver and automobile management, post-financing management, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect to our business.

Our management team has limited public company experience.

Our management team has limited public company experience. We have never operated as a public company in the United States and several of our senior management positions are currently held by employees who have been with us for a short period of time. Our entire management team, as well as other Company personnel, will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company. If we are unable to effectively comply with the regulations applicable to public companies or if we are unable to produce accurate and timely financial statements, which may result in material misstatements in our financial statements or possible restatement of financial results, our stock price may be materially adversely affected. Any such failures could also result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities, harm to our reputation and diversion of financial and management resources from the operation of our business, any of which could materially adversely affect our business, financial condition, results of operations and growth prospects. Additionally, the failure of a key employee to perform in his or her current position could result in our inability to continue to grow our business or to implement our business strategy.

The loss of the services of our key personnel could negatively affect our business, as could our inability to attract and retain qualified management, sales and technical personnel as and when needed.

The execution of our business strategy in the future depends largely on the continued efforts of our executive management. As we have a limited operating history, we are highly dependent upon these individuals’ knowledge, experience and reputation within the industry. These officers play an integral role in determining our strategic direction and for executing our growth strategy and are important to Feizhiyue’s brand, culture and the positive business reputation we enjoy with its customers and vendors. They manage our business operations, develop and execute our business strategies and manage the relationship with Feizhiyue’s key product suppliers and corporate customers. The loss of the services of any of these executives without qualified replacement could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed negatively by investors and analysts, which could cause the price of our shares to decline.

We may not be able to hire or retain additional management and other personnel and our recruiting and training costs may increase as a result of turnover, both of which may increase our costs and reduce our profits and may adversely impact our ability to implement our business strategy.

The success of our business depends upon our ability to attract and retain highly motivated, well-qualified management and other personnel. Our ability to execute our business strategy may suffer if:

●	we are unable to recruit or retain a sufficient number of qualified employees;

●	the costs of employee compensation or benefits increase substantially; or

●	the costs of outsourcing certain tasks to third-party providers increase substantially.

Our results of operations may fluctuate significantly from fiscal period to fiscal period and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one fiscal period are not necessarily an indication of future performance. Fluctuations in fiscal period results may adversely affect the price of our shares. Factors that may cause fluctuations in our fiscal period financial results include:

●	Feizhiyue’s ability to attract new customers and maintain existing customers;

●	the amount and timing of operating expenses related to marketing and the maintenance and expansion of Feizhiyue’s business; and

●	general economic, industry and market conditions, including but not limited to the continuing economic effect of the COVID-19 global pandemic.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, in the future, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing our internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm may be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is not effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

There is no guarantee that in the future we will generate enough working capital to support our business. Although we believe that our anticipated cash flows from operating activities, together with cash on hand and the proceeds of this offering, will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next twelve months, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue additional equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the acquired business; and

●	exposure to unknown liabilities, including litigation against the companies we may acquire.

Risks Related to our Car Leasing and Vehicle Management Services Business

Feizhiyue’s relationships with third party ride-hailing providers is important to its ability to grow its business and our results of operations and financial condition.

Feizhiyue’s relationships with third party ride-hailing providers, is important to its business. Feizhiyue provides car-hailing consulting services through third party car-hailing operators’ ridesharing platforms including Didi Chuxing (“Didi”) for their car-hailing drivers. Feizhiyue’s current primary and largest such third party relationship is with Didi. Although Feizhiyue does not have a formal agreement with Didi, it does collaborate on an ongoing basis. If Feizhiyue’s collaboration with Didi were terminated, it would be required to contract with other third party ridesharing platforms through which to offer its car-hailing consulting services. If Feizhiyue is unable to enter into a similar arrangement with other ridesharing platforms, this may affect its ability to maintain some of its existing customers or attract additional new customers, which could adversely affect its business and operating results. For the fiscal year ended December 31, 2020, we generated $42,410 in service revenue through Didi. For the year ended December 31, 2021, we generated $4,338 in service revenue through Didi. At present, the market for ride sharing services in China includes such competitors as T3, Cao Cao, Shouqi and other platforms. Feizhiyue has the ability to cooperate with any ridesharing platform and is not constrained to Didi.

Four days after Didi’s initial public offering in the U.S. on June 30, 2021, China’s cybersecurity regulator told app stores to remove Didi, saying an investigation had uncovered problems with the way it collects and uses personal information. According to the announcement posted by the Cyberspace Administration of China (the “CAC”) on July 9, 2021, the CAC stated that it was confirmed that 25 apps operated by Didi in China, including the apps used by users and drivers, had the problem of collecting personal information in serious violation of relevant PRC laws and regulations. Pursuant to the PRC’s Cybersecurity Law, the CAC notified app stores to take down these apps and cease to provide viewing and downloading service in China, and required Didi to strictly comply with relevant laws and regulations, follow the relevant standards set by the PRC government authorities, and rectify the problem to ensure the security of users’ personal information. Once the “DiDi Chuxing” app is taken down from app stores in China, the app can no longer be downloaded in China, although existing users who had previously downloaded and installed the app on their phones prior to the takedown may continue using it. The move was the latest escalation in China’s effort to rein in powerful technology companies, including ridesharing companies, which has generated significant uncertainty about how freely they’ll be able to operate. With respect to Feizhiyue’s operations, it is not restricted in its ability to cooperate with other ridesharing platforms but there is no assurance that other such platforms will not become subject to the same regulatory restrictions imposed by the CAC on Didi. Limitations on Feizhiyue’s ability to utilize third party ridesharing platforms would adversely affect its ability to grow our vehicle service management revenue.

We have experienced significant vendor concentration in recent periods, and our revenue levels could be adversely affected if any significant vendor fails to deliver products to us at anticipated levels.

We are subject to vendor concentration risk as a result of Feizhiyue’s reliance on a relatively small number of vendors for a significant portion of its revenues. The relative magnitude and the mix of purchases from Feizhiyue’s largest vendors have varied significantly period to period. For the year ended December 31, 2020, one vendor accounted for 88% of its lease vehicle purchases. For the year ended December 31, 2021, four vendors accounted for 44%, 22%, 20%, and 14% of the Company’s total vehicle purchases. For the year ended December 31, 2020, one vendor accounted for 74% of Feizhiyue’s construction of charging stations. For the year ended December 31, 2021, two vendors accounted for 25%, and 70% for the Company’s construction of charging stations. No other vendors account for more than 10% of Feizhiyue’s total purchases for the years ended December 31, 2021 and 2020, respectively.

The loss of these vendors and inability to replace such vendors in a timely manner could have a material adverse effect on our business.

The uncertain supply of vehicles could create risks to Feizhiyue’s business.

If Feizhiyue is unable to purchase adequate supplies of competitively priced vehicles and the cost of the vehicles it purchases increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which Feizhiyue can acquire vehicles vary based on market and other conditions. For example, certain vehicle manufacturers have in the past, and may in the future, utilize strategies to de- emphasize sales to the vehicle rental industry, which can negatively impact Feizhiyue’s ability to obtain vehicles on competitive terms and conditions. Consequently, there is no guarantee that Feizhiyue can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. If Feizhiyue is unable to obtain an adequate supply of vehicles, or if it obtains less favorable pricing and other terms when it acquires vehicles and is unable to pass on any increased costs to its customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected. In addition, a recent global shortage in the supply of semi-conductor chips and other key vehicle parts may also affect Feizhiyue’s ability to acquire new vehicles for its rental fleet and adversely affect its operations in several ways, including: 1) longer than normal wait times to take new vehicle deliveries, which will put a limits on its ability to increase our operating capacity; 2) a need to keep older models in its fleet longer than planned, thereby reducing its reducing our market competitiveness; and 3) due to limited supplies of necessary vehicle parts and accessories, Feizhiyue may face an increase in repair and maintenance costs and longer than normal repair times as the vehicles wait for necessary parts, thereby putting negative pressure on its ability to collect vehicle rents. Feizhiyue’s current fleet is comprised of popular car models which use generic and common parts. As a result, those parts have, to date, remained easy to find in the market and with no significant changes in prices. In addition, Feizhiyue usually uses basic model vehicles (as compared to models with advanced packages that required numerous microchips for new technology) for its fleet and the shortage on chip products has not yet had a material impact on it’s operation. In addition, there has not yet been any significant change in purchase prices of the type of new vehicles deployed by Feizhiyue. However, due to high demand and relatively low supply, Feizhiyue has recently had to wait longer than normal to take new vehicle deliveries (currently at least 2 months), which limits the speed of the company’s expansion and revenue growth.

Feizhiyue faces intense competition that may lead to downward pricing or an inability to increase prices.

The vehicle rental and used-vehicle sale industries are highly competitive. While price is not the only competitive factor, we believe price is one of the primary competitive factors in the vehicle rental market and that technology has enabled cost-conscious customers to more easily compare rates available from rental companies. In addition, Feizhiyue’s competitors may reduce prices in order to, among other things, attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent Feizhiyue does not match or remain within a reasonable competitive margin of its competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead Feizhiyue to match any of its competitors’ downward pricing and it is not able to reduce its operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

We face risks related to uninsured liabilities or future claims that exceed our insurance limits.

Feizhiyue’s businesses expose us to claims for personal injury, death and property damage resulting from the use of the vehicles rented by Feizhiyue, and for employment-related injury claims by its employees. Feizhiyue purchases insurance to cover it for these claims. We cannot assure you, however, that Feizhiyue will not be exposed to uninsured liability potentially resulting in multiple pay-outs or otherwise, liabilities in respect of existing or future claims exceeding the level of its insurance, availability of sufficient capital to pay any uninsured claims or the availability of insurance with unaffiliated carriers maintained on economically reasonable terms, if at all. While Feizhiyue has insurance for many of these risks, it retains risk relating to certain of these perils and certain perils are not covered by its insurance.

We are subject to a wide variety of regulatory burdens related to Feizhiyue’s operations.

We are subject to a wide variety of regulatory burdens related to Feizhiyue’s operations, and while management believes that the chosen operations and strategies are achievable in light of current economic and legal conditions, changes in the following regulatory areas may require management to make significant modifications to our stated strategies depending on future events. The regulations most directly pertinent to Feizhiyue’s business include:

●	Law of the PRC on the Protection of the Rights and Interests of Consumers, or the “Consumer Protection Law.” This law requires that we pay careful attention to the needs and experiences of our customers, including safety protection, informed consent regarding data collection, fair and reasonable terms, and quality and professionalism.

●	Tax laws, under which we must collect and pay value-added taxes ranging from 6% to 13%, and business income taxes of 25%.

●	Regulations on foreign exchange, pursuant to which we have made a filing with the State Administration of Foreign Exchange, and have opened a foreign currency capital account at a bank subject to the supervision of the State Administration of Foreign Exchange.

The PRC subsidiary’s car leasing services are subject to certain PRC governmental regulations, including “Road Traffic Safety Law”, “Transportation Law”, “Regulations on ride-hailing services”, and “Zhengzhou City Regulations on ride-hailing services”, carried out by Transportation Department and Public Safety Department. These regulations may materially impact Feizhiyue’s business in the following ways:

●	The “Road Traffic Safety Law” outlines traffic rules and regulates the behavior of all drivers, including commercial drivers. The drivers of each vehicle are directly responsible for fines and liabilities under this law. However, if a ride-hailing driver’s license is suspended for violation of road traffic safety law, we may experience down time on leasing vehicle and suffer loss of rental income from the suspended driver.

●	The “Transportation Law” regulates the eligibility and compliance of commercial drivers. The drivers are responsible for fines and liabilities under the transportation law. However, if a ride-hailing driver’s license is suspended for violation of road traffic safety law, we may experience down time on leasing vehicle and suffer loss of rent income.

●	“Regulations on ride-hailing services” – On July 27, 2016, the Ministry of Transport, the MIIT, the Ministry of Public Security, the Ministry of Commerce, the State Administration for Market Regulation and the Cyberspace Administration of China, jointly promulgated the Interim Measures for the Management of Online Ride Hailing Operation and Service, which took effect on November 1, 2016 and was last amended on December 28, 2019. The measures were promulgated to regulate the business activities of online ride hailing services and to ensure the safety of passengers by establishing a regulatory system for operating vehicles, drivers, and online platforms engaged in online ride hailing services. Vehicles used for online ride hailing services must satisfy certain conditions in order to obtain the transportation permit for vehicles used for online ride hailing services, including, among others, installation of satellite navigation system and emergency alarm devices, and meeting certain operational safety criteria. The Interim Measures for the Management of Online Ride Hailing Operation and Service also impose certain requirements on drivers engaged in online ride hailing services, including, among others, a driving experience of more than three years and no transport or driving related or violent criminal offense or violent crime record. Drivers must meet the prescribed conditions and pass the relevant exams before they can obtain the specialty driver’s license for online ride hailing services. We may be subject to an order of correction and a fine of RMB5,000 to RMB10,000, and in severe cases a fine of RMB10,000 to RMB30,000, if the relevant vehicle or driver providing the online ride hailing services has not obtained the applicable permit. If these regulations or related orders were to impose mandatory upgrades on vehicles, we would have to recall our vehicles and may experience down time on leasing vehicles and suffer loss on rent income. Similarly, if a ride-hailing driver’s license is suspended for violation of regulation on ride-hailing services, we may experience down time on leasing vehicle and suffer loss on rent income.

●	Zhengzhou City Regulations – Various local governmental authorities have also promulgated implementing rules to further stipulate the detailed requirements for online ride hailing service platforms, vehicles and drivers. On September 10, 2018, the General Office of the Ministry of Transport and the General Office of the Ministry of Public Security jointly published the Urgent Notice on Further Strengthening the Safety Management of the Online Ride Hailing and Private Car Sharing to enhance the background checks of drivers engaged in online ride hailing and private car sharing, urge the relevant service providers to fulfill their responsibilities in work safety management, and procure sound complaint and emergency alarming systems and quick response systems. The company is prohibited from working with drivers who have not passed the background check.

The PRC subsidiary is responsible for ensuring the safety of operating vehicles and qualification of ride-hailing drivers. Ride-hailing service is a supplementary service to regular taxi services and has been widely adopted by consumers and Chinese regulators. Recently there was some reported misbehavior of ride-hailing drivers that raised safety concerns. We would experience significant loss if ride-hailing services were prohibited. In addition, the safety standard of ride-hailing vehicles is subject to change, in which case we might be required to make significant capital investments for upgrades and improvements in order to meet new standards, or to replace a portion of our entire fleet under the “Regulations on ride hailing services”. The Company might not have sufficient capital to do so. In addition, the eligibility and qualifications of car-hailing drivers under the “Regulations on ride hailing services” are also subject to change. If Feizhiyue’s ride-hailing drivers were disqualified to operate under new regulations, it would have difficulty on collecting lease payments, it might also experience early lease terminations, which would impact its revenue negatively. Moreover, the ride-hailing service is growing rapidly in China. If market supply reached a high point and the regulators were to cease issuing operating licenses to ride-hailing vehicles, Feizhiyue’s revenue growth would be impaired.

The PRC subsidiary’s charging station services are subject to certain PRC proposed guidelines. (No specific regulations have been written into law yet for this emerging technology). The guidelines include 1) “Guidelines for the Development of Electric Vehicle Charging Infrastructure (2015-2020)” proposed by National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Housing and Urban-Rural Development, the National Energy Administration, and the National Development and Reform Commission; 2) “Guideline on Supervision, Planning and Construction of Urban Parking Facilities” proposed by General Office of the Ministry of Housing and Urban-Rural Development. 3) “Guideline on Coordinating and Accelerating the Integration of Parking and Charging Infrastructure” proposed by The National Development and Reform Commission, the Ministry of Housing and Construction, the Ministry of Transport, and the National Energy Administration. 4) “Guidelines on Accelerating the Construction of Electric Vehicle Charging Infrastructure in Henan Province” proposed by Henan State Government. In general, EV infrastructure is highly promoted by Chinese authorities. If the market supply reaches to a high point and the regulators decided to slow down the infrastructure build, our revenue growth would be impaired.

Feizhiyue is also subject to certain environmental regulations. Pursuant to the Order on Ecosystem by The Ministry of Ecology and Environment, which was issued on July 28, 2017 and most recently amended on December 20, 2019, its gas fueled vehicles are required to pass an annual inspection and meet minimum emission standards, which is subject to change. Feizhiyue is subject to penalty if it fails to do so. Feizhiyue might be required to replace certain parts of its vehicles, or retire certain models of its fleet, in order to meet new emission standards and as a result, its operating cost would increase accordingly. In addition, the batteries installed in its electric vehicles have to be recycled and disposed of in compliance with regulations. Feizhiyue will be subject to penalty for any mishandling. If the environmental regulations were to change to impose a more stringent standard, Feizhiyue might incur additional recycling and compliance costs.

Please see the section on “Regulation” in this Prospectus for additional information.

PRC laws and regulations related to labor and employee benefits

Companies operating in China are required to comply with various laws and regulations related to labor and employment benefits. For example, companies are required to participate in various government- sponsored employee benefit plans, including certain social insurance, housing provident funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where our employees are based. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Apart from that, if a company intends adopt flexible working hour arrangement and comprehensive working hour scheme, it shall fulfill the requirements in relevant regulations, and make filings with labor authorities, or the company will be subject to penalties and may be required to pay extra fees to its employees.

We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations, including those relating to obligations to make social insurance payments, contribute to the housing provident funds, as well as make all filing for comprehensive working hour scheme. Besides, to efficiently administrate the contribution of employment benefit plans of Feizhiyue’s employees in some cities, we engage third-party agents to make the contribution for its employees. Feizhiyue’s failure to make contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject it to fines, penalties, government investigations or labor disputes and it could be required to make up the contributions for these plans as well as to pay late fees and fines, which may adversely affect our financial condition and results of operations.

Environmental regulations. Feizhiyue is subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of Feizhiyue’s operations it uses, generates and disposes of materials covered by these laws and regulations. It will face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations. Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, Feizhiyue may incur increased compliance costs or become subject to additional restrictions in its operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Feizhiyue relies on third-party insurance policies to insure auto-related risks. If insurance coverage is insufficient for the needs of its business or its insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, financial condition and results of operations.

Feizhiyue procures third-party insurance policies which provide coverage for both owners and drivers on its platform. If the amount of one or more auto-related claims were to exceed its applicable aggregate coverage limits, it may bear the excess liability. Insurance providers have raised premiums and deductibles for many businesses and may do so in the future. As a result, its insurance and claims expense could increase. Our business, financial condition and results of operations could be adversely affected if (i) cost per claim, premiums or the number of claims significantly exceeds our historical experience and coverage limits, (ii) we experience a claim in excess of coverage limits, (iii) our insurance providers fail to pay insurance claims, or (iv) we experience a claim for which coverage is not provided.

The car leasing component of Feizhiyue’s business is cyclical, and a disruption in leasing activity could materially adversely affect our results of operations.

In the car leasing business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car leasing transactions. In the case of a decline in car leasing activity, Feizhiyue may reduce leasing rates to meet competitive pressures, which could have a material adverse effect on its results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of its revenue earning cars.

Certain significant components of Feizhiyue’s expenses, including real estate taxes, rent, utilities, maintenance and other facility-related expenses, the costs of operating its information systems and minimum staffing costs, are fixed in the short-run. Cyclical changes in its revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when its revenues are higher and lower profitability in periods when its revenues are lower.

Risks Related to our EV Charging Business

Revenue growth in our EV charging business depends on consumers’ willingness to adopt electric vehicles.

Growth in Feizhiyue’s electric vehicle (“EV”) charging business is highly dependent upon the adoption by consumers of EVs, and we are subject to a risk of any reduced demand for EVs. If the market for EVs does not gain broad market acceptance or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of alternative fuel vehicles, and specifically EVs, include:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

●	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

●	improvements in the fuel economy of the internal combustion engine;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles

The influence of any of the factors described above may negatively impact the widespread consumer adoption of EVs, which would materially adversely affect Feizhiyue’s EV charging business and our operating results, financial condition and prospects.

Feizhiyue is in an intensely competitive industry and there can be no assurance that it will be able to compete with its competitors who may have greater resources.

Feizhiyue faces strong competition from competitors in the EV charging services industry, including competitors who could duplicate its model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than Feizhiyue. In addition, there are very few barriers to entry into the market for its services. There can be no assurance, therefore, that any of its current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to its services. Therefore, an investment in our company is very risky and speculative due to the competitive environment in which we may operate.

Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence and price. Furthermore, many of Feizhiyue’s competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from it by winning broader contracts or hire away its employees by offering more lucrative compensation packages. In the event that the market for EV charging stations expands, we expect that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, Feizhiyue may be forced to agree to contractual terms that provide for lower aggregate payments to it over the life of the contract, which could adversely affect its margins. Feizhiyue’s failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, allocation of resources, evolving regulatory system and lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on China’s overall economic growth. Such developments could adversely affect our business and operating results and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

Our operating subsidiary is incorporated under and governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As the significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China- based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industry, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our ordinary shares, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industry, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

Our business operations through Feizhiyue include collecting and retaining internal and customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of Feizhiyue’s operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. I On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Our business does not involve the collection of the personal information of over one million users, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities.

Very recently, certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not be subject to such cybersecurity review requirement, and if so, that we would be able to pass such review in relation to this offering. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the PRC Personal Information Protection Law, or the PIPL, which went into effect in November 2021. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests. We may collect sensitive personal information such as ID card photos and personal photos from our customers for purpose of verifying their personal identities when they carry out online check-in or make online reservation with our hotels. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects and regulatory authorities may order us to rectify or terminate our current practice of collecting and processing sensitive personal information. We may also become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer, employee or company data; and like all companies, we have experienced data incidents from time to time. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.

If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this prospectus, we and our PRC subsidiary have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection of the personal information of over one million users, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. In addition, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, which may impose new burdens on us.

The PRC Foreign Investment Law, or the FIL, was enacted by the National People’s Congress of the PRC on March 15, 2019 and became effective on January 1, 2020, replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino- foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. This law has become the legal foundation for foreign investment in the PRC. The FIL embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, uncertainties exist with respect to interpretation and implementation of the FIL, which may adversely impact our corporate governance practices and increase our compliance costs. For instance, we might be required by governmental interpretations or implementing rules of the FIL to adjust the corporate governance of our PRC subsidiary in a five-year transition period. In addition, the FIL imposes information reporting requirements on foreign investors or foreign invested enterprises. Failure to take timely and appropriate measures to cope with any of these or other regulatory compliance requirements under the FIL may lead to rectification obligations, penalties, or other regulatory sanctions on us.

Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or Circular 37, and its appendices. These regulations require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle”, or SPV. The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore SPVs by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the SPV, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and there remains uncertainty with respect to its implementation. We cannot assure you that these direct or indirect shareholders of our company who are PRC residents will be able to successfully update the registration of their direct and indirect equity interest as required in the future. If they fail to update the registration, our PRC subsidiary could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities.

On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by Circular 37 immediately before completion of this offering. We cannot assure you, however, that all of these individuals may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future 43 Table of Contents regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary or we may make additional capital contributions to our subsidiary in China. Any loans by us to our subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the PRC State Administration of Foreign Exchange, or SAFE. There is currently no limit on the amount of loans that we could make to our PRC subsidiary. We believe we will be able to loan our PRC subsidiary the entire amount of the net proceeds of this offering. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. To date, we have not made any loans to our operating subsidiary in the PRC.

In March 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. On December 30,2019, the State Administration of Foreign Exchange promulgated the “notice concerning the abolishment and invalidation of the terms of five normative documents on foreign exchange control and seven normative documents on foreign exchange control. SAFE further promulgated the Circular of the SAFE on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which took effective on June 9, 2016 and, among other things, amended certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of Renminbi capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope, or to provide loans to persons other than affiliates, unless otherwise permitted under its business scope. SAFE Circular 19 and SAFE Circular 16 may limit our ability to transfer the net proceeds from this offering to our PRC subsidiary and convert the net proceeds into RMB.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our PRC subsidiary’s registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business. In addition, to the extent that our cash or/or other assets are held in our PRC subsidiary or our Hong Kong subsidiary, we face a risk that the PRC government may impose new restrictions or limitations on, or may directly intervene to prevent, the transfer of such funds or assets outside of the PRC or Hong Kong. In that event, our cash and assets, which are held primarily in our PRC operating subsidiary, may become unavailable to fund operations or for other uses outside of the PRC or Hong Kong.

Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off its debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows, the PRC government may from time to time impose more restrictive foreign exchange policies and increase scrutiny of major outbound capital movements. More restrictions and substantial vetting processes may be required by SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares.

PRC laws and regulations have more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

PRC laws and regulations, such as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, Anti-Monopoly Law of the PRC and the Rules of the PRC Ministry of Commerce, or the MOFCOM, on Implementation of the Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rules, established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where offshore companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review or security review.

According to these laws and regulations, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns, and for mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises that have “national security” concerns. In addition, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review, the MOFCOM will look into the substance and actual impact of the transaction. The MOFCOM Security Review Rules further prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

We might grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Our business and our profitability may be negatively affected by the rising labor costs and potential obligations to make additional contributions of social insurance premium and housing funds.

In recent years, labor costs in China have continued to increase, driven by increased inflation, as well as enactment of new labor laws. As a result, we expect our labor costs, including wages and employee benefits, to continue to increase in the foreseeable future. Unless we are able to pass on these increased labor and benefit costs to our customers by increasing the prices of our products and services, our financial condition and results of operations may be adversely affected.

Pursuant to the laws and regulations applicable to China’s foreign investment enterprises, our subsidiaries that are foreign investment enterprises in the PRC have to make appropriation from their after- tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of the date of this prospectus, our PRC subsidiary is still required to contribute to general reserve fund and these contributions are not expected to cease in the near term. Appropriation to the other two reserve funds is at our subsidiary’s discretion. Our PRC subsidiary did not make any contributions to the enterprise expansion fund or the staff and bonus welfare fund during each period presented. The restricted amounts of our PRC subsidiary totaled $177,005 and $146,984 as of December 31, 2021 and 2020, respectively. The relevant government agencies may examine whether an employer has made adequate payments of these requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental contributions, and that we are subject to fines and legal sanctions, our business, financial condition and results of operations may be adversely affected.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, as amended and effective in December 2018, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income.

In 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of PRC-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, the SAT issued the Administrative Measures for Enterprise Income Tax of PRC-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, effective 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarified certain issues in the areas of resident status determination, post-determination administration and competent tax authorities’ procedures.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered as a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in China; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in China. SAT Bulletin 45 specifies that when provided with a copy of a PRC tax resident determination certificate from a resident PRC controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the PRC-sourced dividends, interest and royalties to the PRC controlled offshore incorporated enterprise.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

In addition, the SAT issued the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions in January 2014 to provide more guidance on the implementation of SAT Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

If the PRC tax authorities determine that we or any of our non-PRC subsidiaries is a PRC resident enterprise for PRC enterprise income tax purposes, then we or any such non-PRC subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially affect our financial performance. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

If the PRC tax authorities determine that our company is a PRC resident enterprise for PRC enterprise income tax purposes, gains realized on the sale or other disposition of ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. Any such tax may reduce the returns on your investment in our shares.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiary may not qualify to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign- invested enterprise generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our current PRC subsidiary is wholly owned by our Hong Kong subsidiary, Floade Technology Company Limited. Accordingly, Floade Technology Company Limited. may qualify for a 5% tax rate in respect of distributions from its PRC subsidiary. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the SAT promulgated the Notice on Issues concerning “Beneficial Owner” in Tax Treaties in 2018, which limits the “beneficial owner” to a person who has the right to own and dispose of the income and the rights or properties generated from the said income, and sets forth certain detailed factors in determining “beneficial owner” status, such as being normally engaged in substantive operations.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties promulgated in 2015, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC subsidiary.

We face uncertainty with respect to indirect transfer of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors.

In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the income tax payable abroad on the income from the indirect transfer of Chinese taxable assets; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payer fails to withhold any or sufficient tax, the transferor is required to declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary or investments. Our Company may be subject to filing obligations or taxed if we are the transferor in such transactions, and may be subject to withholding obligations if our Company is the transferee in such transactions under SAT Bulletin 7. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Fluctuation in the value of Renminbi may have a material adverse effect on the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and China’s foreign exchange policies, among other things. In 2005, the PRC government changed its decades-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Substantially all of our revenues and costs are denominated in Renminbi, and substantially all of our financial assets are also denominated in Renminbi. Any significant depreciation of Renminbi may materially adversely affect the value of and any dividends payable on our shares in U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of Renminbi against U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against Renminbi would have an adverse effect on the U.S. dollar amount available to us.

We are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the PRC shareholders may be subject to severe penalties if we are not able to remediate the non-compliance.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

We have requested our shareholders who are Chinese residents to complete the initial foreign exchange registrations and make the necessary applications, filings, and amendments as required under Circular 37 and other related rules. However, we cannot provide any assurances that all of our shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration. Any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject us to fines or sanctions imposed by the PRC government.

In the second quarter of 2020, our PRC subsidiary raised an aggregate of $1,649,730 from 3,530 individuals, nearly all of whom were PRC residents pursuant to a stock transfer agreement executed by each of them. The parties did not intend for the stock transfer agreement to constitute the sale of common stock — the stock transfer agreements were only intended as a simple agreement for future equity — the stock transfer agreements were to document future sales of stock in a parent company which would have legally acquired our PRC subsidiary, such parent company legally reorganized outside of the PRC, and if and only if such parent company was incorporated in either the BVI or Cayman Islands as the initial step towards a public offering of stock of such parent company in the United States. Subsequently, the parties acknowledged that it would have been more appropriate that stock transfer agreements were executed after the date the Company was properly reorganized outside of the PRC. As such, the parties signed rescissions of the stock transfer agreements and any and all monies advanced in connection therewith were returned to the aforementioned individuals. After the proper reorganization of the Company in the Cayman Islands, in lieu of such investment, all of such individuals were offered the opportunity to purchase shares in our parent company incorporated in the Cayman Islands. As a result, no shares of our PRC subsidiary are owned by any party other than our 100% owned Hong Kong subsidiary company. Although all monies initially raised by our PRC subsidiary were returned to all individuals, the raising of such monies was not in compliance with applicable securities laws in the PRC. While the Company believes that the issuance of shares in our Cayman Islands parent company is in accordance with the laws of the Cayman Islands, there is no assurance that we will not face scrutiny or regulatory action by the PRC government for the previous actions taken by our PRC subsidiary.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector- wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by Wei, Wei & Co., LLP, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Wei, Wei & Co., LLP in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our ordinary shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

Risks Related to Our Ordinary Shares and This Offering

There has been no prior public market for our ordinary shares and an active trading market may never develop or be sustained.

Prior to this offering, there has been no public market for our ordinary shares. An active trading market for our ordinary shares may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our ordinary shares and enter into strategic partnerships or acquire other complementary products, technologies or businesses by using our ordinary shares as consideration. In addition, if we fail to satisfy exchange listing standards, we could be de-listed, which would have a negative effect on the price of our ordinary shares.

We expect that the price of our ordinary shares will fluctuate substantially and you may not be able to sell the shares you purchase in this offering at or above the offering price.

The initial public offering price for our ordinary shares sold in this offering is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our ordinary shares following this offering. In addition, the market price of our ordinary shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

●	the introduction of new product and service offerings by us or others in our industry;

●	the continuing economic effect of the COVID-19 global pandemic;

●	claims or litigation;

●	quarterly variations in our results of operations or those of others in our industry;

●	media exposure of our service offerings or of those of others in our industry;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our ordinary shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our ordinary shares shortly following this offering. If the market price of our ordinary shares after this offering never exceeds the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Our shares will initially trade under $5.00 per ordinary share and thus will be a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our ordinary shares.

Our stock is expected to trade below $5.00 per share upon listing. As a result, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our ordinary shares could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our ordinary shares, and may negatively affect the ability of holders of our ordinary shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our ordinary shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing ordinary shares in this offering will incur immediate dilution of $1.51 per share, representing the difference between our assumed initial public offering price of $4.00 per share and our pro forma as adjusted net tangible book value per share as of December 31, 2021. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our ordinary shares in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our ordinary shares. Immediately after this offering, we will have outstanding 5,250,000 ordinary shares, based on the number of ordinary shares outstanding as of December 31, 2021, assuming no exercise of the underwriters’ over-allotment option. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. Of that amount,4,000,000 shares are currently restricted as a result of securities laws and/or lock-up agreements, but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.”

We will have broad discretion in the use of proceeds of this offering designated for working capital and general corporate purposes.

We intend to use the net proceeds of this offering to expand our sales and marketing efforts and working capital. Within those categories, we have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion over the use and investment of the net proceeds of this offering within those categories. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We expect to incur significant additional costs as a result of being a public company, which may adversely affect our business, financial condition and results of operations.

Upon completion of this offering, we expect to incur costs associated with becoming a public company and corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may adversely affect our business, financial condition and results of operations.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2021. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm may be required to attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our ordinary shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our ordinary shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and conduct our operations primarily in China.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of associations) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obligated to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

In addition, we conduct substantially all of our business operations in China, and substantially all of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against us, our assets, our directors and officers or their assets. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our ordinary shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our ordinary shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation — Passive Foreign Investment Company Consequences.”

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, in order to maintain a listing on a U.S. securities exchange.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	our expectations regarding demand for and market acceptance of our service offerings;

●	our expectations regarding our relationships with investors and borrowers;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. In addition, the rapidly changing nature of our industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,250,000 ordinary shares in this offering will be approximately $3,900,000, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us, based on the assumed initial public offering price of $4.00 per ordinary share. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $4,537,900, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by $1.1 million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of ordinary shares we are offering would increase (decrease) the net proceeds to us from this offering by $3.5 million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We intend to use the proceeds of this offering to expand our sales and marketing capabilities and for working capital and general corporate purposes. While our growth plans include potential acquisitions, we have no current plans to enter into an acquisition and do not currently intend to use any of the net proceeds of this offering to fund acquisitions. The estimated use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve.

Pending any use described above, we plan to invest the net proceeds in short-term, interest-bearing, debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

Our board of directors has discretion on whether to declare and pay dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends if our directors are satisfied on reasonable grounds that we are solvent immediately after the dividend payment in the sense that we will be able to pay our debts as they become due in the ordinary course of business, and the value of assets of our Company will exceed our total liabilities. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, our ability to receive funds from our China operations, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid dividends and do not have any plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiary in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors — Risks Relating to Doing Business in China — Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business”.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021 on:

●	an actual basis; and

●	as adjusted basis to give effect to the sale of 1,250,000 ordinary shares in this offering at the assumed initial public offering price of $4.00 per ordinary share after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2021
Shareholders’ Equity:	Actual	As Adjusted(1)
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding actual and as adjusted	$—	$—
Ordinary shares, $0.00063428225 par value: 100,000,000 shares authorized; 4,000,000 shares issued and outstanding actual; 5,250,000 shares issued and outstanding as adjusted	2,537	3,287
Additional paid-in capital	7,928,708	11,477,958
Statutory reserves	177,005	177,005
Retained earnings	805,262	805,262
Other comprehensive income	697,666	697,666
Total shareholders’ equity	9,611,178	13,161,178
Total capitalization	$9,611,178	$13,161,178

(1)	Reflects the sale of ordinary shares in this offering at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and commissions, non- accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4,000,000.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per ordinary share would increase (decrease) the pro forma as adjusted amount of total capitalization by $1.1 million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $3.5 million, assuming no change in the assumed initial public offering price per ordinary share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our ordinary shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per ordinary share in this offering and the net tangible book value per ordinary share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share. As of December 31, 2021, we had a historical net tangible book value of $9.5 million, or $2.38 per ordinary share. Our net tangible book value per share represents total tangible assets less total liabilities, all divided by the number of ordinary shares outstanding on December 31, 2021.

After giving effect to the sale of 1,250,000 ordinary shares in this offering at the assumed initial public offering price of $4.00 per ordinary share and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2021 would have been $13.1 million, or $2.49 per ordinary share. This represents an immediate increase in as adjusted net tangible book value of $0.11 per ordinary share to existing investors and immediate dilution of $1.51 per ordinary share to new investors. The following table illustrates this dilution to new investors purchasing ordinary shares in this offering:

Assumed initial public offering price per ordinary share	$4.00
Net tangible book value per ordinary share as of December 31, 2021	$2.38
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	0.11
As adjusted net tangible book value per ordinary share after this offering	2.49
Dilution per ordinary share to new investors in this offering	$1.51

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per ordinary share would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2021 after this offering by approximately $0.21 per ordinary share, and would increase (decrease) dilution to new investors by $0.79 per ordinary share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million ordinary shares in the number of ordinary shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2021 after this offering by approximately $0.16 per ordinary share, and would increase (decrease) dilution to new investors by approximately $0.16 per ordinary share, assuming the assumed initial public offering price per ordinary share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per ordinary share after the offering would be $2.52, the increase in net tangible book value per ordinary share to existing shareholders would be $0.14, and the immediate dilution in net tangible book value per ordinary share to new investors in this offering would be $1.48.

The table and discussion above are based on 4,000,000 ordinary shares outstanding as of December 31, 2021.

To the extent that we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

The table below summarizes, as of December 31, 2021, after giving effect to the sale by us of shares of our ordinary shares in this offering, the number of ordinary shares, the total consideration, and the average price per share (i) paid to us by our existing shareholders, and (ii) to be paid by new investors participating in this offering at an assumed initial public offering price of $4.00 per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Acquired		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	4,000,000	76.2%	$7,931,245	61.3%	$1.98
New investors in this offering	1,250,000	23.8%	5,000,000	38.7%	$4.00
Total	5,250,000	100.0%	$12,931,245	100.0%

(1)	Assumes that the underwriters’ over-allotment option has not been exercised.

EXCHANGE RATE INFORMATION

Solely for your convenience, this prospectus contains translations of certain US dollar amounts into Renminbi dollar amounts or vice versa at specified rates. You should not construe these translations as representations that the US dollar amounts could actually be converted into Renminbi dollar amounts or vice versa at the rates indicated or at all. For the purpose in this prospectus, unless it indicates otherwise, the translation of US dollar amounts into Renminbi dollar amounts have been made at the following exchange rates:

	December 31, 2021	December 31, 2020
Year-end spot rate	US$1=RMB 6.3721	US$1=RMB 6.5222
Average rate	US$1=RMB 6.4503	US$1=RMB 6.9016

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in the PRC, and substantially all of our assets are located in the PRC. Our current directors and officers are nationals and residents of the PRC and all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to bring an action against us or them in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, have advised us that the courts of the Cayman Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, however, the courts of the Cayman Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(a)	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(b)	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

(c)	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the U.S. court;

(d)	recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and

(e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Henan Huarong, Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Henan Huarong, Law Firm, have advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of the Cayman Islands or the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts in included in the fiscal years ended December 31, 2021 and 2020 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

We focus on improving the experience for car-hailing drivers and electric vehicle users by providing car-hailing vehicle management services and charging service stations. For the year ended December 31, 2021, revenues are primarily derived from (i) car leasing revenue from car-hailing drivers, which constituted 78.1% of revenues (ii) vehicle management service revenue from car-hailing drivers and service revenues from Didi, which constituted 4.0% of revenues, (iii) charging service revenue from electric car owners, which constituted 12.4% or revenues. (iv) sales of cars and accessories which constituted 5.4% of revenues. For the year ended December 31, 2020, revenues are primarily derived from (i) vehicle leasing which constituted 65.6% of revenues, (ii) vehicle management services provided to customers under leasing agreements which constituted 7.0% of revenues, (iii) charging services which constituted 5.5% or revenues, (iv) referrals of customers for car and car accessories purchases, repairs and maintenance services. which constituted 17.5% of revenues, and (v) miscellaneous sales of cars and car accessories which constituted 4.4% of revenues.

Vehicle rental and management service is currently our main operating line of business and primary revenue generating source. As of December 31, 2021, we managed a fleet of 489 vehicles under lease contract with vehicle rental periods generally ranging from one to three years. Under a full-service rental agreement, the Company provides and fully maintains the vehicle, which is generally configured to meet ridesharing requirements of Didi and those imposed by the Chinese government. The services provided under full-service rental and management agreements generally include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs. The majority of our vehicle lease agreements are set to expire by the end of 2022 and currently there are no lease revenues under contract for 2023 and beyond. Our vehicle leases are usually renewed shortly before expiration and historically our renewal rate is very high. We are confident in lease renewals in 2023. Moreover, current market conditions are in favour of our vehicle rental service as we see very high demand for lease vehicles and relatively short supplies.

We also provide comprehensive vehicle management services for car-hailing drivers such as driver training, 24-hour road rescue (including fuel delivery, electricity delivery, trailers) and other services, as well as consultation and analysis of traffic laws and operating policies for car-hailing drivers. We also assist in handling unexpected situations regarding driver qualification as well as traffic accidents during the operation process.

In cooperation with the local government and public resources, we initiated the construction of an electric vehicle charging station network in Henan province. As of December 31, 2021, we had constructed four distinct charging stations offering an aggregate of 175 chargers in Zhengzhou, the provincial capital of Henan.

Our charging services are offered to the general public and specifically to drivers on the Didi network. Our user base primarily consists of drivers of online car-hailing vehicles and taxis, as well as logistic and private vehicle owners. We earn service fees from providing the charging service.

In addition, we developed and launched an intelligent charging service platform which acts in concert with our charging station network. Users access our intelligent charging service platform through our official WeChat account, called “Xiaofei Charging.” Users can visit the “Xiaofei Charging” official account on We Chat, an interface to connect to our intelligent charging platform, to search available chargers and then go to the charging stations by using the map navigation function. In this prospectus, we refer to our intelligent charging service, as accessed through our official WeChat account, as our “platform,” our “application,” or our “mobile application.” The platform also supports users making charging appointment remotely, to avoid the situation that all chargers are being occupied when they arrive, and to pay charging fees in advance. We can also implement vehicle management, monitoring, charging sequence and vehicle coordination through the platform, which is useful in managing and enhancing the usage of each charging station.

General Factors Affecting Our Results of Operations

Our business and results of operations are affected by general factors affecting the PRC, which include, among other things:

●	PRC’s overall economic growth;

●	Per capita disposable income; and

●	Change in PRC consumer spending patterns.

Unfavorable changes in any of these general factors could materially and adversely affect our business and results of operations.

Specific Factors Affecting Our Results of Operations

Policy

The new energy industry is currently highly promoted by the Chinese government. For example, in July 2018, the Chinese government issued a notice to promote the use of new energy vehicles; by the end of 2020, municipalities directly under the central government, and other provincial key areas were required to replace all buses with new energy vehicles. In September 2015, the government issued guidelines to speed up the construction of electric vehicle charging stations. At present, the development of the charging infrastructure in Henan province is still in its infancy. According to the demand forecast of classified charging facilities, Henan province will need to build no less than 1,000 centralized charging stations and no less than 100,000 decentralized charging piles.

Ability to attract customers

Currently, our main source of income is the rental income from our leased vehicles. In order to increase the turnover of the operation cycle, we provide featured services such as “Private rescue”, “Xiaofei help” and “FeihuTeam”, which have a certain degree of ideological cohesion for drivers and are conducive to the sense of belonging. In efforts to improve charging margins and revenue, we have outsourced certain technical research and development activities and make appropriate adjustments in price between peak and off-peak periods to attract drivers. We also provide promotional gifts and improve the supporting facilities (for example: water heater, toilet, convenience stores, lounge) to improve the driver’s charging experience.

Relevant value-added services

We also offer related value-added services, including car accessories sales and installation, agent of vehicle insurance and vehicle maintenance, which are complementary to our basic businesses.

COVID-19 Pandemic

An outbreak of respiratory illness caused by COVID-19 emerged in Wuhan city, Hubei province, PRC, in late 2019 and has been expanding within the PRC and globally. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. On January 23, 2020, the PRC government announced the lockdown of Wuhan city in an attempt to quarantine the city. Since then, other measures including travel restrictions have been imposed in other major cities in the PRC and throughout the world in an effort to contain the COVID-19 outbreak. The World Health Organization (the “WHO”) is closely monitoring and evaluating the situation. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January.

Any outbreak of such epidemic illness or other adverse public health developments in the PRC or elsewhere in the world may materially and adversely affect the global economy, our markets and our business. Any outbreak of such epidemic illness or other adverse public health developments in the PRC or elsewhere in the world may materially and adversely affect the global economy, our markets and our business.

The COVID-19 pandemic created unique global and industry-wide challenges, including challenges to many aspects of our business. The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. In the first 6-9 months of 2020, the ride hailing industry in China was virtually shut down as a result of the PRC government’s response to the pandemic. This reduced the number of ride-hailing drivers which affected the number of vehicles leased by us and demand for our vehicle maintenance service offerings, as well as the ability of drivers who leased vehicles from us to make prompt periodic payments on their lease obligations. We also experienced a reduction in commission revenues, the decreased demand for ride-hailing services extended through the first quarter of 2021. In response to this situation, we forgave July 2020 lease payments from our customers of approximately $246,000.

However, the omicron variant of COVID-19 hit China hard in 2022. The surge in positive cases has resulted in local authorities implementing numerous unprecedented measures such as regional quarantines, travel restrictions, routine tests, and temporary closure of stores and business facilities in China, including the city of Zhengzhou, where our headquarter is located. The reductions in travel and commercial activities have caused diminishing market demand on car-riding services and charging services, which may negatively impact our business and revenue. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Emerging growth company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. The JOBS Act provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards.

Years Ended December 31, 2021 and 2020

The following table summarizes the results of our operations for the years ended December 31, 2021 and 2020 and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Year Ended December 31,			Change
	2021	2020	Change	%
Revenues	$3,306,279	$3,669,258	$(362,979)	-10%
Cost of revenues	2,784,958	2,320,932	464,026	20%

Gross profit	521,321	1,348,326	(827,005)	-61%

Operating expenses:
Selling, general and administrative	448,055	513,181	(65,126)	-13%
Research and development	39,316	-	39,316	100%
			-
Total operating expenses	487,371	513,181	(25,810)	87%

Income from operations	33,950	835,145	(801,195)	-96%

Other income (expense)
Interest income	330,643	25,686	304,957	1187%
Interest (expense)	(29,728)	(27,851)	(1,877)	7%
Government subsidy	117,273	299,219	(181,946)	-61%
Other non-operating income	19,043	21,183	(2,140)	-10%
Loss on disposal of assets	(79,971)	-	(79,971)	100%

Total other income, net	357,260	318,237	39,023	12%

Income before provision for income taxes	391,210	1,153,382	(762,172)	-66%
Provision for income taxes	91,000	288,345	(206,113)	-71%

Net income	$300,210	$865,037	$(556,059)	-64%

Revenues

	Year Ended December 31,			Change
	2021	2020	Change	%
Service revenues	$4,338	$42,410	$(38,072)	-90%
Charging station revenues	409,723	202,280	207,443	103%
Commissions	-	642,898	(642,898)	-100%
Vehicles leasing revenues	2,581,940	2,407,521	174,419	7%
Management fees	131,946	213,861	(81,915)	-38%
Sales of vehicles and accessories	178,332	160,288	18,044	11%
Total	$3,306,279	$3,669,258	$(362,979)	-10%

Revenue decreased by $362,979, or 10%, to $3,306,279 for the year ended December 31, 2021 as compared to $3,669,258 for the year ended December 31, 2020. The decrease was primarily due to the decrease in commission revenue from the referring of customers for maintenance services to the auto shop and from referrals of GPS unit sales to a company owned by a current employee, which combined contributed $642,898 of commission revenue in 2020. The decrease in commissions from the referring of customers for maintenance services to the auto shop was mainly due to the flood disaster in Zhengzhou province which resulted in drivers using vehicles less and reduced maintenance needs. The decrease in commissions from referral of GPS unit sales was mainly due to limited new vehicle purchases for lease in 2021, which resulted in the decrease in the demand of GPS installations. The decrease in management fees revenue of $81,915 was mainly due to the forgiveness of two months management fees to some drivers to help relief the impact of the flood disaster. Service revenue decreased by $38,072, or 90%, to $4,338 for the year ended December 31, 2021 as compared to $42,410 for the year ended December 31, 2020, which was due to the termination of a data management platform contract with Didi in October 2020. The decrease was offset by the increase in vehicles leasing revenues of $174,419 and charging station revenues $207,443. The increased vehicle lease revenues was mainly attributable to the addition of 44 new lease agreements with car-hailing drivers that were entered into during 2020. The increased charging station revenues was mainly attributable to the cooperation with Evergrande, Kuaidian and New Telecom platforms in 2021, which can help to attract charging users through their app to the Company’s charging station.

Cost of revenues

	Year Ended December 31,			Change
	2021	2020	Change	%
Charging stations	$685,664	$427,252	$258,412	60%
Vehicles leasing	67,157	65,963	1,194	2%
Sales of vehicles and accessories costs	178,058	153,876	24,182	16%
Other	225,478	151,486	73,992	49%
Business tax	43,409	31,774	11,635	37%
Depreciation expense - leased vehicles	1,585,192	1,490,581	94,611	6%
Cost of revenues	$2,784,958	$2,320,932	$464,026	20%

Total cost of revenues increased by $464,026, or 20%, to $2,784,958 for the year ended December 31, 2021 as compared to $2,320,932 for the year ended December 31, 2020. This increase was primarily due to the cost of charging stations increased $258,412 in 2021 to $685,664 from $427,252 in 2020. The increased cost of the charging stations was mainly attributed to the increase of charging users, which resulted in increased electricity usage costs and a new charging station placed in service at the end of 2020, which resulted in increased depreciation expense and increased electricity fees. The vehicle depreciation increased by $94,611 which was due to the 45 additional vehicles purchased during 2020. Other cost of revenues primarily includes the salaries allocated to cost of sales which increased by $73,992 to $225,478 for the year ended December 31, 2021 as compared to $151,486 for the year ended December 31, 2020.

Selling, general and administrative expenses

For the year ended December 31, 2021, we incurred total selling, general and administrative expenses in the amount of $448,055, which was mainly comprised of compensation and related fringe benefits of $151,782, professional fees related to preparing for the offering of $193,373, rental related expenses of $21,204, business, travel and entertainment expenses of $14,539, and other expenses of $29,013.

For the year ended December 31, 2020, we incurred total selling, general and administrative expenses in the amount of $513,181, which was mainly comprised of compensation and related fringe benefits of $163,932, professional fees related to preparing for the offering of $185,179, rental related expenses of $19,872, business, travel and entertainment expenses of $42,826, write off of another receivable of $32,083 and other expenses of $69,289. Our selling, general and administrative expenses does not experience much fluctuation from 2020 to 2021.

Research and development

For the year ended December 31, 2021, we incurred total research and development in the amount of $39,316, which was mainly comprised of the allocated amortization of our mobile app charging platform.

Other income (expense), net

Cash received from government subsidies was approximately $117,000 for 2021 compared to $299,000 for 2020 as we applied for, and received government subsidies for our effort to promote new energy and economic growth.

Interest income increased by approximately $305,000, from approximately $26,000 in 2020 to approximately 331,000 in 2021, as we earned interest though lending out idle funds to two third parties.

Liquidity and Capital Resources

Our business requires substantial amounts of cash to cover operating expenses as well as to fund capital expenditures, working capital requirements, principal payments on our obligations, lease payments and tax payments when we generate taxable income. Recently, we have financed our capital requirements with advances from shareholders, cash flows from operating activities, and sale of ordinary shares.

We believe our current working capital, plus the proceeds from this offering, should be sufficient to support our operations for a period of one year from the date of this prospectus. However, we may need additional cash resources in the future if we experience changed business conditions or other developments and may also need additional cash resources in the future if we wish to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed our amounts of cash on hand, we may seek to issue debt or equity securities or obtain a credit facility.

Our PRC subsidiary is permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or the PRC GAAP. The retained earnings (deficit) for our PRC subsidiary as determined under the Accounting Standards for Business Enterprise was $805,262 ,and $535,073, as of December 31, 2021 and 2020, respectively. Pursuant to the laws and regulations applicable to China’s foreign investment enterprises, our subsidiaries that are foreign investment enterprises in the PRC have to make appropriation from their after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiary. As of the date of this prospectus, the PRC subsidiary is still required to contribute to the general reserve fund and these contributions are not expected to cease in the near term.

Appropriation to the other two reserve funds is at our subsidiary’s discretion. Our PRC subsidiary did not make any contributions to the enterprise expansion fund or the staff bonus welfare fund during each period presented. The restricted amounts of our PRC subsidiary totaled $177,005, and $146,984 as of December 31, 2021 and 2020, respectively.

The following summarizes the key components of our cash flows for the six months ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Net cash provided by operating activities	$2,565,761	$3,596,667
Net cash (used in) investing activities	(1,201,002)	(3,948,082)
Net cash (used in) provided by financing activities	(123,111)	310,207
Effect of exchange rate changes on cash	30,798	43,610
Net increase in cash	1,272,446	2,402
Cash, beginning	651,154	648,752
Cash, ending	$1,923,600	$651,154

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, deferred income taxes and loss on disposal of fixed assets. Net cash provided by operating activities was approximately $2.6 million for the year ended December 31, 2021, a decrease of $1.0 million, compared to $3.6 million for the year ended December 31, 2020. Decrease in net cash provided by operating activities was primarily attributable to the following factors:

- Net income after the non-cash items adjustment mentioned above decreased by $0.09 million

- Cash provided by accounts receivable decreased by $0.3 million when comparing to the year ended December 31, 2021, to the year ended December 31, 2020. During the year ended December 31, 2020, we collected deferred rent receivable for certain leases entered with rent abatement period, which we did not have for the year ended December 31, 2021.

- Changes in prepayments and advances decreased by $0.2 million when comparing to the changes for the year ended December 31, 2021, to the year ended December 31, 2020. During the year ended December 31, 2020, we realized more professional services which we prepaid in 2019.

- Changes in accrued interest receivable decreased by $0.2 million when comparing to the changes for the year ended December 31, 2021, to the year ended December 31, 2020. During the year ended December 31, 2021, we earned interest income through lending our idle funds to a third party in short term.

- Changes in deposit payable decreased by $0.1 million when comparing to the changes for the year ended December 31, 2021, to the year ended December 31, 2020. During the year ended December 31, 2021, we have limited new lease agreement entered with new drivers compared to 2020, which made our collection of deposit less than 2021

Investing Activities

Net cash used in investing activities was approximately $1.2 million for the year ended December 31, 2021, a net cash used decrease of $2.7 million, or 70%, compared to $3.9 million for the year ended December 31, 2020. The decrease was mainly due a net loan made to two third-party borrowers (after net the repayment) in 2021 amounted to 1.4 million compared to 3.5 million loan made to two third-party borrowers.

Financing Activities

Net cash (used in) provided by financing activities decreased by approximately $0.4 million, which was due to the repayment of the loan to stockholder of $0.1 million in 2021 compared to $0.06 million in 2020, loan proceeds and capital contribution from a stockholder amounted to $0.5 million in 2020 compared to nil in 2021, offset by the advance from related party of $0.2 million for operations in 2021, which we did not have in 2020.

Capital Expenditures

We had capital expenditures of $314,131 and $992,260 for the year ended December 31, 2021, and 2020, respectively. This decrease resulted from us having less lease vehicles purchases during the year ended December 31, 2021. We intend to fund our future capital expenditures with our existing cash balance, proceeds from this offering and other financing alternative. We will continue to make capital expenditures to support the growth of our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements included elsewhere in this registration statement, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates reflected in our consolidated financial statements include the useful lives of property and equipment and our leased vehicles. Actual results could differ from those estimates.

Revenue recognition

Revenues are primarily derived from car leasing revenues from car-hailing drivers, commissions from a major online car-hailing company in China and car-hailing drivers, charging service revenues from electric car owners, sales of cars and car accessories, commissions on the referral of customers for car and car accessory purchases, repairs and maintenance services and management fees from car-hailing drivers. The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” including related amendments and implementation guidance within ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 (collectively, including ASU 2014-09, “ASC 606”). ASC 606 supersedes the revenue recognition requirements in ASC 605 and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of services or products transfers to a customer.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Vehicle lease revenues

The Company entered into nil and 44 operating lease agreements with car-hailing drivers in 2021 and 2020, respectively. As of December 31, 2021 and 2020, there are 489 and 506 lease agreements in effect, respectively. The arrangements with the lessees have a fixed term of one to three years with monthly payments ranging from $468 to $680. At the end of the lease term, either the lease will be extended with the current driver, the vehicle will be leased to a new driver or returned to the Company. For the leasing agreements entered into before January 1, 2018, the Company provided these drivers with an abatement period ranging from six months to one year. Revenue from the leasing of the cars is recognized on a straight-line basis over the lease term. In response to the COVID-19 pandemic, the Company forgave one month lease payment in 2020 for all lessees and in response to the flood in Henan province, the Company forgave two month lease payments for certain lessees in 2021. The majority of our vehicle lease agreements are set to expire by the end of 2022 and currently there are no lease revenues under contract for 2023 and beyond. Our vehicle leases are usually renewed shortly before expiration and historically our renewal rate is very high. We are confident in lease renewals in 2023. Moreover, current market conditions are in favor of our vehicle rental service as we see very high demand for lease vehicles and relatively short supplies.

Service revenues

The Company provides business support, consultation, and training services to car-hailing drivers. The car hailing company will reward the Company based on the evaluation of the service quality on a monthly basis. These service revenues are recognized upon the completion of evaluation and confirmation from the car hailing company.

Charging station revenues

The completed charging stations as of December 31, 2021 in Zhengzhou City can service 175 vehicles simultaneously. Customers are offered the ability to refill their charging cards online in advance. Charging cards refilled in advance are recognized as deferred revenues. The charging revenue is recognized at a point in time as service sales when the drivers complete the charging services.

Management fees

The car-hailing drivers who lease cars from the Company for the car-hailing services are required to sign lease agreements with the Company in order for them to be able to provide such services through the online platform. The Company provides the lessees’ with management services during the lease period. Management fees are charged at approximately $27 (RMB 180) each month and are paid by automobile lessees on a yearly or monthly basis during the lease period. Management fee revenue is recognized by the Company on the straight-line basis over the lease term.

Sales of vehicles and accessories

Sales primarily include automobiles and automobile integrated devices (“GPS”). Sales revenue is recognized when automobiles and GPS units are delivered to the customer. The Company does not provide the customers with the right of return.

Commissions

The Company earns commissions for referral of car-hailing drivers to 4S stores for automobile sales and repairs and maintenance. The Company also earns commissions for referrals of GPS unit sales to a company owned by a current employee (see Note 10 of our notes to the consolidated financial statements). The Company recognizes the revenue when the repair and maintenance services are provided, or the GPS unit sale is completed.

Fixed assets and lease vehicles

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset, and any expenditures that substantially increase the asset’s value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend the original useful life or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred. The estimated useful lives for fixed asset categories are as follows:

Computers and electronic equipment	3 – 4 years
Company vehicles	4 years
Furniture and fixtures	5 years
Charging stations	5 years
Leased vehicles	5 years

Loans Receivable

Loans receivable consists of a loan to a former vendor and loans to third parties, which is carried at cost and includes unpaid principal and interest balances. The Company maintains an allowance for loan losses based on management’s estimate of credit losses inherent in the Company’s loans receivable. There was no allowance necessary as of December 31, 2021 and 2020. (See Note 11)

Income taxes

We account for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. We present deferred tax assets and liabilities net as noncurrent in the balance sheet based on an analysis of each taxpaying component within a jurisdiction.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Recent Accounting Pronouncements

See Note 2 of our notes to the consolidated financial statements for a discussion of recently issued accounting standards.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. Most of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

BUSINESS

Our current main operating line of business is vehicle rental and the providing of attendant vehicle maintenance services through our sole operating subsidiary, Feizhiyue. The customer primarily lease vehicles from Feizhiyue for use in on-line car hailing. As of December 31, 2021, Feizhiyue manages a fleet of 489 vehicles under lease contracts with vehicle rental periods generally ranging from one to three years. Feizhiyue’s comprehensive vehicle management services are provided under its standard lease agreements and focus on improving the commute experience for car-hailing drivers These services include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs.

Feizhiyue also provides comprehensive vehicle management services through third party car-hailing operators’ ridesharing platforms including Didi Chuxing (“Didi”) for their car-hailing drivers such as driver training, 24- hour road rescue (including fuel delivery, electricity delivery, trailers) and other services, as well as consultation and analysis of traffic laws and operating policies for car-hailing drivers. Feizhiyue also assists in handling unexpected situations regarding driver qualification as well as traffic accidents during the operation process.

In an effort to strategically expand its operations in line with the climate control objectives of the Chinese government, and in cooperation with local government and public resources, Feizhiyue initiated the construction of an electric vehicle charging station network in Henan province. As of December 31, 2021, Feizhiyue had constructed four distinct charging stations offering an aggregate of 175 chargers in Zhengzhou, the provincial capital of Henan. Its charging services are offered to the general public and currently specifically to drivers on the Didi network. Its user base primarily consists of drivers of online car-hailing vehicles and taxis, as well as logistic and private vehicle owners.

In addition, Feizhiyue developed and launched an intelligent charging service platform which acts in concert with our charging station network. Users access its intelligent charging service platform through our official WeChat account, called “Xiaofei Charging.” Users can visit the “Xiaofei Charging” official account on We Chat, an interface to connect to Feizhiyue’s intelligent charging platform, to search available chargers and then go to the charging stations by using the map navigation function. In this prospectus, we refer to our intelligent charging service, as accessed through our official WeChat account, as our “platform,” our “application,” or our “mobile application.” The platform also supports users making charging appointment remotely, to avoid the situation that all chargers are occupied when they arrive, and to pay charging fees in advance. Feizhiyue can also implement vehicle management, monitoring, charging sequence and vehicle coordination through the platform, which is useful in managing and enhancing the usage of each charging station.

For the year ended December 31, 2021, revenues were primarily derived from (i) vehicle leasing which constituted 78.1% of revenues, (ii) vehicle management services provided to customers under leasing agreements which constituted 4.0% of revenues, (iii) charging services which constituted 12.4% or revenues, and (iv) miscellaneous sales of cars and car accessories which constituted 5.4% of revenues. The majority of our vehicle lease agreements are set to expire by the end of 2022 and currently there are no lease revenue under contract for 2023 and beyond. Our vehicle leases are usually renewed shortly before expiration and historically our renewal rate is very high. We are confident in lease renewals in 2023. Moreover, current market conditions are in favour of our vehicle rental service as we see very high demand for lease vehicles and relatively short supplies.

Vehicle leasing and management services are a critical part of our business. However, we expect to expand our fleet at a moderate rate and emphasize on growing our charging service business in the future.

Auto Leasing

Vehicle rental and contract maintenance, provided through Feizhiyue, is our main operating line of business and primary revenue generating source.

We believe that customers rent Feizhiyue’s vehicles in order to reduce the complexity, cost and total capital associated with vehicle ownership. Feizhiyue leases vehicles to online car-hailing drivers under operating leases. It pre-orders a certain number of vehicles, then pays and picks up the vehicles after the confirmation of the drivers. The arrangements with the lessees have a fixed term of one to three years with monthly payments ranging from $468 to $680. Car leasing revenue is recognized on a straight-line basis over the lease term.

In line with our objectives to make our business in line with climate control objectives of the Chinese government, Feizhiyue continues to acquire more electric vehicles as part of its leasing fleet. As of December 31, 2021, and 2020, the Company had a total of 63 and 62 electric cars or, approximately 13% and 12% of its total fleet of 494 and 506 cars, respectively.

In addition, each lease requires a security deposit of $2,700 to $3,000 from the driver to cover unpaid traffic penalties and car damage. At the end of the lease term, either the lease will be extended with the current driver, the vehicle will be leased to a new driver or returned to Feizhiyue. Customer deposits payable was $1,415,160 and $1,424,081, as of December 31, 2021 and 2020, respectively.

Under Feizhiyue’s standard vehicle leasing agreement, customers are provided vehicle management services. These services include preventive and regular maintenance, advanced diagnostics, 24 hour road rescue service, including gas delivery, electricity delivery and trailer service, fleet services, and safety programs. Vehicle management services fees are charged at approximately $27 (RMB 180) each month; automobile lessees pay these fees on a yearly basis during the lease period in which case management fee revenue is recognized on a straight-line basis over the lease term.

Feizhiyue also provides comprehensive vehicle management services through third party car-hailing operators’ ridesharing platforms including Didi Chuxing (“Didi”) for their car-hailing drivers such as driver training, 24-hour road rescue (including fuel delivery, electricity delivery, trailers) and other services, as well as consultation and analysis of traffic laws and operating policies for car-hailing drivers. Feizhiyue also assists in handling unexpected situations regarding driver qualification as well as traffic accidents during the operation process. In these instances, its vehicle management services are provided through the third party car-hailing operator’s online platform. Under Feizhiyue’s arrangement with Didi, it is paid commission revenue by Didi set at a certain percentage of the total transaction volume that drivers which we offer vehicle management services operate on the Didi platform.

Feizhiyue launched “Xiaofei Bangmang” (Fei’s Help) designed to help the car-hailing drivers solve problems “in real time”. This program has served more than 3,000 drivers. Feizhiyue also has “Xiaofei Ketang” (Fei’s Classroom) to instruct the new drivers on the online car-hailing procedures, what to expect and how to handle common problems and challenges of order taking, driving, and after-service. Feizhiyue also provides consultation and analysis on traffic regulations and car- hailing operation policies, assists drivers on handling emergencies and traffic accidents during car-hailing service. To motivate and inspire drivers, Feizhiyue has a ranking program where each driver is assessed on the driver’s monthly transaction volume, and the driver’s good performance. The highest scoring drivers are announced and granted the title of “City Hero”. Feizhiyue also assists in handling unexpected situations regarding driver qualification as well as traffic accidents during the operation process. The car hailing company compensates us based on the evaluation of the service quality on a monthly basis. These service revenues are recognized upon the completion of the evaluation and confirmation from the car hailing company.

Auto Leasing/Vehicle Management Service Growth Strategy

Feizhiyue’s long-term strategy is focused on expanding and diversifying its revenues improving its operating effectiveness and enhancing the customer experience.

Expand and Diversify Revenues — Feizhiyue’s strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. It is actively working to expand its auto leasing and vehicle management services business, and diversify its rental fleet with a broader mix of electric vehicles to increase in the range of customer options and markets it serves. Feizhiyue plans to expand its footprint in the PRC, with a focus on increasing the following: (i) the number of geographical markets served; (ii) the number of vehicles maintained and managed; and (iii) to continue to expand the scope of management services offered.

Improve Operating Effectiveness — Feizhiyue is focused on generating continuous improvement across its operations, with an emphasis on building a strong safety culture, a more robust auto leasing business and improving margins. Feizhiyue will continue to improve the effectiveness of its sales team with focused training, strong customer relationship management capabilities, and ongoing technology enhancements.

Enhance the Customer Experience — Feizhiyue seeks to differentiate its business by delivering a superior customer experience through the variety and quality of the vehicles and services it offers, the ease of doing business with it and the added value it offers through services, products and technologies. Its focus on offering quality leased vehicles tailored to meet the governmental requirements of the ridesharing industry is intended to meet the preferences of ridesharing drivers, including the expectations for reliable, safe, efficient and effective maintained vehicles.

EV Charging Operations

Feizhiyue is dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. In 2018, it commenced its first installation of EV charging stations in China by the installation of four multi-port charging stations in Zhengzhou, the provincial capital of Henan. These installations assisted the city in the development of its EV infrastructure and supported its environmental goals. Feizhiyue’s charger model is YD-DC120KW-B. The supplier is Shenzhen Fu Dian Technology, Co., Ltd. The charger model follows the main standard of respective electric vehicle technical standard and electrical technical standard. The chargers have comprehensive safety measures, including functions on charger operation and malfunction monitoring, charging connection detection between the charger connector and vehicle, charger self-lock and temperature monitoring during the charging process, protections on electrical leakage, short circuit, overcurrent, overvoltage, over-temperature and an emergency stop button. Feizhiyue plans to deploy additional commercial chargers in and around Zhengzhou.

Feizhiyue’s charging stations have a regular user base — they are drivers of taxis, online car-hailing vehicles, logistic vehicle owners and a few private vehicle owners, which ensures the usage of the charging stations. Feizhiyue earns service fees from providing the charging service.

Based on comprehensive data of vehicles, users, chargers and geography, by applying big data and algorithm, navigation and location based technology, Feizhiyue developed and launched an intelligent charging service platform to act in concert with its charging station network. Its proprietary, cloud-based network allows it to share convenient and advantageous station management features and pertinent data with property partners and drivers through user interfaces. These features include real-time station status, payment processing, detailed charging session information, and monitoring and troubleshooting stations remotely, as well as standard and customized reporting capabilities on, among others, energy dispensed and gallons of fuel saved. Furthermore, we make appropriate adjustments in price between peak and off peak periods to attract the drivers.

There are a multitude of ways users can locate EV charging stations on Feizhiyue’s network. The users can visit our “Xiaofei Charging” official account on We chat, an interface to connect to Feizhiyue’s intelligent charging platform, which provides EV drivers with vital station information, including the ability to locate EV charging stations on its network, view real-time station status information, make charging appointments remotely, pay and initiate EV charging sessions, and manage their account (billing information, text messaging and email notifications). Users can also query the location and status of Feizhiyue’s charging stations in real time through third-party mobile applications including. Gaode Map, Baidu Map and Tencent Map.

Customers can refill their charging cards online in advance through the app. EV charging fees to EV drivers are based either on an hourly rate, a per kilowatt-hour (“kWh”) rate, or by session, and are calculated based on a variety of factors, including associated station costs and local electricity tariffs. Charging cards refilled in advance are recognized as deferred revenues. The charging revenue is recognized at a point in time as service sales when the drivers complete the charging service.

EV Charging Business Operational Strengths

Flexible Business Model. Feizhiyue is able to offer and bundle both access to its charging station network with services offered in its ride-hailing business. It can also implement vehicle management, monitoring, charging sequence and vehicle coordination through the intelligent charging platform, which is useful in managing and enhancing the usage of each charging stations. We believe this offers cross selling opportunities to meet the needs of EV drivers.

Ownership and Control of EV Charging Stations and Services. Feizhiyue owns its charging stations which allows it to control the settings and pricing for its EV charging services, service the equipment as necessary, and have greater brand management and price uniformity.

Experience with Products and Services of Other EV Charging Service Providers. Feizhiyue has experience owning and operating EV charging equipment provided by other EV charging service providers which has provided it with the working knowledge of the benefits and drawbacks of other equipment manufacturers and their applicable EV charging networks.

EV Charging Business Growth Strategy

Feizhiyue’s objective is to continue to be a leading provider of EV charging solutions by deploying larger-scale EV charging infrastructure. By doing so, Feizhiyue aims to enable the accelerated growth of EV adoption and the EV industry. Key elements of its strategy include:

●	Focus on Customer Satisfaction. Feizhiyue’s goal is to increase overall customer satisfaction with new and existing EV drivers by upgrading and expanding the EV charging footprint throughout high demand, high density geographic areas. It offers price segmentation by time, making appropriate adjustments to the prices in three different time periods, i.e., non-peak hours, shoulder hours, and peak hours, to attract drivers to charge during non-peak hours. In addition, Feizhiyue also launched targeted marketing activities to attract users, such as “Top-up (deposit) to get instant bonus”. In addition, its focus is to improve the productivity and utilization of existing EV charging stations, as well as to continue to enhance the features of its EV charging station hardware and its network. In the future, Feizhiyue plans to construct more supporting facilities inside the charging stations (such as water heaters, toilets, convenience stores, lounges), in order to attract new users and enhance user loyalty.

●	Continue to Invest in Sales and Marketing Resources. Feizhiyue’s intention is to invest in sales and marketing infrastructure to capitalize on the growth in the market, as well as to expand its go-to-market strategy. To diversify the business and reduce the operating cost of charging stations, it is planning to install LCD panels or light boxes on the chargers to enable on-site advertising. By operating charging station and online car-hailing management services, Feizhiyue accumulates data of electric vehicle usage and user’s daily commute behaviors which can be used for targeted advertising or additional value-added services.

●	Explore Technology Innovation. Feizhiyue is committed to offer and enhance a comprehensive service platform for “intelligent charging” and “intelligent commute”, to provide the safest, most convenient, low- carbon and high-quality travel and commute solution to its users. Feizhiyue will continue to enhance the product offerings available in its EV charging hardware and networking capability. For example, by monitoring the charging efficiency and frequency, Feizhiyue can also cooperate with car repair, maintenance and battery companies to recommend and provide more exacting and precise vehicle maintenance services. By utilizing the latest smart charging system, big data and scalable user base, Feizhiyue strives to bring the “Internet of Vehicles”, “Internet of Chargers”, and “Customized Commute Experience” together. We believe Feizhiyue’s new “Intelligent Charging and Commute Ecosystem” will eventually benefit the environment by speeding up the acceptance of new energy electric vehicles and introducing highly efficient and sustainable mobile commute models.

●	Properly Capitalize Our Business. Feizhiyue continues to pursue and welcome new potential capital sources to deliver on key operational objectives and the necessary resources to execute its overall strategy. The EV charger industry as a whole is undercapitalized to deliver the full potential of the expected EV market growth in the near future. We expect to retain our leadership position with new capital as it is required.

Miscellaneous Revenues

Automobile Sales. During the year ended December 31, 2020, seven automobiles were sold to a company which is owned by one of Company’s current employees. Sales revenue is recognized when the automobiles are delivered to the customer. We do not provide the customers with the right of return.

Sale of Automobile Terminal Integrated Device-GPS. The automobile terminal integrated device is an electronic positioning device installed to monitor the vehicle information, location and driving route by regulatory authorities. It is required to install the automobile terminal integrated device on online car- hailing vehicles, to ensure the safety of drivers and passengers. In addition, it can help to monitor overloaded trucks and buses and other traffic rule violators. Feizhiyue sells the terminal device to online car-hailing vehicles, logistic companies and operating vehicle owners.

Branding and Marketing Strategy

Feizhiyue named its business services by using variants of “Feizhiyue” and the characteristics of the services provided. For example, we used “XiaoFei ChongDian” to designate our charging service, and “Fei Guanjia” and “XiaoFei Ketang” to designate our driver management services.

For Feizhiyue’s charging services, users can query the location and status of its charging stations in real time through third-party mobile applications including Gaode Map, Baidu Map and Tencent Map.

Feizhiyue also has its official account on We chat. By posting regular company news and industry policy updates, we believe this outreach enhances the social awareness and creditability of our company.

Management, Culture and Training

Our management team brings significant social, industry and government resources to the company. Our company chairman, Mr. Zhong has been the Executive Vice Chairman and Secretary for the Henan Online Car-hailing Work Committee and Deputy Secretary of Henan Province Road Transportation Association since January 2019. Moreover, Mr. Zhong has additionally held the position of vice president of Zhenzhou City Commerce and Industry Chamber since April 2010.

We are guided by a philosophy that recognizes customer service and the importance of delivering optimal performance, allowing us to identify and reward teams that meet our high performance standards. We seek to recruit, hire, train, retain and promote qualified, knowledgeable, and enthusiastic team members who share our passion. The employees we recruit have strong technical talents with solid theoretical knowledge and practical experience. Our team also consists of electricity and electronic industry experts who contribute to our charging operation strengths and online car-hailing vehicle management operations. In addition, we also have design, after-sales service and marketing personnel to handle user inquires and ensure service satisfaction.

We have specific training and certification requirements for all new team members. This process helps ensure that all team members educate our customers and execute our standards accurately and consistently. As team members progress to the assistant manager and manager levels, they undergo additional weeks of training in sales, operations, and management.

Our core values and distinctive corporate culture allow us to attract passionate and friendly employees who share the common vision. We have a strong focus on community engagement, and our culture reflects our belief in doing right by our customers and our communities. We provide our employees with extensive training, career development, individual enrichment, and empowerment, which we believe is a key contributor for our success.

Competition

The market for providing vehicles to online drivers is competitive. Many companies are larger and better- resourced than Feizhiyue is at present, and have superior market presence and reputation. However, we believe Feizhiyue enjoys a competitive advantage through its ability to directly lease cars to on-line ridesharing customers from its fleet. We also believe that Feizhiyue’s continuing focus on electric vehicles will further distinguish it from its competitors.

The major players in the charging operation market of China are “Te Lai Dian”, “Xing Xing Charging”, “Yi Gan Energy” and “State Gird Electric Vehicle Service”. We believe, Feizhiyue’s competitive advantage is that it is running both charging stations and online car-hailing management business. Feizhiyue has a large stable of users such as taxi drivers, online car-hailing drivers and logistics drivers which helps ensure the usage of its chargers.

Trademarks, Copyrights, Patents and Domain Names

As of December 31, 2021 and December 31, 2020, we had four trademarks and one copyright on computer software. Those four trademarks were issued in 2018 and expire in 2028.

The followings are the information of the four trademarks:

No.	Trademark Name	Trademark Number	Category	Issue Date	Expiration Date
1	小丹帮忙 (Xiaodan Bangmang)	26670676	39	Sep 14, 2018	Sep 13, 2028
2	小丹帮忙 (Xiaodan Bangmang)	26692993	35	Sep 14, 2018	Sep 13, 2028
3	小丹帮忙 (Xiaodan Bangmang)	26679610	36	Sep 14, 2018	Sep 13, 2028
4	菲管家 (Fei Guangjia)	26669965	39	Sep 14, 2018	Sep 13, 2028

The following is the information of the one copyright:

No.	Software Name	Registration Number	Development Completion Date	First Launching Date
1	Feizhiyue Charger Management System V1.2	2019SR0474443	Apr 1, 2019	Apr 1, 2019

Insurance

For Feizhiyue’s charging station operations, it purchases property “all risks” insurance from Ping An Property & Casualty Insurance Company of China, Ltd. (“Ping An”).

In addition, Feizhiyue purchases public liability insurance from Ping An, to cover third party personal injury or property damage caused by its charging stations. The insurance fees are paid by the charger manufacturer.

For Feizhiyue’s online car-hailing vehicles, it purchases traffic compulsory insurance and vehicle commercial insurance from Sunshine Insurance Group. Typically, the insurance fees are paid by the driver who leases the online car-hailing vehicle.

As required in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including pension, medical insurance and unemployment insurance programs. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Properties

Feizhiyue leases 252 square meters of office space, located at “Guomao Gaoguan” Building No.2, Tongbo Road No.206, Zhongyuan District, Zhengzhou City, Henan, China, from the former spouse of our largest beneficial owner of ordinary shares, with a lease term expiring in March 2027. The lease expense is accrued as an addition to the loan from related party.

Feizhiyue’s charging station leases are from government allocations with no fee, profit share with the lessor and regular rent payment to the lessor.

The charging station sites are from a government allocation with no fee which means the use of site is fee exempt and lasts until the government changes the planning on the site.

The charging station lease is based on a profit share with the lessor is a cooperation contract with an agreed upon charging service fee profit sharing ratio of eight to two to Feizhiyue and Huachen, respectively. The charging station cooperation agreement has with a lease term of 15 years, effective from December 3, 2018 to December 2, 2033.

Feizhiyue leases parking lot areas of Building 7 at Yuhua Road and Building 4 at Yuxuan Road, Zhongyuan District, Zhengzhou City, Henan, China, with a monthly rental fee of $494 and $459, respectively. The lease term is eight years.

Employees

We currently have 51 employees. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We have made employee benefit contributions in accordance with relevant Chinese regulations, including pensions, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. We have recorded the contribution in the general administration expenses when incurred.

REGULATION

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations on Consumer Protection

In October 1993, the SCNPC promulgated the Law of the PRC on the Protection of the Rights and Interests of Consumers, or the Consumer Protection Law, which became effective on January 1, 1994 and was amended on March 15, 2014. Under the Consumer Protection Law, a business operator providing a commodity or service to a consumer is subject to a number of requirements, including the following:

●	to ensure that commodities and services meet with certain safety requirements;

●	to protect the safety of consumers;

●	to disclose serious defects of a commodity or a service and to adopt preventive measures against damage occurrence;

●	to provide consumers with accurate information and to refrain from conducting false advertising;

●	to obtain consents of consumers and to disclose the rules for the collection and/or use of information when collecting data or information from consumers; to take technical measures and other necessary measures to protect the personal information collected from consumers; not to divulge, sell, or illegally provide consumers’ information to others; not to send commercial information to consumers without the consent or request of consumers or with a clear refusal from consumers;

●	not to set unreasonable or unfair terms for consumers or alleviate or release itself from civil liability for harming the legal rights and interests of consumers by means of standard contracts, circulars, announcements, shop notices or other means;

●	to remind consumers in a conspicuous manner to pay attention to the quality, quantity and prices or fees of commodities or services, duration and manner of performance, safety precautions and risk warnings, after-sales service, civil liability and other terms and conditions vital to the interests of consumers under a standard form of agreement prepared by the business operators, and to provide explanations as required by consumers; and

●	not to insult or slander consumers or to search the person of, or articles carried by, a consumer or to infringe upon the personal freedom of a consumer.

Business operators may be subject to civil liabilities for failing to fulfill the obligations discussed above. These liabilities include ceasing infringement, restoring the consumer’s reputation, eliminating the adverse effects suffered by the consumer, and offering an apology and compensation for any losses incurred. The following penalties may also be imposed upon business operators for the infraction of these obligations: issuance of a warning, confiscation of any illegal income, imposition of a fine, an order to cease business operation, revocation of its business license or imposition of criminal liabilities under circumstances that are specified in laws and statutory regulations. Our Company’s end customers are car-hailing drivers and electric vehicle charging consumers. To date, we have never received a consumer complaint and intend to remain in compliance with these standards by putting the needs and experiences of our customers first.

Regulations on Intellectual Property Rights

The PRC Copyright Law, which took effect on June 1, 1991 and was subsequently amended on October 27, 2001, on February 26, 2010 and on November 11,2020, respectively, provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, own copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center. According to the Copyright Law, an infringer of the copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners and compensating the loss of copyright owner. Infringers of copyright may also be subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Protection Regulations promulgated by the State Council on June 4, 1991 and subsequently amended on December 20, 2001 and on January 30, 2013, Chinese citizens, legal persons and other organizations shall enjoy copyright on software they develop, regardless of whether the software is released publicly. Software copyright commences from the date on which the development of the software is completed. The protection period for software copyright of a legal person or other organizations shall be 50 years, concluding on December 31 of the 50th year after the software’s initial release. The software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright and is entitled to receive remuneration.

Both the Trademark Law of the PRC adopted by the SCNPC on August 23, 1982 and last amended on November 1, 2019, and the Implementation Regulation of the Trademark Law of the PRC adopted by the State Council on August 3, 2002 and revised on April 29, 2014 give protection to the holders of registered trademarks and trade names. The National Intellectual Property Administration (Trademark Office) handles trademark registrations. Trademarks can be registered for a term of ten years and can be extended for another ten years if requested upon expiration of any ten-year term. Trademark license agreements must be filed with the Trademark Office.

According to the Administrative Measures on Internet Domain Names promulgated by the Ministry of Industry and Information Technology of PRC in August 24, 2017 and took effect on November 1, 2017. The registration of domain names in PRC is on a “first-apply-first-registration” basis. A domain name applicant will become the domain name holder upon the completion of the application procedure.

Pursuant to the PRC Patent Law which was promulgated by the SCNPC on March 12, 1984 and amended on August 25, 2000, on December 27, 2008 and on October 17, 2020, and its implementation rules, once a patent for an invention or utility model has been granted, unless otherwise provided by the Patent Law, no entity or individual may use the patent, patented product or patented process for production or business purposes without the authorization of the patent owner. Once a patent has been granted for a design, no entity or individual may manufacture, sell or import any product containing the patented design without the permission of the patent owner. If a patent is found to have been infringed, the infringer must, in accordance with relevant regulations, cease such infringement, take remedial action and pay damages.

We are not in violation of the PRC’s intellectual property laws and there have been no allegations of infringement. We have applied for copyrights and trademarks to protect our own rights.

Regulations on Taxation

According to the Enterprise Income Tax Law of the PRC, or the EIT Law, which was promulgated on March 16, 2007, and came into effect on January 1, 2008 and was amended by the SCNPC on February 24, 2017 and December 29, 2018, and the Implementation Regulations on the Enterprise Income Tax Law, which was promulgated by the State Council on December 6, 2007 and came into effect on January 1, 2008, and was amended by the State Council on April 23, 2019 and came into effect on the same date, a uniform income tax rate of 25% will be applied to domestic enterprises, foreign-invested enterprises. These enterprises are classified as either resident enterprises or non-resident enterprises. Besides enterprises established within the PRC, enterprises established in accordance with the laws of other judicial districts whose “de facto management bodies” are within the PRC are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate for their global income. A non-resident enterprise refers to an entity established under foreign law whose “de facto management bodies” are not within the PRC but which have an establishment or place of business in the PRC, or which do not have an establishment or place of business in the PRC but have income sourced within the PRC. An income tax rate of 10% will normally be applicable to dividends declared to or any other gains realized on the transfer of shares by non-PRC resident enterprise investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

According to the Arrangement for the Avoidance of Double Taxation and Tax Evasion between Mainland of China and Hong Kong entered into between Mainland China and the Hong Kong Special Administrative Region on August 21, 2006, if the non-PRC parent company of a PRC enterprise is a Hong Kong resident which directly owns 25% or more of the equity interest of the PRC foreign-invested enterprise which pays the dividends and interests, the 10% withholding tax rate applicable under the EIT Law may be lowered to 5% for dividends and 7% for interest payments if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws. However, according to the Notice on the Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, which was promulgated by the State Administration of Taxation or the SAT on February 20, 2009 and which came into effect on the same date, if the relevant PRC tax authorities determine, in their discretion, that a company benefits unjustifiably from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties, issued by the SAT on February 3, 2018 and effective on April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

The Provisional Regulations on Value-added Tax, which was promulgated on December 13, 1993, came into effect on January 1, 1994, and last amended on November 19, 2017, and the Detailed Implementing Rules of the Provisional Regulations on Value-added Tax, which was promulgated on December 25, 1993 and came into effective on the same date, and was amended on December 15, 2008 and October 28, 2011, came into effect on November 1, 2011 set out that all taxpayers selling goods or providing processing, repairing or replacement services, sales of services, intangible assets and immovable assets and importing goods in China shall pay a value-added tax.

On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-added Tax, according to which, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of value-added tax. The value-added tax rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the value-added tax rate applicable to the small-scale taxpayers is 3%. According to the Notice of the Ministry of Finance and the State Administration of Taxation on Adjusting Value-added Tax Rates issued on April 4, 2018 and became effective on May 1, 2018, the deduction rates of 17% and 11% applicable to the taxpayers who have value added tax, taxable sales activities, or imported goods are adjusted to 16% and 10%, respectively. According to the Announcement on Policies for Deepening the Value-added Tax Reform issued by the Ministry of Finance, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, the value added tax rate was reduced to 13% and 9%, respectively.

The income tax rate for in the PRC for the Company is 25%. The Company collects VAT at the following rates:

	2021	2020
	January to December	January to December
Car lease revenue	13%	13%
Services, and Management fees	6%	6%

We are currently compliant with all applicable tax laws and requirements.

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Control Regulations of the PRC promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the RMB is freely convertible for current account items, including goods, services, gains and transaction items, but not for capital account items, such as capital transfers, direct investments, investment in securities, derivatives and loans, unless the prior approval of the State Administration of Foreign Exchange, or the SAFE, is obtained and prior registration with the SAFE is made.

The Circular on Reforming the Management Method regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises (“Circular 19”), promulgated on March 30, 2015 and last amended on December 30, 2019, allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. Under the Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operation needs of the enterprises. The proportion of willingness-based foreign exchange settlement of capital for foreign-invested enterprises is temporarily set at 100%. The SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments. However, the Circular 19 and the Circular on Reforming and Regulating the Management Policies on the Settlement of Capital Projects continues to prohibit foreign- invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing in securities and other investments except for bank’s principal-secured products, providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use.

On October 23, 2019, the SAFE promulgated the Circular on Further Promoting the Facilitation of Cross-border Trade and Investment (“Circular 28”). Pursuant to Circular 28, on the basis of allowing investment-oriented foreign-invested enterprise (including foreign-invested investment companies, foreign- invested venture capital enterprises and foreign-invested equity investment enterprises) to use capital funds for domestic equity investment in accordance with laws and regulations, non-investment foreign-invested enterprises shall be allowed to use capital funds for domestic equity investment in accordance with the laws under the premise of not violating the Negative List and the authenticity and compliance of their domestic invested projects.

According to the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business issued by the SAFE on April 10, 2020, eligible enterprises are allowed to make domestic payments by using their capital funds, foreign credits and the income under capital accounts of overseas listing, with no need to provide the evidentiary materials concerning authenticity of such capital for banks in advance, provided that their capital use shall be authentic and in line with provisions, and conform to the prevailing administrative regulations on the use of income under capital accounts. The concerned bank shall conduct spot checking in accordance with the relevant requirements.

On December 25, 2006, the People’s Bank of China issued the Administration Measures on Individual Foreign Exchange Control and its Implementation Rules were issued by the SAFE on January 5, 2007, both of which became effective on February 1, 2007. The Implementation Rules was later amended on May 29, 2016. Under these regulations, all foreign exchange matters involved in the employee stock ownership plan, stock option plan and other similar plans, participated by onshore individuals shall be transacted upon approval from the SAFE or its authorized branch. On February 15, 2012, the SAFE promulgated the Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Individuals Participating in the Stock Incentive Plan of An Overseas Listed Company, or Circular 7, to replace the Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Option Plan or Stock Option Plan of An Overseas Listed Company. Under Circular 7, the board members, supervisors, officers or other employees, including PRC citizens and foreigners having lived within the territory of the PRC successively for at least one year of a PRC entity, who participate in stock incentive plans or stock option plans by an overseas publicly listed company, or the PRC participants, are required, through a PRC agent or PRC subsidiaries of such overseas publicly-listed company, to complete certain foreign exchange registration procedures with respect to the plans upon the examination by, and approval of, the SAFE. We and our PRC participants who have been granted stock options are subject to Circular 7. If our PRC participants who hold such options or our PRC subsidiary fail to comply with these regulations, such participants and their PRC employer may be subject to fines and legal sanctions.

We have filed with the State Administration of Foreign Exchange, and have opened a foreign currency capital account at the Industrial Bank Co., Ltd. Zhengzhou Branch, which is subject to the supervision of the State Administration of Foreign Exchange.

Regulations on Foreign Investment

The SCNPC enacted the Foreign Investment Law of the PRC on March 15, 2019 and the State Council promulgated the Implementation Regulations of Foreign Investment Law of the PRC on December 26, 2019, both of which came into force on January 1, 2020. On December 30, 2019, the MOFCOM and the SAMR jointly promulgated the Measures on Reporting of Foreign Investment Information, which also became effective on January 1, 2020. Under these laws and regulations, foreign investors or foreign-invested enterprises shall report and update investment information to the competent department for commerce through the Enterprise Registration System and the National Enterprise Credit Information Publicity System. Any foreign investor or foreign-invested company found to be non-compliant with these reporting obligations may potentially be subject to fines and legal sanctions.

The Foreign Investment Law of the PRC, together with its Implementation Regulations replaced, in their entirety, the trio of previous laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations.

Generally speaking, the Company Law of the PRC or the Partnership Law of the PRC (promulgated by the SCNPC in February 1997 and amended in August 2006) shall apply with respect to the organization of foreign-invested enterprises.

According to the 2021 edition of the Special Administrative Measures for Foreign Investment Access (Negative List) issued by the Ministry of Commerce, our Company’s business is not within the scope of special administrative measures, and the company does not need a telecommunications license for mobile application services.

Regulations on Dividend Distribution

The principal regulations governing distribution of dividends of foreign-invested enterprises include the Company Law of the PRC (the “Company Law”).

Under the Company Law, companies shall contribute 10% of the profits into their statutory surplus reserve upon distribution of their post-tax profits of the current year. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital.

Regulations on Offshore Financing

On October 21, 2005, the SAFE issued Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75, which became effective as of November 1, 2005. Under Circular 75, if PRC residents use assets or equity interests in their PRC entities as capital contributions to establish offshore special-purpose companies directly or indirectly controlled by such PRC residents to carry out equity financing overseas and through special-purpose companies to carry out direct investment activities in China, they are required to register with local SAFE branches with respect to their overseas investments in offshore companies and roundtrip investment. PRC residents are also required to file amendments to their registrations if their offshore companies experience material events involving capital variation, such as changes in share capital, share transfers, mergers and acquisitions, spin-off transactions, long-term equity or debt investments or uses of assets in China to guarantee offshore obligations.

Moreover, Circular 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past were required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Circular 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who control our company are required to register periodically with the SAFE in connection with their investments in us.

The SAFE issued a series of guidelines to its local branches with respect to the operational process for SAFE registration, including the Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or Circular 59, which came into effect as of December 17, 2012 and last amended on May 4, 2018. The guidelines standardized more specific and stringent supervision on the registration required by Circular 75. For example, the guidelines impose obligations on onshore subsidiaries of an offshore entity to make true and accurate statements to the local SAFE authorities in case any shareholder or beneficial owner of the offshore entity is a PRC citizen or resident. Untrue statements by the onshore subsidiaries will lead to potential liability for the subsidiaries, and in some instances, for their legal representatives and other individuals.

On July 4, 2014, the SAFE issued the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of the Overseas Investment and Financing and Round-trip Investments by Domestic Residents through Special Purpose Vehicles, or Circular 37, which became effective and suspended Circular 75 on the same date, and Circular 37 shall prevail over any other inconsistency between itself and relevant regulations promulgated previously. Pursuant to Circular 37, any PRC residents, including both PRC institutions and individual residents, are required to register with the local branch of the SAFE before making a contribution to an enterprise directly established or indirectly controlled by the PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally owned domestic or offshore assets or equity interests, referred to in this circular as a “special purpose vehicle”. Under Circular 37, the term “PRC institutions” refers to entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC individual residents” includes all PRC citizens (also including PRC citizens abroad) and foreigners who habitually reside in the PRC for economic benefit. A registered special purpose vehicle is required to amend its SAFE registration with respect to such vehicle in connection with any change of basic information including PRC individual resident shareholder, name, term of operation, or PRC individual resident’s increase or decrease of capital, transfer or exchange of shares, merger, division or other material changes. In addition, if a non- listed special purpose vehicle grants any equity incentives to directors, supervisors or employees of domestic companies under its direct or indirect control, the relevant PRC individual residents could register with the local branch of the SAFE before exercising such options. The SAFE simultaneously issued guidance to its local branches with respect to the implementation of Circular 37. Under Circular 37, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including restrictions on the payment of dividends and other distributions to its offshore parent company and the capital inflow from the offshore entity, and may also subject the relevant PRC residents and onshore company to penalties under the PRC foreign exchange administration regulations.

On September 14, 2015, the National Development and Reform Commission issued the Circular of the National Development and Reform Commission on Promoting the Administrative Reform of the Record- filing and Registration System for the Issuance of Foreign Debts by Enterprises to remove the quota review and approval system for the issuance of foreign debts (including bonds and loans for more than 1 year) by enterprises, reform and innovate the ways that foreign debts are managed, and implement the administration of record-filing and the registration system.

We have requested our shareholders who are Chinese residents to complete the initial foreign exchange registrations and make the necessary applications, filings, and amendments as required under Circular 37 and other related rules. Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by Circular 37 immediately before completion of this offering. However, we cannot provide any assurances that all of our shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration. Any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject us to fines or sanctions imposed by the PRC government.

Regulations on Merger and Acquisition and Overseas Listing

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, adopted the Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. Foreign investors shall comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, and thus changing the nature of the domestic company into a foreign-invested enterprise; or when the foreign investors establish a foreign-invested enterprise in the PRC, through which to purchase the assets of a domestic company and operate the assets; or when the foreign investors purchase the asset of a domestic company, establish a foreign-invested enterprise by injecting such assets and operate the assets. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals who also control such PRC domestic companies, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange.

The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

According to these laws and regulations, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns, and for mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises that have “national security” concerns. In addition, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review, the MOFCOM will look into the substance and actual impact of the transaction. The MOFCOM Security Review Rules further prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

We might grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Regulation on Security Review

In August 2011, the MOFCOM promulgated the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rule, which came into effect on September 1, 2011, to implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011. Under these regulations, a security review is required for foreign investors’ mergers and acquisitions having “national defence and security” implications and mergers and acquisitions by which foreign investors may acquire “de facto control” of domestic enterprises having “national security” implications. In addition, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to a security review, the MOFCOM will look into the substance and actual impact of the transaction. The MOFCOM Security Review Rule further prohibits foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

On December 19, 2020, the NDRC and MOFCOM promulgated the Measures for the Security Review of Foreign Investments which became effective on January 18, 2021. Under the Security Review of Foreign Investments, for foreign investments that affect or may affect national security, security review shall be conducted by the office led by NDRC and MOFCOM. For the purpose of these Measures, the term “foreign investment” refers to the investment activities carried out by foreign investors directly or indirectly within the territory of the PRC, including the following circumstances:

●	where foreign investors invest, solely or jointly with other investors, in new projects or establishing enterprises in the PRC;

●	where foreign investors acquire equity or assets of domestic enterprises by way of merger and acquisition; or

●	where foreign investors make investments in the PRC in any other form.

Regulation on Information Protection on Networks

On December 28, 2012, SCNPC issued Decision of the Standing Committee of the National People’s Congress on Strengthening Information Protection on Networks, pursuant to which network service providers and other enterprises and institutions shall, when gathering and using electronic personal information of citizens in business activities, publish their collection and use rules and adhere to the principles of legality, rationality and necessarily, explicitly state the purposes, manners and scopes of collecting and using information, and obtain the consent of those from whom information is collected, and shall not collect and use information in violation of laws and regulations and the agreement between both sides; and the network service providers and other enterprises and institutions and their personnel must strictly keep such information confidential and may not divulge, alter, damage, sell, or illegally provide others with such information.

On July 16, 2013, the Ministry of Industry and Information Technology, or the MIIT, issued the Provisions on the Protection of Personal Information of Telecommunication and Internet User, which was effective as of September 1, 2013. The requirements under this order are stricter and wider compared to the above decision issued by the National People’s Congress. According to the provisions, if a network service provider wishes to collect or use personal information, it may do so only if such collection is necessary for the services it provides. Furthermore, it must disclose to its users the purpose, method and scope of any such collection or usage, and must obtain consent from the users whose information is being collected or used. Network service providers are also required to establish and publish their protocols relating to personal information collection or usage, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Network service providers are required to cease any collection or usage of the relevant personal information, and provide services for the users to de- register the relevant user account, when a user stops using the relevant Internet service. Network service providers are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such personal information unlawfully to other parties. In addition, if a network service provider appoints an agent to undertake any marketing or technical services that involve the collection or usage of personal information, the network service provider is required to supervise and manage the protection of the information. The provisions state, in broad terms, that violators may face warnings, fines, public exposure and, criminal liability whereas the case constitutes a crime.

On June 1, 2017, the Cybersecurity Law of the PRC promulgated in November, 2016 by SCNPC became effective. This law also absorbed and restated the principles and requirements mentioned in the aforesaid decision and order, and further provides that, where an individual finds any network operator collects or uses his or her personal information in violation of the provisions of any law, regulation or the agreement of both parties, the individual shall be entitled to request the network operator to delete his or her personal information; if the individual finds that his or her personal information collected or stored by the network operator has any error, he or she shall be entitled to request the network operator to make corrections, and the network operator shall take measures to do so. Pursuant to this law, the violators may be subject to: (i) warning; (ii) confiscation of illegal gains and fines equal to one to ten times of the illegal gains; or if without illegal gains, fines up to RMB1,000,000; or (iii) an order to shut down the website, suspend the business operation for rectification, or revoke business license. Besides, responsible persons may be subject to fines between RMB10,000 and RMB100,000.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the PRC Personal Information Protection Law, or the PIPL, which went into effect in November 2021. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Sensitive personal information refers to personal information that, once leaked or illegally used, could easily lead to the infringement of human dignity or harm to the personal or property safety of an individual, including biometric recognition, religious belief, specific identity, medical and health, financial account, personal whereabouts and other information of an individual, as well as any personal information of a minor under the age of 14. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests. We may collect sensitive personal information such as ID card photos and personal photos from our customers for purpose of verifying their personal identities when they carry out online check-in or make online reservation with our hotels. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects and regulatory authorities may order us to rectify or terminate our current practice of collecting and processing sensitive personal information. We may also become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

In April 2020, the Cyberspace Administration of China, the National Development and Reform Commission, MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOC, the People’s Bank of China, SAMR, the National Radio and Television Administration, the National Administration of State Secrets Protection, the National Cryptography Administration promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. The Cybersecurity Review Measures provides that the operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

The Cybersecurity Review Measures, together with the Cybersecurity Law, specifies that any purchase of network products and services by critical information infrastructure operators (the “CIIOs”) that may impact national security will be subject to the cybersecurity review. Where the purchase of network products and services by a CIIO influences or may influence state security, the CIIO shall notify the Cybersecurity Review Office, which is under the CAC, and a cybersecurity review shall be conducted pursuant to the Measures. According to Cybersecurity Review Measures, the CIIO shall be identified by the relevant department as protecting critical information infrastructure. In addition, under the Cybersecurity Review Measures, the term “network products and services” mainly refers to core network equipment; high- performance computers and servers; large-capacity storage devices; large-capacity databases and application software; network security equipment; cloud computing services; and other network products and services that have a significant impact on critical information infrastructure security. Under the Cybersecurity Law, where CIIOs use network products or services that have neither been reviewed for security, nor passed the cybersecurity review, they shall be ordered by the relevant competent departments to stop using such products or services, and a fine of no less than one, but no more than ten times the purchase amount shall be imposed. As for the persons directly in charge or otherwise directly responsible, a fine of no less than RMB 10,000 but no more than RMB 100,000 shall be imposed.

According to the 2021 edition of the Special Administrative Measures for Foreign Investment Access (Negative List) issued by the Ministry of Commerce, our Company’s business is not within the scope of special administrative measures, and does not need a telecommunications license for mobile application services.

Regulations on Employee Share Option Plans

Pursuant to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or SAFE Circular 7, issued by the SAFE in February 2012, employees, directors, supervisors, and other senior management participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of such overseas listed company, and complete certain other procedures. See “— Regulations on Foreign Currency Exchange.”

In addition, the SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in the PRC who exercise share options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are obligated to file documents related to employee share options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their share option or purchase restricted shares. Although we currently do not have any employee share option plans, we will be required to comply with these regulations should we adopt and administer such a plan in the future. In the event that we adopt an employee option plans, our PRC subsidiary will have obligations to file documents related to employee share options or restricted shares with the relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Regulations on Employment and Social Insurance

The PRC Labor Contract Law promulgated by PRC Congress in 2007 and amended in December 2012, and its implementation rules issued by the State Council in 2008, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Violations of the PRC Labor Law and the PRC Labor Contract Law may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the PRC Social Insurance Law, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment and the Provisional Insurance Measures for Maternal Employees. Pursuant to these laws and regulations, PRC companies must make contributions at specified levels for their employees to the relevant local social insurance and housing fund authorities. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities. If local authorities were to increase the minimum wage or the required employer portion of social insurance, our operating expenses would increase. In addition, if we fail to maintain employment agreements with each of our employees, or if we fail to contribute sufficient social insurance coverage to our employees, we would be subject to penalties.

Regulations on Advertising

According to Advertising Law of the PRC, or Advertising Law, which was promulgated by NPCSC on 27 October 1994 and amended on 1 September 2015 and 26 October 2018, advertisements shall not contain any false or misleading information, and shall not deceive or mislead consumers. Advertisers, advertising agents and advertisement publishers shall abide by the laws, regulations and the principles of justice, honesty and fair competition in carrying out advertising activities. Local administrative departments for industry and commerce at and above the county level shall take charge of the supervision and administration on advertising within their respective administrative jurisdictions. Other relevant departments of the local people’s governments at and above the county level shall take charge of the advertising management-related work within their respective scope of duties. According to the Advertising Law, the use of internet to publish or distribute advertisements shall not affect the normal use of the internet by users. Advertisements published on internet pages such as pop-up advertisements shall be indicated with conspicuous mark for close to ensure the close of such advertisements by one click. We regularly send promotions, notifications, and newsletters to subscribers to our WeChat platform “Xiaofei Charging.” These activities are regulated by advertising law and we are required to comply with these rules. Should any of our promotion materials contain misleading and false information, we will be subject to penalties.

Regulations on Internet Platform Business

According to the Telecommunications Regulations of the PRC issued by the State Council on September 25, 2000 and was amended on July 29, 2014 and February 6, 2016, respectively, value-added telecommunications services are defined as telecommunications and information services provided through public network infrastructures and are subject to licenses prior to commencement of operations, and according to the Catalogue of Telecommunications Business (2015 Edition) attached to the Telecommunications Regulations of the PRC, value-added telecommunications services are divided into two categories, class I value-added telecommunication services and class II value-added telecommunication services. On July 3, 2017, the MIIT issued the revised Administrative Measures for the Licensing of Telecommunications Business, or the Telecom License Measures, which became effective on September 1, 2017, to supplement the Telecom Regulations. The Telecom License Measures require that an operator of value-added telecommunications services obtain a VATs License from the MIIT or its provincial level counterparts. The term of a VATs License is five years and the license holder is subject to annual inspection.

An e-commerce operator shall obtain a license for value-added telecommunications services with the specification of online data processing and transaction processing business from appropriate telecommunications authorities, pursuant to the Telecommunications Regulations and the Catalog of Telecommunications Services.

On February 7, 2021, the State Administration for Market Regulation, or the SAMR, promulgated Guidelines to Anti-Monopoly in the Field of Platform Economy, or the Anti-Monopoly Guidelines for Platform Economy. The Anti-Monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain internet platforms’ abuse of market dominant position which are prohibited to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing using big data and analytics, selling products below cost without reasonable causes, actions or arrangements seen as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as abuse of dominant market position that may have the effect to eliminate or restrict competition.

On August 31, 2018, the Standing Committee of the National People’s Congress promulgated the E-commerce Law, which came into effect on January 1, 2019. The E-commerce Law imposes a series of requirements on e-commerce operators including e-commerce platform operators, merchants operating on the platform and the individuals and entities carrying out business online. Our business, as currently operated, does not constitute an internet platform within the meaning of the applicable regulations.

Environmental Protection Law

The Environmental Protection Law of the PRC, or the Environmental Protection Law, was promulgated and effective on December 26, 1989, and most recently amended on April 24, 2014. This Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution, other public hazards and safeguarding people’s health.

According to the provisions of the Environmental Protection Law, in addition to other relevant laws and regulations of the PRC, the Ministry of Environmental Protection and its local counterparts take charge of administering and supervising said environmental protection matters. Pursuant to the Environmental Protection Law, the environmental impact statement on any construction project must assess the pollution that the project is likely to produce and its impact on the environment, and stipulate preventive and curative measures; the statement shall be submitted to the competent administrative department of environmental protection for approval. Installations for the prevention and control of pollution in construction projects must be designed, built and commissioned together with the principal part of the project.

Permission to commence production at or utilize any construction project shall not be granted until its installations for the prevention and control of pollution have been examined and confirmed to meet applicable standards by the appropriate administrative department of environmental protection that examined and approved the environmental impact statement. Installations for the prevention and control of pollution shall not be dismantled or left idle without authorization. Where it is absolutely necessary to dismantle any such installation or leave it idle, prior approval shall be obtained from the competent local administrative department of environmental protection.

The Environmental Protection Law makes it clear that the legal liabilities of any violation of said law include warning, fine, rectification within a time limit, compulsory cease operation, compulsory reinstallation of dismantled installations of the prevention and control of pollution or compulsory reinstallation of those left idle, compulsory shutout or closedown, or even criminal punishment.

As of the date of this prospectus, we are not aware of any warning, investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor have we been punished or can foresee any punishment to be made by any government authorities of the PRC.

Order on Ecosystem by The Ministry of Ecology and Environment 2019 Classification-based Management on Fixed Pollutant Source

Pursuant to the Order on Ecosystem by The Ministry of Ecology and Environment, which was issued on July 28, 2017 and most recently amended on December 20, 2019, The Ministry of Ecology and Environment implements a classification-based management on the environmental impact assessment, or EIA, of pollutants according to pollutant amount and the impact of the pollutants on the environment as below:

●	For those pollutant discharge units with large amount of pollutants and significant environmental impacts, the key management on a pollutant discharge permit is required;

●	For those pollutant discharge units with small amount of pollutants and small environmental impacts, the simplified management on a pollutant discharge permit is required; and

●	For those pollutant discharge units with very small amount of pollutants and very small environmental impacts, the pollutant discharge registration form is required.

Under applicable environmental regulations, our gas-fueled vehicles are required to pass an annual inspection and meet minimum emission standards, which are subject to change. We will be subject to penalty if we fail to pass the applicable standards. In addition, we might be required to replace certain parts of our vehicles, or retire certain models from our fleet, in order to meet new emission standards and as a result, our operating costs would increase accordingly. In addition, the batteries installed in our electric vehicles have to be recycled and disposed in compliance with regulations. We are subject to penalty for any mishandling. If the environmental regulations were to change to impose more stringent standards, we might incur additional recycling and compliance cost regarding battery disposal.

Regulations on Car Leasing Services

Car leasing services are subject to certain PRC governmental regulations, including “Road Traffic Safety Law”, “Transportation Law”, “Regulations on ride-hailing services”, and “Zhengzhou City Regulations on ride-hailing services”, carried out by Transportation Department and Public Safety Department. These regulations may materially impact Feizhiyue’s business in the following ways:

●	The “Road Traffic Safety Law” outlines traffic rules and regulates the behavior of all drivers, including commercial drivers. The drivers of each vehicle are directly responsible for fines and liabilities under this law. However, if a ride-hailing driver’s license is suspended for violation of road traffic safety law, we may experience down time on leasing vehicle and suffer loss of rental income from the suspended driver.

●	The “Transportation Law” regulates the eligibility and compliance of commercial drivers. The drivers are responsible for fines and liabilities under the transportation law. However, if a ride-hailing driver’s license is suspended for violation of road traffic safety law, we may experience down time on leasing vehicle and suffer loss of rent income.

●	“Regulations on ride-hailing services” – On July 27, 2016, the Ministry of Transport, the MIIT, the Ministry of Public Security, the Ministry of Commerce, the State Administration for Market Regulation and the Cyberspace Administration of China, jointly promulgated the Interim Measures for the Management of Online Ride Hailing Operation and Service, which took effect on November 1, 2016 and was last amended on December 28, 2019. The measures were promulgated to regulate the business activities of online ride hailing services and to ensure the safety of passengers by establishing a regulatory system for operating vehicles, drivers, and online platforms engaged in online ride hailing services. Vehicles used for online ride hailing services must satisfy certain conditions in order to obtain the transportation permit for vehicles used for online ride hailing services, including, among others, installation of satellite navigation system and emergency alarm devices, and meeting certain operational safety criteria. The Interim Measures for the Management of Online Ride Hailing Operation and Service also impose certain requirements on drivers engaged in online ride hailing services, including, among others, a driving experience of more than three years and no transport or driving related or violent criminal offense or violent crime record. Drivers must meet the prescribed conditions and pass the relevant exams before they can obtain the specialty driver’s license for online ride hailing services. We may be subject to an order of correction and a fine of RMB5,000 to RMB10,000, and in severe cases a fine of RMB10,000 to RMB30,000, if the relevant vehicle or driver providing the online ride hailing services has not obtained the applicable permit. If these regulations or related orders were to impose mandatory upgrades on vehicles, we would have to recall our vehicles and may experience down time on leasing vehicles and suffer loss on rent income. Similarly, if a ride-hailing driver’s license is suspended for violation of regulation on ride-hailing services, we may experience down time on leasing vehicle and suffer loss on rent income.

●	Zhengzhou City Regulations – Various local governmental authorities have also promulgated implementing rules to further stipulate the detailed requirements for online ride hailing service platforms, vehicles and drivers. On September 10, 2018, the General Office of the Ministry of Transport and the General Office of the Ministry of Public Security jointly published the Urgent Notice on Further Strengthening the Safety Management of the Online Ride Hailing and Private Car Sharing to enhance the background checks of drivers engaged in online ride hailing and private car sharing, urge the relevant service providers to fulfill their responsibilities in work safety management, and procure sound complaint and emergency alarming systems and quick response systems. The company is prohibited from working with drivers who have not passed the background check.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of September 12, 2022.

Directors and Executive Officers	Age	Position/Title
Dexiu Wu	69	Chairman and Director
Hong Chun	48	Chief Executive Officer and Director
Li Jianhui	50	Chief Operating Officer
Zhao Xia	47	Chief Financial Officer
Zhang Xiaonv	42	Secretary
Lizhi Tian	49	Independent Director Nominee
Li Qin	43	Independent Director Nominee
Song Xue	33	Independent Director Nominee

Dexiu Wu has served as the Chairman and a Director of GBT Cayman since its inception. Ms. Wu graduated from the school of Business Administration of Tsinghua University, and founded the Zhengzhou Feizhiyue Automobile Sales Co., Ltd. in May 2016. She previously served as the executive director of Hong Kong Flanders Technology Co., Ltd.

Hong Chun has served as the Chief Executive Officer and a Director of Feizhiyue since its inception. From 2013 to 2016 he was the Operations Director of Zhengzhou Vehicle Technology Co., Ltd and prior to that served in the Technology Department of Henan Aerospace Golden Sui Electronics Co., Ltd. Mr. Chun graduated from the School of Business Administration of Tsinghua University.

Li Jianhui has been the Chief Operating Officer of Feizhiyue since its inception. From 2006 through 2016, he served as the director of Xianglin Institute of Industry and Commerce of Zhumadian Industry and Commerce Bureau. of Zhengzhou Feizhiyue Automobile Sales Co., Ltd. In January 1992, he was assigned to Zhumadian Industrial and Commercial Bureau. In March 1997, he was appointed deputy director of Xiyuan Institute of Industry and Commerce of Zhumadian Industrial and Commercial Bureau. From November 1987 to November 1991, he served in the Fifth Flight Academy of the Air Force. Mr. Jianhui graduated from the University of Zhengzhou.

Zhao Xia has served as the Chief Financial Officer of Feizhiyue since April 2017. From 2012 through April 2017 she served as Chief Financial Officer of Zhengzhou Wilke Technology Co., Ltd. Previous to that she worked as the Financial Supervisor of Zhengzhou Branch of Beijing Yuxin Technology Group Co., Ltd. Ms. Xia graduated from Department of Accounting, Henan University of Technology.

Zhang Xiaonv has served as the Secretary and Project Manager since its inception. From 2005 through 2016, she worked in Foreign Trade Department of Zhengzhou Diamond Precision Manufacturing Co., Ltd. Ms. Xiaonv graduated from the School of Foreign Languages of Henan University.

Lizhi Tian is an independent director nominee of our Company who will become a director upon the effectiveness of this registration statement. Mrs. Tian is a registered attorney in China. Since January 2009, Mrs. Tian has been a board member and General Counsel of Konita Decoration Co., Ltd, a public listed company in China (stock symbol 835779), overseeing the company’s compliance on operation, investment activities, and internal audits. Prior to joining Zhengzhou Youwang, Ms. Tian served as Legal Counsel to Zhengzhou Weierke Technology Co., Ltd, from October 2006 to December 2009. From May 200 to September 2006, Mrs. Tian practiced corporate and securities law at Henan Image Law Firm. She served as Legal Counsel to Zhengzhou Asia Group, from July 1997 to April 2000. Mrs. Tian has also advised companies on listing in the U.S., working as PRC counsel. Mrs. Tian graduated from the law school of Zhengzhou University.

Li Qin is an independent director nominee of our Company who will become a director upon the effectiveness of this registration statement. Mrs. Qin is a board member and Investment Director of Zhengzhou Hanya Investment Consulting Services Co., Ltd, a large asset management company in Henan. She has been with Zhengzhou Hanya since May of 2005. Mrs. Qin manages several investment funds and is responsible for financing, securities investment, trading, and financial reporting of the funds. Mrs. Qin is a highly recognized expert in capital markets. Prior to joining Zhengzhou Hanya, Mrs. Qin was an investment adviser of Beijing Tongchuang Jiuding Investment Management Group Co., Ltd. from July 1999 to December 2004. During her employment with Tongchuang, Mrs. Qin advised and assisted several clients on listing in China A-share listings (on the Shanghai Stock Exchange (SSE) and the Shenzhen Stock Exchange) and foreign exchange listings. Mrs. Qin graduated from Henan University of Technology with a Bachelor’s degree in Accounting.

Song Xue is an independent director nominee of our Company who will become a director upon the effectiveness of this registration statement. Mrs. Xue is the Financing Director of Zhengzhou Bolin Technology Co., Ltd. where she oversees the company’s accounting and financing activities. Ms. Xue has been with Zhengzhou Bolin since August of 2013. Mrs. Xue has deep knowledge in private equity and capital markets. Prior to joining Zhengzhou Bolin, Mrs. Xue worked as a journalist for a business magazine at Henan Daolun Yunshu Publishing from May 2012 to July 2013.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the closing of this offering.

Duties of Directors

As a matter of Cayman Islands law, our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party and (e) a duty not to misuse the company’s property (including any confidential information and trade secrets). The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold is that of a reasonable diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and our shareholder resolutions. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers and mortgaging the property of our Company; and

●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

Our Company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances, have the right to seek damages in our name if a duty owed by the directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Under our articles of association, our board of directors must in each case prior to an annual general meeting determine the maximum number of directors to be appointed at each annual general meeting. At any annual general meeting at which a resolution for the appointment of one or more directors that has been proposed in accordance with our articles of association is to be voted on, a plurality of the votes cast will be sufficient to elect each person concerned as a director. Subject to our articles of association, a director will hold office until the annual general meeting at which that director’s successor is appointed, subject to that director’s earlier death, resignation, retirement, disqualification or removal from office by ordinary resolution of the shareholders. Provided that there are at least three directors, any director may also be removed by a resolution passed by a vote of each other director at a meeting of the directors. Our board of directors, so long as a quorum of directors remains in office, also has the power at any time and from time to time to appoint any person to be a director so as to fill a casual vacancy or otherwise.

Our officers are appointed by and serve at the discretion of the board of directors and may be removed by resolution of the directors or by ordinary resolution of the shareholders.

Compensation of Directors and Executive Officers

For the year ended December 31, 2021, we paid an aggregate of approximately US$38,000 in cash and benefits to our executive officers. We do not pay our non-employee directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors or issued any equity or stock options as compensation to any of them. The full-time employees of our PRC subsidiary are entitled to welfare benefits including medical insurance, basic pensions, unemployment insurance, work injury insurance, maternity insurance and housing funds. We are required to contribute to these benefits based on certain percentages of the employees’ salaries in accordance with the relevant regulations.

BOARD OF DIRECTORS

Our board of directors will consist of five directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Director Independence

Our board has reviewed the independence of our directors, applying Nasdaq independence standards. Based on this review, the board determined that each of Lizhi Tian, Li Qin, and Song Xue will be “independent” within the meaning of the Nasdaq rules. In making this determination, our board considered the relationships that each of these non-employee director candidates has with us and all other facts and circumstances our board deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that upon effective of this prospectus, our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We plan to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Lizhi Tian, Li Qin, and Song Xue, and will be chaired by Li Qin. Lizhi Tian, Li Qin, and Song Xue, each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Li Qin qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board.

Compensation Committee. Our compensation committee will consist of Lizhi Tian, Li Qin, and Song Xue, and will be chaired by Lizhi Tian. Lizhi Tian, Li Qin, and Song Xue, each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;

●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating Committee. Our nominating committee will consist of Lizhi Tian, Li Qin, and Song Xue, and will be chaired by Song Xue. Lizhi Tian, Li Qin, and Song Xue each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may at our option comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we intend to voluntarily follow most Nasdaq corporate governance rules, including rules regarding committee structure and director independence, as described above, we may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from the requirement that a majority of our board of directors consists of independent directors.

●	Exemption from the requirement that our audit committee have a written charter addressing the audit committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(c)(1).

●	Exemption from the requirement that our compensation committee have a written charter addressing the remuneration committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(d).

●	Exemption from the requirement to have independent director oversight of director nominations and a formal written charter or board resolution addressing the nominations process as set forth in Nasdaq Rule 5605(e).

●	Exemption from the requirement that we have a code of conduct applicable to all directors, officers and employees and from any requirement that we have a code of conduct in compliance with Section 406 of the Sarbanes-Oxley Act of 2002.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans.

●	Exemption from the requirements governing the review and oversight of all “related party transactions,” as defined in Item 7.B of Form 20-F.

●	Exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Although we currently intend to comply with most Nasdaq corporate governance rules, we may in the future decide to use the foreign private issuer exemption with respect to some or all the other Nasdaq corporate governance rules as described in the list above.

In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K, disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of common shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are mandatorily subject to all of the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Interested Party Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must disclose the nature of his interest to all other directors at a meeting of the board after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice given to the board by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our ordinary shares will purchase shares in this offering. In addition, the following table assumes that the over-subscription option has not been exercised. Holders of our ordinary shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the business address for each of our directors and executive officers is Room 0105, Floor 1, Building No.2, #206 Rongbai Road, Zhongyuan District, Zhengzhou City, Henan Province, China.

	Immediately Before Offering		Immediately After Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors
Dexiu Wu(1)	882,888	22.1%	882,888	16.8%
Hong Chun	189,190	4.7%	189,190	3.6%
Li Jianhui	0		0
Zhao Xia	0		0
Zhang Xiaonv	0		0
All executive officers and directors as a group (5 persons)(7)	1,072,078	26.8%	1,072,078	20.4%

	Immediately Before Offering		Immediately After Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Additional 5% Stockholders
WP Processing, Inc.(2)	378,380	9.5%	378,380	7.2%
1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067

(1)	Includes 819,826 shares held in the name of third parties over which Ms. Wu has voting and dispositive rights.
(2)	Kailey Rappaport, the daughter of Richard Rappaport, the Founder of WestPark Capital, Inc., beneficially owns shares held by WP Processing, Inc.

RELATED PARTY TRANSACTIONS

In the second quarter of 2020, our PRC subsidiary raised an aggregate of $1,649,730 from 3,530 individuals, nearly all of whom were PRC residents pursuant to a stock transfer agreement executed by each of them. The parties did not intend for the stock transfer agreement to constitute the sale of common stock — the stock transfer agreements were only intended as a simple agreement for future equity — the stock transfer agreements were to document future sales of stock in a parent company which would have legally acquired our PRC subsidiary, such parent company legally reorganized outside of the PRC, and if and only if such parent company was incorporated in either the BVI or Cayman Islands as the initial step towards a public offering of stock of such parent company in the United States. Subsequently, the parties acknowledged that it would have been more appropriate that stock transfer agreements were executed after the date our Company was properly reorganized outside of the PRC. As such, the parties signed rescissions of the stock transfer agreements and any and all monies advanced in connection therewith were returned to the aforementioned individuals. WestPark Capital, Inc. provided advisory services to our Company in connection with our reorganization in the Cayman Islands. In consideration for such services, our Cayman Islands parent company issued an aggregate of 378,380 of our ordinary shares to Century Processing, Inc., an entity controlled by the daughter of Richard Rappaport, the Founder of Westpark Capital, Inc. After the reorganization of our Company in the Cayman Islands, in lieu of such investment, all of the aforementioned 3,530 individuals were offered the opportunity to and did in fact purchase shares in our parent company incorporated in the Cayman Islands.

During the year ended December 31, 2020, the Company earned $512,144 commission revenue on the referral of customers to Zhengzhou Youwang Information Technology Co. LTD (“Youwang”), which is owned by a Company employee, for GPS unit purchases. During the year ended December 31, 2020, the Company purchased $153,876 of GPS units from Youwang. The outstanding payable to Youwang was $151,943 as of December 31, 2020.

On February 28, 2017, the Company signed an office lease agreement, effective from March 1, 2017 to March 31, 2027, with the former spouse of the Company’s largest beneficial owner of ordinary shares to lease office space. The monthly rent is $1,360 and Feizhiyue was required to pay six months rent in advance and $1,454 as a deposit. The lease expense was $17,770 and $19,339 for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, and 2020, accrued rent payable was $2,214 and $17,701, respectively.

During the year ended December 31, 2020, Dexiu Wu, the Company’s Chairman and one of the Company’s largest stockholders, paid certain operating expenses on behalf of the Company. The balance due is non-interest bearing, unsecured, and payable in cash on demand. As of December 31, 2021 and 2020, the payable to Dexiu Wu was $121,528 and $118,740, respectively.

In April 2020, Feizhiyue entered into a loan agreement with Chun Hong, the Company’s Chief Executive Officer, to borrow $313,491 at an annual interest rate of 6%. The loan agreement requires Feizhiyue to repay principal plus interest in 36 monthly payments of $9,537. The Company incurred approximately $36,000 of loan origination costs which was netted against the loan proceeds and will be amortized over the loan term. For the year ended December 31, 2021 and 2020, interest expense was $26,204 and $17,925. During the year ended December 31, 2021, Chun Hong advanced $168,824 for Company’s operations which is non-interest bearing, unsecured, and payable in cash on demand.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company limited by shares under the Companies Act in May 2020. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

Shares

General

All of our issued shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and similar arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (1) a special resolution of each constituent company or (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Separate from the statutory provisions related to mergers and consolidation, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands, but is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of scheme of arrangement are thus approved or of a tender offer is made and accepted in accordance with the foregoing statutory procedures, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow English case law precedents and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, the company to challenge:

●	an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders,

●	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, and

●	an action which requires a resolution with a qualified (or special) majority which has not been obtained.

Indemnification of directors and executive officers and limitation of liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provides that every director and officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default and no such director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such director or officer.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Directors’ fiduciary duties. Under Cayman Islands law, members of a board of directors owe fiduciary duties to the company which include:

●	a duty to act in good faith in what the director considers are in the best interests of the company;

●	a duty to exercise their powers in the company’s interests and only for the purposes for which they were given.

●	a duty to avoid improperly fettering the exercise of the director’s future discretion;

●	a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party; and

●	a duty not to misuse the company’s property (including any confidential information and trade secrets).

In addition, a director also owes to the company a duty to act with skill and care and is required to exercise reasonable care when managing the affairs of the company. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

The fiduciary duties imposed on directors by Cayman Islands law are similar to the fiduciary duties imposed on directors by Delaware law. However, our shareholders may experience difficulties in protecting their interests due to either (1) the relatively less developed case law in the Cayman Islands with respect to the requirements for bringing shareholder suits in Cayman Island courts, or (2) the risk that Cayman Islands courts will not recognize or enforce judgments of courts in the United States based on the civil liability provisions of United States federal securities laws. See “Risk Factors — Risks Relating to this Offering — You may face difficulties in protecting your interest, and your ability to protect your rights through the U.S. courts may be limited, because we are incorporated under Cayman Islands law.”

Shareholder action by written consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding not less than two-thirds of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition a shareholder’s meeting, in which case our directors shall convene an extraordinary general meeting.

Our memorandum and articles of association allow after the completion of any offering of ordinary shares pursuant to which those ordinary shares are to be listed on NASDAQ, NYSE American or any other stock exchange which is an “approved stock exchange” under the Companies Act, if a shareholder who is entitled to vote at an annual general meeting wishes one or more matters to be considered at that annual general meeting, or to nominate a candidate for appointment or re-appointment as a director of the Company at an annual general meeting, that shareholder must deliver a notice to the Company’s principal executive office not less than 120 days before: (i) the date of the proxy statement that the Company issued to the shareholders in connection with the last annual general meeting; or (ii) if the date of the annual general meeting is more than 30 days before or after the date in the previous year on which the last annual general meeting was held, the date notified to the shareholders by the directors (which must be a reasonable period before the time when the Company begins to print and deliver the proxy materials relating to the annual general meeting).

As Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the annual general meeting at which that director’s successor is appointed, subject to that director’s earlier death, resignation, retirement, disqualification or removal from office by ordinary resolution. In addition, a director’s office shall be vacated if the director: (i) resigns his office by notice in writing signed by him and left at the Company’s principal executive office; (ii) becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) becomes of unsound mind; (iv) ceases to be a director by virtue of, or becomes prohibited from being a director by reason of, an order made under any provisions of any law or enactment; (e) without special leave of absence from the board of directors of the Company, is absent from three consecutive meetings of the board of directors of the Company and the board resolves that his office is to be vacated; or (f) is removed from office in accordance with our memorandum and articles of association.

Transactions with interested shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two- tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with the fiduciary duties which they owe to the Company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transactions entered into are bona fide in the best interests of the Company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Corporate governance. Cayman Islands laws do not restrict transactions with directors, requiring only those directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Subject to any separate requirement for audit committee approval under the applicable rules of the stock exchange on which we list, under our memorandum and articles of association, so long as a director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company declares (whether by specific or general notice) the nature of his interest at a meeting of the directors, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Dissolution; winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up voluntarily by virtue of a special resolution, because the period, if any, fixed for the duration of the company by its articles of association has expired or because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Under the Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or if the Grand Court of the Cayman Islands is of the opinion that it is just and that the company should be wound up.

Amendment of governing documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of non-resident or foreign shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares.

At inception we issued 1,261,268 shares of our ordinary shares (post reverse stock split referenced below).

In the third quarter of 2020, our PRC subsidiary raised $1,649,730 from 3,530 individuals, nearly all of whom were PRC residents pursuant to a stock transfer agreement executed by each of them. The parties did not intend for the stock transfer agreement to constitute the sale of common stock — the stock transfer agreements were only intended as a simple agreement for future equity — the stock transfer agreements were to document future sales of stock in a parent company which would have legally acquired our PRC subsidiary, such parent company legally reorganized outside of the PRC, and if and only if such parent company was incorporated in either the BVI or Cayman Islands as the initial step towards a public offering of stock of such parent company in the United States. Subsequently, the parties acknowledged that it would have been more appropriate that stock transfer agreements were executed after the date the Company was properly reorganized outside of the PRC. As such, the parties signed rescissions of the stock transfer agreements and any and all monies advanced in connection therewith were returned to the aforementioned individuals. After the proper reorganization of the Company in the Cayman Islands, in lieu of such investment, all of such individuals were offered the opportunity to purchase shares in our parent company incorporated in the Cayman Islands. In June 2020, we issued an aggregate of 2,738,732 ordinary shares (post reverse stock split referenced below) to these individuals. As a result, no shares of our PRC subsidiary are owned by any party other than our BVI parent company. Although all monies initially raised by our PRC subsidiary were returned to all individuals, the raising of such monies was not in compliance with applicable securities laws in the PRC. While the Company believes that the issuance of ordinary shares in our Cayman Islands parent company is in accordance with the laws of the Cayman Islands, there is no assurance that we will not face scrutiny or regulatory action by the PRC government for the previous actions taken by our PRC subsidiary.

Reverse Stock Split. On April 7, 2022, the Company effected a reverse stock split of 1-for-6.3428225 whereby all of our outstanding 25,371,290 ordinary shares, par value $0.0001, were redesignated as 4,000,000 ordinary shares, par value $0.00063428225. This reverse stock split has been retroactively reflected for all periods presented herein.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our ordinary shares. We cannot assure you that a liquid trading market for our ordinary shares will develop or be sustained after this offering. Future sales of substantial amounts of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our ordinary shares. Further, since a large number of our ordinary shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our ordinary shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of 1,250,000 ordinary shares offered hereby, we will have an aggregate of 5,250,000 ordinary shares outstanding. Upon completion of this offering and assuming the exercise of the Underwriter’s over-subscription option and the issuance of 1,437,500 ordinary shares offered hereby, we will have an aggregate of 5,437,500 ordinary shares outstanding. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 4,000,000 ordinary shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. Upon expiration of the lock-up period of six (6) months after the commencement date of the trading of our ordinary shares, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	1,250,000	Freely tradable shares sold in the offering
Six months	4,000,000	Shares saleable under Rule 144

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any ordinary shares that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our ordinary shares by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell our ordinary shares acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

●	the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned our ordinary shares for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of our ordinary shares then outstanding, which will equal approximately ordinary shares immediately after this offering; or

●	the average weekly trading volume in our ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We, all of our directors and officers and certain shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six (6) months, subject to certain volume limitation in the event that the closing bid price and 10-day average trading value meet certain threshold, after the date of this prospectus in the respective agreement.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in ordinary shares. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the ordinary shares. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Mourant Ozannes (Cayman) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Henan Huarong, Law Firm, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Act (as amended) of the Cayman Islands, we have obtained an undertaking from the Cayman Islands government that:

●	no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

●	the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of our shares, debentures or other obligations or by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (as amended) of the Cayman Islands.

The undertaking is for a period of 20 years from May 19, 2020.

PRC Taxation

Under the EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, SAT issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in the PRC; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (4) at least 50% of voting board members or senior executives habitually reside in the PRC.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” However, there can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

Henan Huarong, Law Firm, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-resident enterprise shareholders (including our ordinary shareholders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including our ordinary shareholders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of our ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non- PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or the ordinary shareholders.”

United States Federal Income Taxation

The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ordinary shares by a U.S. Holder, as defined below, that acquires the ordinary shares in this offering and holds the shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law as of the date of this prospectus, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities and their partners or investors, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) ordinary shares representing 10% or more of our stock (by vote or by value), investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, investors that are subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares being taken into account in an applicable financial statement or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any state, local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in the ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

Passive foreign investment company status

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular taxable year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of the average quarterly value of its assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ordinary shares from time-to-time and may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering, which may fluctuate. Based upon the current and anticipated value of our assets and the composition of our income and assets (taking into account the expected proceeds from this offering) and projections as to the value of the ordinary shares following the offering, we do not presently expect to be classified as a PFIC for the current taxable year ending December 31, 2022 or the foreseeable future. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future taxable years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we retain significant amounts of liquid assets including cash raised in this offering, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year ending December 31, 2020 or any future taxable year or that the IRS will not take a contrary position. If we were classified as a PFIC for any year during which a U.S. Holder held the ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held the ordinary shares.

The discussion below under “Dividends” and “Sale or other disposition of ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are discussed below under “Passive foreign investment company rules.”

Dividends

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of the Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. We intend to apply to list the ordinary shares on the Nasdaq Capital Market. We believe, but cannot assure you, that the ordinary shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ordinary shares. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ordinary shares currently meet the conditions required for the reduced tax rate. There can be no assurance that the ordinary shares will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the EIT Law (see “— PRC Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on the ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ordinary shares is subject to tax in the PRC (see “— PRC Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount of the excess distribution or gain allocated to the taxable year of such excess distribution or gain and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each such taxable year, a pre-PFIC year) will be taxable as ordinary income; and

●	the amount of the excess distribution or gain allocated to each prior taxable year, other than the current taxable year of such excess distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other taxable year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower- tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ordinary shares, provided that the ordinary shares are “regularly traded” (as specially defined) on NASDAQ, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ordinary shares will qualify, or will continue to be qualified, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the U.S. Holder’s adjusted tax basis in such ordinary shares and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to- market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that are classified as PFICs.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on the ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns the ordinary shares during any taxable year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on, and proceeds from the sale or other disposition of, the ordinary shares.

Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, ordinary shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ordinary shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

UNDERWRITING

We have entered into an underwriting agreement with WestPark Capital, Inc. in connection with this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us on a firm commitment basis, the number of ordinary shares set forth opposite its name in the table below.

Underwriter	Number of Shares
WestPark Capital, Inc.
Total	1,250,000

The underwriter is committed to purchase all the ordinary shares offered by us if they purchase any such securities. The underwriter is not obligated to purchase the ordinary shares covered by the underwriter’s over-allotment option described below. The underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriter an option to purchase up to an additional 187,500 ordinary shares at the public offering price per share set forth on the cover of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option for 45 days from the date of this prospectus solely to cover sales of ordinary shares by the underwriter in excess of the total number set forth in the table above. We will pay the expenses associated with the exercise of the over-allotment option.

Underwriting Commissions and Discount and Expenses

The underwriter proposes to offer to the public the ordinary shares purchased pursuant to the underwriting agreement at the public offering price per share on the cover page of this prospectus. The underwriting discounts and commissions are equal to ten percent (10%), of the initial offering price. The underwriter may offer some of the ordinary shares to other securities dealers at such price less a concession of $          per share.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The underwriting discounts and commissions are equal to the public offering price per share less the amount per share the underwriter pays us for the shares.

			Total Without	Total With
	Per Share		Over-Allotment Option	Over-Allotment Option
Public offering price		$—
Underwriting discount and commissions	$
Proceeds to us (before expenses)	$

We have agreed to pay the underwriter, a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received from the sale of the ordinary shares.

We have also agreed to reimburse the underwriter for its expenses in connection with this offering, up to $                , of which we paid the underwriter a $50,000 retainer which shall be applied against its actual out-of-pocket expenses related to this offering, an additional $50,000 shall be paid upon filing of the registration statement.

We have also agreed to issue to WestPark Capital, Inc. warrants to purchase a number of ordinary shares equal to an aggregate of 10% of the total number of ordinary shares sold in this offering. The warrants will have an exercise price equal to 120% of the public offering price in this offering and may be exercised on a cashless basis. The warrants are not exercisable for 180 days after the effective date of the registration statement of which this prospectus forms a part and will expire five years after the effective date of the registration statement of which this prospectus forms a part. This prospectus also covers the sale of the underwriter’s warrants and the ordinary shares issuable upon the exercise of the underwriter’s warrants. The underwriter’s warrants and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter’s warrants nor any securities issued upon exercise of the underwriter’s warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter’s warrants being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. In addition, in accordance with FINRA Rule 5110(f)(2)(G), the underwriter’s warrant may not contain certain anti-dilution terms. The underwriter’s warrants will contain provisions that further limit their exercise based upon the percentage ownership of the Company’s ordinary shares.

Determination of Offering Price

The public offering price of the ordinary shares in this offering will be determined by our Board of Directors and the underwriters without the assistance of a third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects.

Lock-up Agreements

The underwriting agreement will provide that we will agree, for a period of twelve months from the date of this offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for the exercise of outstanding options and warrants, securities issued for compensation, shares we are contractually obligated to issue; or (b) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Our officers, directors and certain of our 1% or greater shareholders have agreed, subject to limited exceptions, for a period of 180 days after the date of the underwriting agreement, such period being referred to as the “Lock-Up Period”, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any ordinary shares or any securities convertible into or exchangeable for our ordinary shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative of the underwriter. The representative of the underwriter may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period, without notice, release all or any portion of the securities subject to lock-up agreements.

Advisory Services

WestPark Capital, Inc. provided advisory services to our Company in connection with our proper reorganization in the Cayman Islands. In consideration for such services, our Cayman Islands parent company issued an aggregate of 378,380 of our ordinary shares to Century Processing, Inc. Kailey Rappaport, the daughter of Richard Rappaport, the Founder of Westpark Capital, Inc., owns all shares of Century Processing, Inc.

Subsequent Equity Sales

We have granted the underwriter a right of first refusal for a period of five years from the closing of the offering or until an offering occurs which the underwriter declines, to act as sole investment banker, sole book-runner and/or sole placement agent, at underwriter’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period for the Company, or any successor to or any subsidiary of the Company, on terms customary to the underwriter. The underwriter shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Indemnification, Indemnification-Escrow

We have agreed to indemnify the underwriter against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Currently with the execution and delivery of the underwriting agreement, the Company will set up an escrow account with a third-party escrow agent in United States and will fund such account $500,000 from this offering that may be utilized by the underwriters to fund any bonafide indemnification claims of the underwriters arising during a 24 month period following the offering. The escrow account will be interest bearing, and we will be free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our ordinary shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. In connection with the offering, the underwriter may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional ordinary shares in the offering pursuant to the exercise of their over-allotment option to purchase only additional shares. The underwriter may close out any covered short position by either exercising the over-allotment option or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriter will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our ordinary shares, including the imposition of penalty bids. This means that if the representative of the underwriter purchases ordinary shares in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by them.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriter’s discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq listing fee, all amounts are estimates.

US$
SEC registration fee	$2,000
Nasdaq Capital Market listing fee	50,000
FINRA filing fee	25,000
Printing and engraving expenses	50,000
Legal fees and expenses	400,000
Accounting fees and expenses	150,000
Miscellaneous	168,000
Total	$845,000

These expenses will be borne by us. Underwriter’s discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

The Company is being represented by The Crone Law Group, P.C., New York, New York, with respect to legal matters of United States federal securities law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP. An opinion on legal matters as to PRC law will be provided for us by Henan Huarong, Law Firm. The Crone Law Group, P.C. may rely upon Henan Huarong, Law Firm with respect to matters governed by PRC law and upon Mourant Ozannes (Cayman) LLP with respect to matters governed by Cayman Islands law. Dickinson Wright LLP is acting as U.S. counsel for the underwriter.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 included in this prospectus have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.chinawys.cn as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

GLOBAL BACKBONE TECHNOLOGY, LTD AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Global Backbone Technology Co., Ltd and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets Global Backbone Technology Co., Ltd and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditors since 2019.
Flushing, New York
July 1, 2022

GLOBAL BACKBONE TECHNOLOGY, LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. $)

	December 31,	December 31,
	2021	2020
ASSETS

Current assets:
Cash	$1,923,600	$651,154
Trade accounts and other receivables	53,280	12,339
Deposits receivable	64,329	66,686
Inventory	18,126	2,800
Loan receivable and accrued interest	5,877,997	4,153,817
Prepayments and advances	53,811	593,694

Total current assets	7,991,143	5,480,490

Noncurrent assets:
Fixed assets, net	1,174,327	1,379,403
Intangible assets, net	105,908	149,468
Lease vehicles, net	1,845,847	3,363,328
Prepayments	734,292	722,889
Deferred tax assets	-	25,939
Deferred registration costs	498,281	335,433

Total noncurrent assets	4,358,655	5,976,460

TOTAL ASSETS	$12,349,798	$11,456,950

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$142,291	$152,476
Deferred revenues	6,621	11,479
Taxes payable	491,582	307,707
Due to related parties	390,271	231,402
Deposits payable	1,415,160	1,367,513
Finance lease payable, current	-	52,218
Accrued liabilities and other payables	125,403	42,741

Total current liabilities	2,571,328	2,165,536

Deposits payable, noncurrent	-	56,568
Deferred tax liabilities	129,616	-
Due to related parties, noncurrent	37,676	141,108

TOTAL LIABILITIES	2,738,620	2,363,212

Commitments and contingencies	-	-

Shareholders’ equity*:
Preferred shares (1,000,000 shares authorized, $0.0001 par value no shares issued and outstanding at December 31, 2021 and 2020)	-	-
Ordinary shares (100,000,000 shares authorized, $0.00063 par value 4,000,000 shares issued and outstanding at December 31, 2021 and 2020)	2,537	2,537
Additional paid-in-capital	7,928,708	7,928,708
Retained earnings	805,262	535,073
Statutory reserve fund	177,005	146,984
Other comprehensive income	697,666	480,436

Total shareholders’ equity	9,611,178	9,093,738

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,349,798	$11,456,950

*	The financial statements give retroactive effect to the April 7, 2022 reverse stock split.

See accompanying notes to the consolidated financial statements.

GLOBAL BACKBONE TECHNOLOGY, LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(IN U.S. $)

	Year Ended December 31,
	2021	2020
Revenues:
Service revenues	$4,338	$42,410
Charging station revenues	409,723	202,280
Commissions	-	642,898
Vehicles leasing revenues	2,581,940	2,407,521
Management fees	131,946	213,861
Sales of vehicles and accessories	178,332	160,288

Total revenues	3,306,279	3,669,258

Cost of revenues:
Cost of revenues	1,199,766	830,351
Depreciation expense - leased vehicles	1,585,192	1,490,581

Total cost of revenues	2,784,958	2,320,932

Gross profit	521,321	1,348,326

Operating expenses:
Selling, general and administrative	448,055	513,181
Research and development	39,316	-

Total operating expenses	487,371	513,181

Income from operations	33,950	835,145

Other income (expense):
Interest income	330,643	25,686
Interest (expense)	(29,728)	(27,851)
Government subsidy	117,273	299,219
Other non-operating income	19,043	21,183
Loss on disposal of assets	(79,971)	-

Total other income, net	357,260	318,237

Income before provision for income taxes	391,210	1,153,382
Provision for income taxes	91,000	288,345

Net income	$308,978	$865,037

Net income per common share, basic and diluted:	$0.08	$0.32

Weighted average shares outstanding, basic and diluted*:	4,000,000	2,727,911

Comprehensive income
Net income	$300,210	$865,037
Foreign currency translation adjustment	217,230	598,485

Comprehensive income	$517,440	$1,463,522

*	The financial statements give retroactive effect to the April 7, 2022 reverse stock split.

See accompanying notes to the consolidated financial statements.

GLOBAL BACKBONE TECHNOLOGY, LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(IN U.S. $)

	Ordinary Shares*	Additional Paid-in- Capital	Retained Earnings (Deficit)	Statutory Reserve Fund	Other Comprehensive Income (Loss)	Total
Balance at December 31, 2019	$800	$6,064,635	$(243,460)	$60,480	$(118,049)	5,764,406
Sale of common shares	1,737	1,614,173	-	-	-	1,615,910
Net income	-	-	865,037	-	-	865,037
Capital contribution	-	249,900	-	-	-	249,900
Appropriation to statutory reserve fund	-	-	(86,504)	86,504	-	-
Foreign currency translation adjustment	-	-	-	-	598,485	598,485
Balance at December 31, 2020	2,537	7,928,708	535,073	146,984	480,436	9,093,738
Net income	-	-	300,210	-	-	300,210
Appropriation to statutory reserve fund	-	-	(30,021)	30,021	-	-
Foreign currency translation adjustment	-	-	-	-	217,230	217,230
Balance at December 31, 2021	$2,537	$7,928,708	$805,262	$177,005	$697,666	$9,611,178

*	The financial statements give retroactive effect to the April 7, 2022 reverse stock split.

See accompanying notes to the consolidated financial statements.

GLOBAL BACKBONE TECHNOLOGY, LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. $)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$300,210	$865,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,039,051	1,831,279
Loan origination cost amortization	13,149	7,171
Loss (gain) on disposal of fixed assets	79,971	(16,890)
Deferred income taxes	154,273	14,692
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts and other receivable	(40,159)	231,344
Decrease in deposits receivable	3,875	24,488
(Increase) decrease in inventories	(15,075)	57
Decrease in prepayments and advances	53,528	244,242
(Increase) in accrued interest receivable	(202,017)	(23,184)
Decrease in due from related party	-	33,581
(Decrease) increase in accounts payable	(13,599)	18,712
(Decrease) in deferred revenues	(5,065)	(15,173)
(Decrease) increase in deposits payable	(41,850)	104,545
Increase in taxes payable	174,509	243,479
(Decrease) increase in due to related party	(15,710)	16,731
Increase in accrued liabilities and other payables	80,670	16,556
Net cash provided by operating activities	2,565,761	3,596,667

Cash flows from investing activities:
Purchase of property, plant and equipment	(281,395)	(286,712)
Purchase of lease vehicles	(32,736)	(705,548)
Proceeds on disposal of fixed assets	53,049	146,349
Return of charging piles purchase prepayment	465,000	375,429
Loans to third parties	(6,039,575)	(3,477,600)
Loan repayments from third parties	4,634,655	-
Net cash (used in) investing activities	$(1,201,002)	$(3,948,082)

Cash flows from financing activities:
Repayment of finance lease	(52,797)	(59,246)
Repayment of stockholder loan	(118,095)	(60,651)
Proceeds from stockholder loan, net of origination cost	-	276,614
Capital contribution	-	236,477
Advance from related party	166,780	-
Payment of offering costs	(118,999)	(82,987)
Net cash (used in) provided by financing activities	(123,111)	310,207

Effect of exchange rate changes on cash	30,798	43,610

Net increase in cash	1,272,446	2,402
Cash, beginning	651,154	648,752
Cash, ending	$1,923,600	$651,154

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$16,579	$20,296
Income taxes	$5,368	$33,381

Non-cash activities:
Reclassification of prepayment to loan receivable	$-	$425,426
Reclassification of prepayment to deferred registration costs	$34,096	$195,615
Reclassification of advance proceeds for sale of stock to equity upon the signing of the stock subscription agreement	$-	$1,693,521
Operating liabilities paid by the shareholder	$-	$112,234

See accompanying notes to the consolidated financial statements.

NOTE 1. ORGANIZATION

Global Backbone Technology, Ltd (“GBT Cayman”) was incorporated in the Cayman Islands on May 13, 2020 with 1,000,000 preferred shares with a par value of $0.0001 and 100,000,000 ordinary shares authorized, with a par value of US$0.00063. GBT Cayman initially issued 1,261,268 shares, of which 882,888 are owned collectively by Ms. Dexiu Wu and 24 individuals. The 24 individuals are holding the shares on behalf of Ms. Dexiu Wu, who is the Chairman of the GBT Cayman. The remaining 378,380 were issued to an entity owned by the daughter of the founder of the Company’s underwriter. (See Note 9)

On May 15, 2020, Global (Asia) Technology Co., Limited (“GAT”) transferred its 100% ownership in Floade Technology Company Limited (“Floade”) to GBT Cayman. GAT was incorporated by Ms. Dexiu Wu in the Cayman Islands on May 13, 2019 with 1 share being issued for USD$1. On July 19, 2019, GAT acquired 100% of the issued shares of Floade and its subsidiaries for purchase consideration of HK$1 (US$0.13) from its sole stockholder, Ms. Dexiu Wu.

On July 20, 2019, GAT issued 99 ordinary shares at par value of US$1 per share to six individuals, who are holding the stock on behalf of Ms. Dexiu Wu. On August 21, 2019, the share capital of GAT was increased to $10,000,000 divided into 10,000,000 shares of a nominal or par value of US$1.00 each.

Floade was incorporated by the former spouse of the Company’s largest beneficial owner of ordinary shares in Hong Kong on March 23, 2011 with registered capital of HK$ 10,000 (US$1,283). On May 3, 2019, the former spouse of the Company’s largest beneficial owner of ordinary shares transferred 100% of the issued shares of Floade to his spouse, Ms. Dexiu Wu, for HK$1 (US$ 0.13). On May 23, 2019, the sole shareholder of Zhengzhou Feizhiyue Auto Sales Co., Ltd. (“Feizhiyue”) transferred Feizhiyue to Floade.

Feizhiyue was established in Zhengzhou, Henan province, Peoples Republic of China (“PRC”) in May 2016 with registered capital of 40 million Renminbi (“RMB”), USD$5,816,000. Feizhiyue was 100% owned by Shipping Shi, who was holding the shares on behalf of Ms. Dexiu Wu. Feizhiyue is engaged in the car-hailing industry and provides comprehensive services to the drivers who lease its cars. As of December 31, 2021, and 2020, the Company had a total of 63 and 62 electric cars or, approximately 13% and 12% of its total fleet of 494 and 506 cars, respectively.

As a result of the foregoing reorganization, the following structure is set forth:

Reverse stock split

On April 7, 2022, the Company effected a 1-for-6.3428225 reverse stock split. All share and per share amounts in the financial statements give retroactive effect to the reverse stock split

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements for each of the two years ended December 31, 2021 include Global Backbone Technology, Ltd and its wholly owned subsidiaries, Floade and Feizhiyue (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation when applicable.

All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Pursuant to the reorganization, the Company became the holding company of the subsidiaries, which were under the common control of the controlling shareholder before and after the reorganization. Accordingly, the financial statements have been prepared on a consolidated basis utilizing a method similar to the “pooling of interest” method, as if the reorganization had been completed at the beginning of the earliest reporting period presented.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates reflected in our consolidated financial statements include the useful lives of property and equipment. Actual results could differ from those estimates.

Foreign currency translation

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The reporting currency of the Company is the United States Dollar (“USD”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The stockholders’ equity denominated in the functional currency is translated at the historical rates of exchange at the time of the capital transactions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation gains (losses) that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations. There were no foreign currency transaction gains or losses for the years ended December 31, 2021 and 2020. The effects of foreign currency translation adjustments are included in the consolidated statements of comprehensive income (loss) and changes in stockholders’ equity as a component of accumulated other comprehensive income (loss).

The functional currency of GBT Cayman is the USD. The functional currency of Floade is the Hong Kong dollar (“HKD”). The Company’s subsidiary with operations in the PRC uses the local currency, Renminbi (“RMB”) as their functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally the currency in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these consolidated financial statements of the subsidiary using the RMB as the functional currency, the Company’s assets and liabilities are expressed in USD at the exchange rate on the balance sheet date, which is $0.1569 and $0.1533 as of December 31, 2021 and 2020, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is $0.1550 and $0.1449 for the years ended December 31, 2021 and 2020, respectively.

For the purpose of presenting these consolidated financial statements, the subsidiary using the HKD as its functional currency, the assets and liabilities are expressed in USD at the exchange rate on the balance sheet date, which is $0.1282 and $0.1290 as of December 31, 2021 and 2020, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is $0.1287 and $0.1289 for the years ended December 31, 2021 and 2020, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Revenue recognition

Revenues are primarily derived from service revenues from a major online car-hailing company in China and car-hailing drivers, charging service revenues from electric car owners, car leasing revenue from car- hailing drivers, sales of cars and car accessories, commissions on the referral of customers for car and car accessory purchases, repairs and maintenance services and management fees from car-hailing drivers. The Company recognizes revenue under the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” including related amendments and implementation guidance within ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 (collectively, including ASU 2014-09, “ASC 606”). ASC 606 supersedes the revenue recognition requirements in ASC 605 and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of services or products transfers to a customer.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Service revenues

The Company provides business support, consultation, and training services to car-hailing drivers. The car hailing company will reward the Company based on the evaluation of the service quality on a monthly basis. These service revenues are recognized upon the completion of evaluation and confirmation from the car hailing company.

Charging station revenues

The completed charging stations as of December 31, 2021 in Zhengzhou City can service 175 vehicles simultaneously. Customers are offered the ability to refill their charging cards online in advance. Charging cards refilled in advance are recognized as deferred revenues. The charging revenue is recognized at a point in time as service sales when the drivers complete the charging services.

Management fees

The car-hailing drivers who lease cars from the Company for the car-hailing services are required to sign lease agreements with the Company in order for them to be able to provide such services through the online platform. The Company provides the lessees’ with management services during the lease period. Management fees are charged at approximately $27 (RMB 180) each month and are paid by automobile lessees on a yearly or monthly basis during the lease period. Management fee revenue is recognized by the Company on the straight-line basis over the lease term.

Future minimum management fees to be received for the years ending December 31 are as follows:

Year Ending December 31,	Amount
2022	$164,009

Vehicle lease revenues

The Company entered into nil and 44 operating lease agreements with car-hailing drivers in 2021 and 2020, respectively. As of December 31, 2021 and 2020, there are 489 and 506 lease agreements in effect, respectively. The arrangements with the lessees have a fixed term of one to three years with monthly payments ranging from $468 to $680. At the end of the lease term, either the lease will be extended with the current driver, the vehicle will be leased to a new driver or returned to the Company. For the leasing agreements entered into before January 1, 2018, the Company provided these drivers with an abatement period ranging from six months to one year. Revenue from the leasing of the cars is recognized on a straight-line basis over the lease term. In response to the COVID-19 pandemic, the Company forgave one month lease payment in 2020 for all lessees and in response to the flood in Henan province, the Company forgave two months of lease payments for certain lessees in 2021.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Future minimum lease payments to be received are as follows:

Year Ending December 31,
2022	$3,306,791

Sales of vehicles and accessories

Sales primarily include automobiles and automobile integrated devices (“GPS”). Sales revenue is recognized when automobiles and GPS units are delivered to the customer. The Company does not provide the customers with the right of return.

Commissions

The Company earns commissions for referral of car-hailing drivers to 4S stores for automobile sales and repairs and maintenance. The Company also earns commissions for referrals of GPS unit sales to a company owned by a current employee (See Note 10). The Company recognizes the revenue when the repair and maintenance services are provided or the GPS unit sale is completed.

Cash and cash equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents

Trade accounts and other receivables

Trade receivables primarily consist of receivables from drivers for rent and management fees and from charging station partners to provide charging service. Other receivables primarily consist of advance to drivers for insurance claim which will be reimbursed and collected from insurance company. Trade accounts and other receivables are stated at cost, net of an allowance for doubtful accounts, if required. Receivables outstanding longer than the payment terms are considered past due. The Company maintains an allowance for doubtful accounts for estimated losses when necessary resulting from the failure of customers to make required payments. The Company reviews the trade accounts and other receivables on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances.

In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all trade receivables and other receivables at December 31, 2021 and 2020, to be fully collectible and, therefore, did not provide an allowance for doubtful accounts.

Inventory

Inventory primarily consists of charging cards, which are stated at the lower of cost or net realizable value, as determined using the weighted average cost method. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventory to its net realizable value, if lower than cost. As of December 31, 2021 and 2020, the Company determined that no allowance was necessary.

Deferred registration costs

Deferred registration costs primarily consist of direct costs attributable to a proposed public offering of securities which are deferred and will be charged against the gross proceeds of the offering. If the offering is not successful, these costs will be expensed.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Fair value is to be presented using a three-level valuation hierarchy which is as follows:

Level 1 Inputs —	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs —	Inputs, other than the quoted prices in Level 1, that are observable either directly or indirectly.

Level 3 Inputs —	Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximates their fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. There were no changes in methods or assumptions during the periods presented.

Intangible assets, net

The Company’s intangible assets with definite useful lives consist of the platform for the charging operations, which is used to monitor users’ account status. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company amortizes its intangible assets with definite useful lives on a straight-line basis over the estimated useful life of five years.

Fixed assets and lease vehicles

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset, and any expenditures that substantially increase the asset’s value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend the original useful life or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred. The estimated useful lives for fixed asset categories are as follows:

Computers and electronic equipment	3 – 4 years
Company vehicles	4 years
Furniture and fixtures	5 years
Charging stations	5 years
Leased vehicles	5 years

Impairment of long-lived assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets. No impairment of long-lived assets was recognized for the periods presented.

Loans receivable

Loans receivable consists of a loan to a former vendor and loans to third parties, which is carried at cost and includes unpaid principal and interest balances. The Company maintains an allowance for loan losses based on management’s estimate of credit losses inherent in the Company’s loans receivable. There was no allowance necessary as of December 31, 2021 and 2020. (See Note 11)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Deferred revenue

Deferred revenue is advance payments received from the drivers for car charging services. These are payments received but not yet earned and are recognized as deferred revenue in the consolidated balance sheets.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and specific facts and circumstances of each matter. As of December 31, 2021 and 2020, the Company has not recognized any contingent liabilities.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were approximately $60,000 and $28,000 for the years ended December 31, 2021 and 2020, respectively.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are also recognized for prior years’ net operating losses carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the consolidated statements of operations, except when it is related to items credited or charged directly to equity. The net deferred tax asset is reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company does not have any uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefits as of December 31, 2021 and 2020.

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. Additionally, upon payment of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Hong Kong

Floade Technology is incorporated in Hong Kong. Pursuant to the income tax laws of Hong Kong, the Company is not subject to tax on non-Hong Kong source income.

PRC

Feizhiyue is subject to an Enterprise Income Tax at 25% and files its own tax returns. Consolidated tax returns are not permitted in China. As of December 31, 2021, income tax returns for the tax years ended December 31, 2020, 2019 and 2018 remain open for statutory examination by the PRC tax authorities.

Value added tax (“VAT”)

All China-based enterprises are subject to a VAT imposed by the PRC government on their domestic revenue recognized. The output VAT is charged to customers who purchase goods or services from the Company and the input VAT is paid when the Company purchases goods or services from its vendors. Input VAT can be offset against the output VAT. The VAT payable will be presented on the balance sheets when input VAT is less than the output VAT. Recoverable balances will be presented on the balance sheets when input VAT is larger than the output VAT.

The Company collects VAT at the following rates:

	For the years ended December 31,
	2021	2020
Sales	13%	13%
Car lease revenue	13%	13%
Services, Commissions and Management fees	6%	6%
Charging service	13%	13%

Statutory reserve fund

Pursuant to corporate law in the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such use is not less than 25% of the registered capital. For the years ended December 31, 2021 and 2020, a statutory reserve of $30,021 and $86,500, respectively, was required to be allocated to the reserve fund.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share.” ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents basic EPS plus the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2021 and 2020, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation income (loss) resulting from translation of the consolidated financial statements expressed in RMB to US Dollars is reported in other comprehensive income (loss) in the statements of operations and comprehensive income (loss).

NOTE 3. RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2020, and interim reporting periods within annual reporting periods beginning after December 15, 2021. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2022 after FASB delayed the effective date for non-public companies with ASU 2020-05. Upon adoption of ASU 2016-02 on January 1, 2022, the Company recognized approximately $ 97,000 of right of use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum rental payments of leases.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses” (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company does not expect this standard to have a material impact on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company adopted the ASU for the annual reporting period ended December 31, 2020. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

There are no other new or recently issued accounting standards that will have material impact on the Company’s consolidated financial position, operations and cash flows.

NOTE 4. PREPAYMENTS AND ADVANCES

Prepayments and advances consisted of the following:

	December 31,
	2021	2020
Current:
Car insurance	$20,391	$26,855
Professional fees	-	64,382
Charging equipment	-	459,900
Other	33,420	42,557
	$53,811	$593,694

Noncurrent:
Professional fees	$734,292	$717,444
Other	-	5,445
	$734,292	$722,889

Professional fees primarily consist of funds advanced for advisory services that have not been provided.

NOTE 5. FIXED ASSETS

Fixed assets are summarized as follows:

	December 31,
	2021	2020
Computers and electronic equipment	$178,095	$172,474
Charging facilities	1,880,788	1,442,773
Company vehicles	157,667	133,564
Furniture and fixtures	3,417	3,339
	2,219,967	1,752,150
Less: accumulated depreciation	(1,045,640)	(650,644)
	1,174,327	1,101,506
Construction in progress	-	277,897
Property, plant and equipment, net	$1,174,327	$1,379,403

Construction in progress (“CIP”) represents charging facilities which were still under construction and had not been placed in service. For the years ended December 31, 2021 and 2020, depreciation expense was $421,031 and $352,999, respectively.

NOTE 6. LEASED VEHICLES

	December 31,
	2021	2020
Leased vehicles	$7,665,681	$7,793,812
Less: accumulated depreciation	(5,819,834)	(4,430,484)
	$1,845,847	$3,363,328

For the years ended December 31, 2021 and 2020, depreciation expense was $1,571,520 and $1,434,810, respectively.

NOTE 7. INTANGIBLE ASSETS

	December 31,
	2021	2020
Charging station system	$235,350	$229,950
Less: accumulated amortization	(129,442)	(80,482)
Intangible assets, net	$105,908	$149,468

For the years ended December 31, 2021 and 2020, amortization expense was $46,500 and $43,470, respectively.

NOTE 8. INCOME TAXES

The Company is required to file income tax returns for Feizhiyue in the PRC. Feizhiyue is subject to PRC enterprise income tax (“EIT”) on its taxable income in accordance with the relevant PRC income tax laws.

The provision for income taxes consist of the following for the years ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Current	$94,892	$303,037
Deferred	(3,892)	(14,692)
Provision for income taxes	$91,000	$288,345

The expected tax rate for income in the PRC is 25%. The following table reconciles the effective income tax rates with the statutory rates for the years ended December 31, 2021 and 2020:

	For the Years December 31,
	2021	2020
PRC statutory tax rate	25.0%	25.0%
Effect of non-deductible items on tax return	2.3%	—
Effect of additional deductible items on tax return	-6.0%	—
Prior year tax adjustment	2.0%
PRC effective tax rate	21.0%	25.0%

Deferred taxes as of December 2021 and 2020 result from differences between the financial accounting basis and tax basis of assets and liabilities. The Company reviews the net deferred tax asset and provides a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be realized. As of December 31, 2021, and 2020, no valuation allowance was provided against the deferred tax asset based upon management’s assessment as to its realization.

Deferred tax assets and liabilities are comprised of the following:

	December 31,
	2021	2020
Deferred tax assets:
Depreciation	$220,991	$245,796
Accrued expenses	63,214	53,972
Total deferred tax assets	284,205	299,768

Deferred tax liabilities:
Prepaid expenses	(283,670)	(191,192)
Other receivables	(130,151)	(82,637)
Total deferred tax liabilities	(413,821)	(273,829)

Deferred tax (liability) asset-net	$(129,616)	$25,939

NOTE 8. INCOME TAXES — (Continued)

There were no uncertain tax positions as of December 31, 2021 and 2020. For the years ended December 31, 2021 and 2020, the Company did not incur any income tax related interest or penalties.

Taxes payable consisted of the following:

	December 31,
	2021	2020
VAT taxes payable	$235,907	$19,155
Income taxes payable	222,127	284,918
Other taxes payable	33,548	3,634
	$491,582	$307,707

NOTE 9. STOCKHOLDERS’ EQUITY

Restricted assets

As a result of PRC laws and regulations and the requirement that distributions by the Company’s subsidiary in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Company’s subsidiary in the PRC is restricted from transferring a portion of its net assets to the Company. The restricted amounts include the paid-in capital and the statutory reserve fund. The aggregate amount of paid-in capital and statutory reserve fund, which represented the amount of net assets of the Company’s subsidiary in the PRC not available for distribution, was $8,108,250 and $8,078,229 as of December 31, 2021 and 2020, respectively.

Issuance of common shares

On June 18, 2020, the Company signed subscription agreements with 3,530 individuals to sell 17,371,290 common shares (2,738,732 common shares after 1-for-6.3428225 reverse stock split) at RMB 0.67 (US$ 0.1), (RMB4.25 (US$ 0.63) after 1-for-6.3428225 reverse stock split) for a total of US$1,615,910, net of approximately $34,000 of share registration fees, which was fully received during the year ended December 31, 2019 and transferred from the advance proceeds from investors to equity on the consolidated balance sheets upon the signing of the subscription agreements.

Reverse stock split

On April 7, 2022, the Company effected a 1-for-6.3428225 reverse stock split. All share and per share amounts in the financial statements give retroactive effect to this stock split.

Capital contributions

During the years ended December 31, 2021 and 2020, the Company’s principal stockholder made cash capital contributions of Nil and $249,900, respectively.

NOTE 10. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2020, the Company earned $512,144 commission revenue on the referral of customers to Zhengzhou Youwang Information Technology Co. LTD (“Youwang”), which is owned by a Company employee, for GPS unit purchases. During the year ended December 31, 2020, the Company purchased $153,876 of GPS units from Youwang. The outstanding payable to Youwang was $(151,943) as of December 31, 2020.

On February 28, 2017, the Company signed an office lease agreement, effective from March 1, 2017 to March 31, 2027, with the former spouse of the Company’s largest beneficial owner of ordinary shares to lease office space. The monthly rent is $1,360 and Feizhiyue was required to pay six months rent in advance and $1,454 as a deposit. The lease expense was $17,770 and $19,339 for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, and 2020, accrued rent payable was $2,214 and $17,701, respectively.

During the year ended December 31, 2020, Dexiu Wu, the Company’s Chairman and one of the Company’s largest stockholders, paid certain operating expenses on behalf of the Company. The balance due is non-interest bearing, unsecured, and payable in cash on demand. As of December 31, 2021 and 2020, the payable to Dexiu Wu was $121,528 and $118,740, respectively.

In April 2020, Feizhiyue entered into a loan agreement with Chun Hong, the Company’s Chief Executive Officer, to borrow $313,491 at an annual interest rate of 6%. The loan agreement requires Feizhiyue to repay principal plus interest in 36 monthly payments of $9,537. The Company incurred approximately $36,000 of loan origination costs which was netted against the loan proceeds and will be amortized over the loan term. For the years ended December 31, 2021 and 2020, interest expense was $26,204 and $17,925, respectively. During the year ended December 31, 2021, Chun Hong advanced $168,824 for the Company’s operations which is non-interest bearing, unsecured, and payable in cash on demand.

Transactions with related parties are comprised of the following:

	December 31,
	2021	2020
Due to related parties – Chun Hong (loan) *	$(97,704)	$(94,961)
Due to related parties – Chun Hong	(168,824)	-
Due to related parties – Dexiu Wu	(121,528)	(118,740)
Due to related parties – the former spouse of the Company’s largest beneficial owner of ordinary shares	(2,215)	(17,701)
Total due to related parties, current	$(390,271)	$(231,402)

Due to related parties, non-current – Chun Hong*	$(37,676)	$(141,108)
Accounts payable – Youwang	$(141,746)	$(151,943)
Interest expense – Chun Hong	$26,204	$17,925
Selling, general and administrative expenses (rent) – the former spouse of the Company’s largest beneficial owner of ordinary shares	$17,770	$19,339
Commission revenue – Youwang	$-	$512,144
Cost of revenues – Youwang	$-	$153,876

*	As of December 31, 2021, the future principal payments are as follows:

Year Ending December 31,
2022	$111,015
2023	$43,222
Total future principal payments	154,237
Unamortized loan origination cost	(18,856)
Net future principal obligations	$135,381

NOTE 11. LOAN RECEIVABLE

On November 25, 2020, the Company entered into a six month loan with a third party amounting to RMB24,000,000 (approximately $3,477,600). The loan was collateralized by the factory building, land, equipment and equity pledged by the borrower in accordance with the terms of the loan. The 8% annual interest was paid quarterly. As of December 31, 2020, accrued interest income RMB160,000 (approximately $24,528) was included in the accompanying financial statements. The loan principal and related accrued interest was fully repaid in May 2021. On May 27, 2021, the Company entered into a one-year loan with the same party amounting to RMB31,000,000 (approximately $4,863,900) with the same collateral and interest rate. As of December 31, 2021, accrued interest income RMB1,446,667 (approximately $226,982) was included in the accompanying financial statements. The principal, along with 8% annualized interest, was fully repaid on May 26, 2022.

On December 16, 2019, the Company prepaid RMB2,936,000 (approximately USD425,426) to one of its car vendors for future car purchases. Due to COVID-19, the car vendor did not fulfill the obligation. On April 27, 2020, the Company entered an agreement with the vendor to convert such prepayment to an interest free loan due on April 30, 2021. The loan was fully repaid on the due date.

On December 14, 2021, the Company entered into a one-year loan with a third party amounting to RMB5,000,000 (approximately $784,500) with 8% interest. As of December 31, 2021, accrued interest income RMB16,667 (approximately $2,615) was included in the accompanying financial statements.

The total interest income included in the accompanying financial statements was amounted to $329,555 and $23,184 for the years ended December 31, 2021 and 2020, respectively.

NOTE 12. DEPOSITS PAYABLE

The Company receives deposits of approximately $2,600 from each driver to cover unpaid traffic penalties and any car damage. The deposits will be paid back to the drivers when the lease is completed or terminated. The leases began expiring in February 2020. Customer deposits payable was $1,415,160 and $1,424,081, as of December 31, 2021 and 2020, respectively.

The changes in the carrying amount of customer deposits payable as of December 31, 2021 and 2020 are as follows:

Balance as of December 31, 2019	$1,226,506
Add: car rental deposits received during the year	112,226
Less: car rental deposits returned	(7,680)
Translation difference	93,029
Balance as of December 31, 2020	1,424,081
Add: car rental deposits received during the year	7,440
Less: car rental deposits returned	(49,290)
Translation difference	32,929
Balance as of December 31, 2021	$1,415,160

NOTE 13. FINANCE LEASES PAYABLE

On August 8, 2018, Feizhiyue signed a finance lease agreement with Germany Volkswagen Auto Finance Lease (Tianjin) Co., Ltd to borrow $173,875 at an annual interest rate of 12.1% for the purchase of 10 cars with a total original value (including VAT) of $208,350. The finance lease agreement requires Feizhiyue to repay principal plus interest in 36 monthly payments of principal and interest of $5,783 in the first 35 months and $5,929 in the last month. For the years ended December 31, 2021 and 2020, interest expense was $2,697 and $27,851, respectively.

NOTE 14. VULNERABILITY DUE TO OPERATIONS IN THE PRC

The Company’s operations may be adversely affected by significant political, economic, social and the current health uncertainties in the PRC. The different cultures, business preferences, corruption, diverse uncertain government regulations, tax currency regulations and health issues are risks impacting the Company’s current operations. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent, effective or continue.

NOTE 15. COMMITMENTS AND CONTINGENCIES

Lease commitments

On February 28, 2017, Feizhiyue signed an office lease agreement, effective from March 1, 2017 to March 31, 2027, with the former spouse of the Company’s largest beneficial owner of ordinary shares, to lease office space (See Note 10). The monthly rent is approximately $1,360 (RMB 9,000) with a 5% increase every three years and Feizhiyue was required to pay six months’ rent in advance and $1,454 as a deposit.

The Company currently operates four charging stations at separate locations. The Company leases two of the charging stations from third parties. One lease expires in July 2022, and the rent of $22,534 and was fully paid in advance. The other lease expires in 2029, which has monthly charges of $347 (RMB 2,400). A third location is leased at no charge from the PRC starting on January 14, 2019. The fourth location is leased under a profit sharing agreement whereby the Company pays the owner 10% of the stations net profits. The agreement expires in December 2023. During the years ended December 31, 2021 and 2020, and no amounts were paid under this agreement.

The lease expense was $22,723 and $28,349 for the years ended December 31, 2021 and 2020, respectively.

Future minimum lease payments under the operating lease as of December 31, 2021 are as follows:

Year ending December 31,
2022	23,000
2023	23,000
2024	24,000
2025	24,000
2026	25,000
Thereafter	33,000
Total	$152,000

COVID-19 Pandemic

In 2020, the COVID-19 pandemic caused substantial and adverse disruptions to our operations, which materially adversely affected our financial condition and results of operations in 2020. In the first 6 months of 2020, the ride hailing industry in China was virtually shut down as a result of the PRC government’s response to the pandemic. In response to this situation, the Company forgave the July 2020 lease payments from the lessees of approximately $246,000. As China managed to bring the COVID-19 pandemic under control, economic growth recovered gradually. The pandemic has very limited impact on the company’s business during the year ended December 31, 2021. However, the omicron variant of COVID-19 hit China hard in 2022. The surge in positive cases has resulted in local authorities implementing numerous unprecedented measures such as regional quarantines, travel restrictions, routine tests, and temporary closure of stores and business facilities in China, including the city of Zhengzhou, where our headquarter is located. The reductions in travel and commercial activities have caused diminishing market demand on car-riding services and charging services, which may negatively impact our business and revenue. The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

NOTE 16. CONCENTRATION OF CREDIT AND BUSINESS RISK

Foreign currency risk

A majority of the Company’s transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollars without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the USD and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in USD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Cash and cash equivalents

In China, the insurance coverage of each bank is RMB 500,000 (approximately USD$77,000). As of December 31, 2021, approximately $1,659,000 was not covered by insurance. Management believes that the credit risk for cash in bank is limited because the counterparties are recognized financial institutions.

Customer concentration risk

No lessee accounted for more than 10% of total revenue in fiscal years 2021 and 2020. No lessee accounted for more than 10% of accounts receivable as of December 31, 2021 and 2020.

Vendor concentration risk

For the year ended December 31, 2020, one vendor accounted for 88% of the Company’s lease vehicle purchases. For the year ended December 31, 2021, four vendors accounted for 44%, 22%, 20%, and 14% of the Company’s total vehicle purchases.

For the year ended December 31, 2020, one vendor accounted for 74% of the Company’s construction of charging stations. For the year ended December 31, 2021, two vendors accounted for 25%, and 70% for the Company’s construction of charging stations. No other vendors account for more than 10% of the Company’s total purchases for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, one vendor (See Note 10) accounted for 100% of accounts payable.

NOTE 17. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable and the Company is required to disclose the required financial statement information for the parent company.

The subsidiaries did not pay any dividends to the parent for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investments are presented on the separate parent only balance sheets as “investment in subsidiaries” and the income (loss) of the subsidiaries is presented as “share of income (loss) of subsidiaries.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed or are not required.

PARENT COMPANY BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Cash on hand	$100	$100
Receivable from subsidiaries	1,673,063	1,673,063
Investment in subsidiaries	7,938,015	7,420,675
Total Assets	$9,611,178	$9,093,738

Liabilities	$—	$—

Stockholders’ equity*
Preferred shares (1,000,000 shares authorized, par value of $0.0001 each, no shares issued and outstanding at December 31, 2021 and 2020)
Ordinary shares (100,000,000 shares authorized, $0.00063 par value 4,000,000 shares issued and outstanding at December 31, 2021 and 2020, respectively)	2,537	2,537
Additional paid in capital	7,928,708	7,928,708
Retained earnings	805,262	535,073
Statutory reserve fund	177,005	146,984
Other comprehensive income	697,666	483,436
Total stockholders’ equity	9,611,178	9,093,738

Total Liabilities and Stockholders’ Equity	$9,611,178	$9,093,738

*	The financial statements give retroactive effect to the April 7, 2022 reverse stock split

NOTE 17. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY — (Continued)

PARENT COMPANY STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2021	2020
Income from investment in subsidiaries	$300,210	$865,037
Net income	300,210	865,037

Other comprehensive income
Foreign currency translation adjustments	217,230	598,485
Comprehensive income	$517,440	$1,463,522

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$300,210	$865,037
Adjustments to reconcile net income to net cash provided by operating activities:
Share of (earnings) from investment in subsidiaries	(300,210)	(865,037)
Net cash provided by (used in) operating activities	—	—

Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	100	100
Cash and cash equivalents at end of year	$100	$100

NOTE 18. SUBSEQUENT EVENTS

The Company has considered the effects of subsequent events through July 1, 2022, the date the Company’s consolidated financial statements were issued. Based on the review, management did not identify any subsequent events that would have required adjustments or disclosure in the financial statements.

On January 26, 2022, the Company made an RMB 11,000,000 (approximately $1,725,900) loan with 8% annualized interest to a third-party borrower. The loan will mature on January 25, 2023, with interest payment due every three months after signing.

On May 26, 2022, the Company received full repayment of a loan from a third-party borrower, including RMB 31,000,000 (approximately $4,795,700) principal and RMB 2,480,000 (approximately $383,600) interest.

As of the date of this filing, 470 leases with car hailing drivers that were set to expire have been extended to December 31, 2022.

GLOBAL BACKBONE TECHNOLOGY, LTD

Prospectus

1,250,000 ORDINARY SHARES

Westpark Capital, Inc.

          , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Our memorandum and articles of association provides that every director and officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default and no such director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such director or officer.

Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.1 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

At inception we issued 8,000,000 ordinary shares.

In the second quarter of 2020, our PRC subsidiary raised $1,649,730 from 3,530 individuals, nearly all of whom were PRC residents pursuant to a stock transfer agreement executed by each of them. The parties did not intend for the stock transfer agreement to constitute the sale of common stock — the stock transfer agreements were only intended as a simple agreement for future equity — the stock transfer agreements were to document future sales of stock in a parent company which would have legally acquired our PRC subsidiary, such parent company legally reorganized outside of the PRC, and if and only if such parent company was incorporated in either the BVI or Cayman Islands as the initial step towards a public offering of stock of such parent company in the United States. Subsequently, the parties acknowledged that it would have been more appropriate that stock transfer agreements were executed after the date the Company was properly reorganized outside of the PRC. As such, the parties signed rescissions of the stock transfer agreements and any and all monies advanced in connection therewith were returned to the aforementioned individuals. After the proper reorganization of the Company in the Cayman Islands, in lieu of such investment, all of such individuals were offered the opportunity to purchase shares in our parent company incorporated in the Cayman Islands. In June 2020, we issued an aggregate of 17,371,290 ordinary shares to these individuals. As a result, no shares of our PRC subsidiary are owned by any party other than indirectly by our Cayman Islands parent company. Although all monies initially raised by our PRC subsidiary were returned to all individuals, the raising of such monies was not in compliance with applicable securities laws in the PRC. While the Company believes that the issuance of ordinary shares in our Cayman Islands parent company is in accordance with the laws of the Cayman Islands, there is no assurance that we will not face scrutiny or regulatory action by the PRC government for the previous actions taken by our PRC subsidiary.

ITEM 8. Exhibits and Financial Statement Schedules

(a). Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association

4.1	Registrant’s Specimen Certificate for Ordinary Shares

4.2	Form of Underwriter’s Warrant

5.1	Opinion of Mourant Ozannes (Cayman) LLP as to the legality of the ordinary shares

8.1	Opinion of Henan Huarong, Law Firm regarding certain PRC legal matters and certain PRC tax matters

10.1	Form of Lock-Up Agreement (included in Exhibit 1.1)

10.2	Loan Agreement with Hong Chun

14.1	Code of Business Comments and Ethics

21.1	List of subsidiaries of the Registrant

23.1	Consent of Henan Huarong, Law Firm (included in Exhibit 8.1)

23.2	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)

23.4	Consent of Wei, Wei & Co., LLP

99.1	Consent of Independent Director Nominee Lizhi Tian

99.2	Consent of Independent Director Nominee Li Qin

99.3	Consent of Independent Director Nominee Song Xue

107	Filing Fee Table

ITEM 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zhengzhou City, People’s Republic of China, on September 13, 2022.

GLOBAL BACKBONE TECHNOLOGY, LTD

/s/ Hong Chun
Hong Chun
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hong Chun as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Chun	Chief Executive Officer and a Director	September 13, 2022
(Principal Executive Officer)

/s/ Wu Dexiu	Chairman	September 13, 2022

/s/ Zhao Xia	Chief Financial Officer	September 13, 2022
(Principal Financial Officer and Principal Accounting Officer)

Cogency Global, Inc.

By:	/s/ Colleen A. De Vries	Authorized US Representative	September 13, 2022
Colleen A. De Vries,
Senior Vice President